Exhibit 2.1 EXECUTION VERSION CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED INFORMATION HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE. AGREEMENT AND PLAN OF MERGER by and among VERACYTE, INC., COMPASS MERGER SUB, INC., CONVERGENT GENOMICS, INC., and SHAREHOLDER REPRESENTATIVE SERVICES LLC, AS THE EXCLUSIVE REPRESENTATIVE OF THE SECURITYHOLDER INDEMNIFYING PARTIES September 10, 2026

- i - TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND INTERPRETATIONS .......................................................................... 2 1.1 Certain Definitions .............................................................................................................. 2 1.2 Other Capitalized Terms ................................................................................................... 21 1.3 Certain Interpretations ...................................................................................................... 21 ARTICLE 2 THE MERGER ...................................................................................................................... 22 2.1 The Merger ....................................................................................................................... 22 2.2 General Effects of Merger ................................................................................................ 23 2.3 Effects of the Merger on Securities of Merging Corporations .......................................... 23 2.4 Necessary Actions ............................................................................................................. 26 2.5 Payment of Merger Consideration .................................................................................... 26 2.6 Post-Closing Adjustments ................................................................................................. 29 2.7 Milestone Payments .......................................................................................................... 31 ARTICLE 3 THE CLOSING ...................................................................................................................... 34 3.1 The Closing ....................................................................................................................... 34 3.2 Closing Deliveries ............................................................................................................. 34 3.3 Closing Conditions ........................................................................................................... 34 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................................. 38 4.1 Organization and Good Standing ...................................................................................... 39 4.2 Authority and Enforceability ............................................................................................ 39 4.3 Governmental Filings and Consents ................................................................................. 40 4.4 No Conflicts ...................................................................................................................... 40 4.5 Capitalization .................................................................................................................... 41 4.6 Subsidiaries and Affiliates ................................................................................................ 43 4.7 Financial Statements ......................................................................................................... 43 4.8 Absence of Undisclosed Liabilities .................................................................................. 44 4.9 Absence of Changes .......................................................................................................... 44 4.10 Taxes ................................................................................................................................. 45 4.11 Property ............................................................................................................................. 47 4.12 Intellectual Property .......................................................................................................... 48 4.13 Contracts ........................................................................................................................... 58 4.14 Benefit Plans ..................................................................................................................... 61 4.15 Personnel ........................................................................................................................... 63 4.16 Insurance ........................................................................................................................... 65 4.17 Litigation; Orders .............................................................................................................. 66 4.18 Permits; Compliance with Laws ....................................................................................... 66 4.19 Environmental Matters ..................................................................................................... 70 4.20 Banking Relationships ...................................................................................................... 70 4.21 Books and Records ........................................................................................................... 70 4.22 Certain Relationships and Related Transactions ............................................................... 70 4.23 Top Customers and Suppliers ........................................................................................... 71 4.24 Brokers and Finders .......................................................................................................... 71 ARTICLE 5 REPRESENTATIONS AND WARRANTIES BY PARENT AND MERGER SUB ........... 71 5.1 Organization and Good Standing ...................................................................................... 71

5.2	Authority and Enforceability	71
5.3	Governmental Filings and Consents	72
5.4	No Conflicts	72
5.5	Funds	73
5.6	Brokers and Finders	73

ARTICLE 6 ACTIONS BY THE COMPANY STOCKHOLDERS 73

6.1	280G Approvals	73
6.2	Requisite Stockholder Approvals	73

ARTICLE 7 CONDUCT PRIOR TO THE CLOSING DATE 74

7.1	Conduct of Business of the Company	74
7.2	Forbearance by Company	74
7.3	Transfer of Company Securities	78
7.4	Control of Operations	78

ARTICLE 8 ADDITIONAL AGREEMENTS 78

8.1	No Solicitation	78
8.2	Consents	79
8.3	Notices	79
8.4	Efforts to Complete; Regulatory Approvals	79
8.5	Notification of Certain Matters	80
8.6	Access to Information	81
8.7	Confidentiality	81
8.8	Public Announcements	82
8.9	Payment Spreadsheet	82
8.10	Fees and Expenses	84
8.11	Termination of Employee Plans	84
8.12	Other Employees	84
8.13	Company Options; Company Stock Plan	84
8.14	Tax Matters	85
8.15	Payoff Letters and Release of Liens	86
8.16	Directors' and Officers' Insurance	87
8.17	Healthcare Regulatory Filings	87
8.18	Further Assurances	88

ARTICLE 9 PRE-CLOSING TERMINATION, AMENDMENT AND WAIVER 88

9.1	Termination	88
9.2	Effect of Termination	89
9.3	Amendment; Joinder	89
9.4	Extension; Waiver	89

ARTICLE 10 POST-CLOSING INDEMNIFICATION 89

10.1	Survival of Representations and Warranties	89
10.2	Indemnification	90
10.3	Limitations; Maximum Payments; Remedy	91
10.4	Claims for Indemnification; Resolution of Conflicts	93
10.5	Third Party Claims	95
10.6	Representative	96
10.7	Attorney Client Privilege and Waiver of Conflicts	99

- ii -

- iii - ARTICLE 11 MISCELLANEOUS .......................................................................................................... 100 11.1 Notices ............................................................................................................................ 100 11.2 Successors and Assigns .................................................................................................. 101 11.3 Severability ..................................................................................................................... 101 11.4 Specific Performance ...................................................................................................... 102 11.5 Entire Agreement ............................................................................................................ 102 11.6 Third Parties .................................................................................................................... 102 11.7 Governing Law ............................................................................................................... 102 11.8 Consent to Jurisdiction .................................................................................................... 102 11.9 Waiver of Jury Trial ........................................................................................................ 103 11.10 Disclosure Schedule ........................................................................................................ 103 11.11 Counterparts .................................................................................................................... 103

- iv - Exhibits Exhibit A – Form of Escrow Agreement Exhibit B – Form of Joinder Agreement Exhibit C – Promised Option Cancellation and Release Agreement Exhibit D – Form of Letter of Transmittal Exhibit E – Information Statement Schedules Schedule A – Noncompete Parties Schedule 2.3(c)(ii)(C) – Performance Options Schedule 2.7 – Milestone Payment Schedule Schedule 8.2 – Consents Schedule 8.3 – Notices Schedule 8.10 – Sample Net Working Capital Amount Calculation Schedule 8.15 – Payoff Letters; Lien Releases Schedule 10.2(a)(x) – Indemnified Matters Schedule AP – Accounting Principles

AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 10, 2026, by and among Veracyte, Inc., a Delaware corporation (“Parent”), Compass Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Convergent Genomics, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the exclusive representative of the Securityholder Indemnifying Parties in connection with the transactions contemplated by this Agreement (the “Representative”). W I T N E S S E T H: WHEREAS, the respective boards of directors (and/or the applicable committee or sub-committee thereof) of each of Parent, Merger Sub and the Company believe it is fair, advisable and in the best interests of each corporation and its respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company, pursuant to which the Company would be the surviving corporation and become a wholly owned subsidiary of Parent (the “Merger”), all on the terms and conditions set forth in this Agreement and in accordance with the applicable provisions of Delaware Law, and, in furtherance thereof, have approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby; WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent, the Company, the Representative and Acquiom Clearinghouse LLC, as escrow agent (the “Escrow Agent”), are entering into an escrow agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”), the effectiveness of which is contingent upon the consummation of the Merger, pursuant to which the Escrow Agent will hold a portion of the Merger Consideration otherwise payable to the Securityholder Indemnifying Parties under this Agreement as partial security against the indemnification obligations of the Securityholder Indemnifying Parties under this Agreement; and WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, (i) each of the Persons listed on Schedule A (each, a “Noncompete Party” and collectively, the “Noncompete Parties”) has entered into and delivered to Parent a non-competition and non-solicitation agreement to be effective as of the Closing Date (the “Non-Competition Agreements”); and (ii) each of Trevor Levin and Dr. Brian Mazzarella (each, a “Key Employee” and collectively, the “Key Employees”) has entered into certain employment documents, including an offer letter for employment with Parent or a Subsidiary thereof (including the Surviving Corporation following the Closing) and a proprietary information and inventions assignment agreement, each to be effective as of the Closing Date (collectively, the “Key Employee Employment Documents”). AGREEMENT NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged and agreed, and intending to be legally bound hereby, the parties hereby agree as follows:

- 2 - ARTICLE 1 DEFINITIONS AND INTERPRETATIONS 1.1 Certain Definitions. For purposes of and under this Agreement, the following terms shall have the following respective meanings: “Accounting Principles” shall mean GAAP, consistently applied; provided, however, that for purposes of this Agreement and the calculations contemplated hereby, GAAP shall be applied as modified by the accounting principles, methodologies, policies, practices, procedures, classifications, judgments, estimation techniques and conventions set forth on Schedule AP. To the extent consistent with GAAP and the Schedule AP, the Accounting Principles shall also reflect the Company’s historical accounting principles, methodologies, policies, practices, procedures, classifications, judgments, estimation techniques and conventions applied in the preparation of its financial statements. “Accrued Employee Amounts” shall mean, with respect to each Employee, (i) all vacation and paid time off that has been properly accrued but unused as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date by such Employee, and (ii) all wages, bonuses (including any performance, signing, referral or other bonuses), commissions, fees and other unpaid compensation and benefits of such Employee as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date, in each case whether or not due and payable as of such time. “Accrued Taxes” shall mean an amount (not below zero) equal to the aggregate unpaid current Tax liabilities of the Company for all taxable periods (or portion thereof) ending on and including the Closing Date (including any pre-Closing portion of any Straddle Period). “Adjustment Escrow Amount” shall mean an amount equal to $1,000,000. “Action” shall mean any action, claim, charge, cause of action, or suit (whether in contract or tort or otherwise and whether private, governmental or otherwise), litigation (whether at Law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, audit, hearing, complaint, or other proceeding to, from, by or before any arbitrator, court, tribunal or other Governmental Authority. “Affiliate” shall mean with respect to any Person, any other Person, directly or indirectly, through one or more intermediary Persons, controlling, controlled by, or under common control with such Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means (i) the holding of more than 50% of the issued and outstanding equity or voting rights in an entity or the right to appoint a majority of its board of directors or other equivalent body, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Aggregate Option Exercise Amount” shall mean the aggregate amount that would be payable to the Company by each Vested Company Optionholder if such Vested Company Optionholder had exercised such Vested Company Option so held in full immediately prior to the Closing. For the avoidance of doubt, the Aggregate Option Exercise Amount shall not include the exercise price associated with any Underwater Company Option or any Unvested Company Option. “Aggregate Series Seed Liquidation Preference Amount” shall mean an amount equal to (i) the Per Share Series Seed Liquidation Preference Amount multiplied by (ii) the number of shares of Company Series Seed Preferred Stock issued and outstanding immediately prior to the Effective Time (rounded up to the nearest whole cent).

- 3 - “AI Technology” shall mean any Technology that consists of, is based on, or uses through machine learning, deep learning, automated decision-making, neural networks, or generative artificial intelligence, including large language models, statistical learning algorithms (including linear and logistic regression, support vector machines, random forests and k-means clustering), transformers, reinforcement learning, or other artificial intelligence, and the training, fine-tuning, validation, testing and deployment thereof. AI Technology excludes conventional software that does not involve a trained machine-learning model. “Anti-Corruption and Anti-Bribery Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, any rules or regulations thereunder, or any other applicable United States or non-U.S. anti- corruption or anti-bribery laws or regulations. “Back-Office Technology” shall mean any generally commercially available products, services or software in executable code form made available on a license basis or as a service that is (i) licensed to the Company on standard terms, (ii) not customized, and (iii) not incorporated into any Company Products. “Business Day(s)” shall mean each day that is not (i) a Saturday or Sunday, (ii) any other day on which Parent is closed for business, or (iii) a day on which banking institutions located in the State of California are authorized or obligated by Law or executive order to close. “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as filed with the State of Delaware on October 10, 2023. “Collaboration Partner” shall mean any of the Company’s licensees, licensors or research, development, collaboration, supply, manufacturing or similar development partners with respect to the Company Products. “Change in Control Payments” shall mean (without duplication of any amounts included in Indebtedness, or Net Working Capital Amount) any of the following: (i) any severance, retention, transaction bonus, change-in-control payments or other similar payment obligations of the Company or, following the Closing, Parent or any Affiliate of Parent, in each case, as a result of or in connection with, the transactions contemplated hereby based on any arrangement made by the Company prior to the date of this Agreement or after the date of this Agreement but prior to Closing (including, for the avoidance of doubt, any items consented to by Parent in connection with Section 7.2); (ii) any payments in connection with any change in control obligations (including any payments or other obligations that arise under the terms of any Contract as a result of a change of control or any payment or consideration in connection with providing any notices or in relation to obtaining any consents (including any consents required in connection with Real Property Leases), regulatory filings, waivers or approvals of any Person (including any Governmental Authority) under applicable Law or any Contract of the Company as are required for any such Contract to remain in full force and effect following the Closing), in each case of the foregoing clauses “(i)”–“(ii)”, which are payable or become effective as a result of the execution and delivery of this Agreement by the Company or the consummation of the Merger or any of the other transactions contemplated hereby. “Closing Cash” shall mean the amount of Unrestricted Cash as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date. “Closing Certificates” shall mean the certificates delivered pursuant to Section 3.3(b)(xvi). “Closing Merger Consideration” shall mean (i) the Merger Consideration, minus (ii) the Escrow Amount, minus (iii) the Representative Expense Amount.

- 4 - “Closing Indebtedness” shall mean the aggregate amount of all outstanding Indebtedness (including principal and accrued and unpaid interest) of the Company as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date. “Closing Per Share Consideration” shall mean the quotient obtained by dividing (a) the amount equal to (i) the Closing Merger Consideration, plus (ii) the Aggregate Option Exercise Amount, minus (iii) the Aggregate Series Seed Liquidation Preference Amount, by (b) the Fully Diluted Shares. “Closing Per Series Seed Share Consideration” shall mean an amount equal to the Per Share Series Seed Liquidation Preference Amount plus the Closing Per Share Consideration. “Closing Pro Rata Share” shall mean the Pro Rata Share determined as of the Closing. For the avoidance of doubt, the Closing Pro Rata Share with respect to each holder of Merger Consideration Securities, shall be a percentage equal to the quotient obtained by dividing (a) the Closing Merger Consideration payable in respect of such holder’s Merger Consideration Securities, by (b) the aggregate amount of Closing Merger Consideration payable in respect of all Merger Consideration Securities (in each case, without giving effect to any Tax withholding or escrow or expense holdbacks contemplated hereby). “Code” shall mean the Internal Revenue Code of 1986, as amended. “Company Common Stock” shall mean the common stock, $0.00001 par value per share, of the Company. “Company Capital Stock” shall mean the Company Preferred Stock and the Company Common Stock, collectively. “Company Fundamental Representations” shall mean the representations and warranties of the Company set forth in Sections 4.1 (Organization and Good Standing), 4.2 (Authority and Enforceability), 4.5 (Capitalization), 4.10 (Taxes), and 4.24 (Brokers and Finders). “Company IP” shall mean all Owned Company IP and Licensed Company IP. “Company IP/Privacy Representations” shall mean the representations and warranties of the Company contained in Section 4.12. “Company IP Representations” shall mean the representations and warranties of the Company contained in Sections 4.12(a)-(q) and Sections 4.12(s)-(z). “Company Material Adverse Effect” shall mean any change, event, circumstance, matter or effect that, individually or in the aggregate with all other changes, events, circumstances, matters and effects (collectively, “Effects”), is or would reasonably be expected to be or become materially adverse to (a) the ability of the Company to perform any of its respective material covenants or obligations under this Agreement or any Related Agreement to which the Company is a party or to consummate the transactions contemplated hereby or thereby in accordance with the terms of this Agreement or such Related Agreements and applicable Laws; or (b) the business, condition (financial or otherwise), assets (including intangible assets), liabilities, operations, performance and results of operations of the Company, taken as a whole; provided, however, in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur solely in respect of clause (b) only, no Effect solely attributable to one or more of the following shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred: (i) changes after the date hereof in the industry (including regulatory or other geopolitical conditions) in which the Company operates; (ii) changes after the date hereof in general economic conditions, including changes in the credit, debt, financial, currency or capital or securities markets

- 5 - (including changes in interest or exchange rates), in domestic and international economic conditions; (iii) global, national or regional political conditions, including acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) the announcement or pendency of this Agreement or the transactions contemplated hereby, to the extent attributable to the identity of Parent or any of its Affiliates; (v) pandemics, epidemics, disease outbreaks or other public health crises; (vi) earthquakes, floods, hurricanes, tornadoes, volcanic eruptions, natural disasters or other acts of nature; (vii) any change in Laws after the date hereof; (viii) any action taken or omitted to be taken by the Company that is expressly required by this Agreement or taken with the prior written consent of Parent, and (ix) any failure by the Company to meet any projections, forecasts or estimates (it being understood that the facts and circumstances giving rise to such failure may be taken into account in determining whether there has occurred, or would reasonably be expected to occur, a Company Material Adverse Effect); provided, further, that, for purposes of clauses (i) through (vii) in the preceding sentence, such Effects shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such Effect has a disproportionate effect on the business, condition (financial or otherwise), assets (including intangible assets), liabilities, operations, performance or results of operations of the Company, taken as a whole, as compared to other companies in the industries in which the Company operates. “Company Options” shall mean all issued and outstanding options, whether vested or unvested, to acquire shares of Company Common Stock. “Company Preferred Stock” shall mean the Company Series Seed Preferred Stock, the Company Series A- 1 Preferred Stock, and the Company Series A-2 Preferred Stock, collectively. “Company Privacy Policy” shall mean each public-facing or internally maintained privacy policy, notice, procedure, term or statement of the Company, including any such policy relating to any Company Product, Private Information, Protected Health Information or employees’ Personal Data, whether past or present. “Company Privacy Representations” shall mean the representations and warranties of the Company contained in Section 4.12(r). “Company Products” shall mean all products, services and offerings developed (including products, services and offerings not yet made generally available by the Company but for which material development is in progress), made commercially available, provided, offered, marketed, distributed, licensed or sold by or on behalf of the Company, including without limitation UroAmp, any laboratory developed tests, in-house assays, test systems, specimen collection or stabilization kits, reports and services related thereto. “Company Promised Options” shall mean all promises under an offer letter or other commitment from the Company (which has not expired, been rescinded or rejected) to an Employee or a Contractor to receive Company Options but who have not been granted such Company Options, in each case, with respect to any such Company Promised Options existing on the date hereof, in accordance with the details as set forth on Section 4.5(g) of the Disclosure Schedule. “Company Registered IP” shall mean all of the Registered IP owned or purported to be owned by, or filed in the name of, applied for by, or subject to a valid obligation of assignment to the Company. “Company Securities” shall mean all securities of the Company, including all shares of Company Capital Stock, all Company Options, all Company Warrants, and all other securities that are convertible into, or exercisable or exchangeable for, securities of the Company and any rights to acquire any securities of the Company, whether vested or unvested and whether subject to the satisfaction of time-based, performance- based or other conditions or criteria.

- 6 - “Company Securityholders” shall mean all holders of Company Securities, including all Company Stockholders, all holders of Company Options and all holders of other Company Securities. “Company Series A-1 Preferred Stock” shall mean the Series A-1 Preferred Stock of the Company, par value $0.00001 per share. “Company Series A-2 Preferred Stock” shall mean the Series A-2 Preferred Stock of the Company, par value $0.00001 per share. “Company Series Seed Preferred Stock” shall mean the Series Seed Preferred Stock of the Company, par value $0.00001 per share. “Company Stockholders” shall mean all holders of Company Capital Stock. “Company Stock Certificates” shall mean any certificate evidencing ownership of shares of Company Capital Stock, including any stock certificate issued in physical form and any electronic stock certificate issued or maintained through any other electronic stock record or equity management platform. “Company Stock Plans” shall mean (i) the Company’s 2015 Equity Incentive Plan, as amended from time to time, and (ii) any other stock option plans or other equity-related plans of the Company. “Company Warrants” shall mean any issued and outstanding warrants to purchase Company Common Stock. “Continuing Employee” shall mean the Employees or Contractors who are (i) employed or engaged by the Company as of the Closing Date, and (ii) continue their employment or engagement with Parent or one of its Affiliates (including the Surviving Corporation) on the day following the Closing Date. “Contract” shall mean any written or oral agreement (including “click-through” agreement), contract, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, settlement agreements, warranties, letters of intent and purchase orders). “Contractor” shall mean any current or former or retired service provider, consultant, sub-contractor, sales agent, freelancer, director, advisory board members, office holders (each such director, advisory board member and office holder, solely to the extent not constituting an Employee prior to the Closing) or independent contractor of the Company or any of its ERISA Affiliates. “Coverage Milestone End Date” shall mean [***]. “Coverage Milestone Event” shall mean [***] for the Company’s UroAmp product for the MRD Indication pursuant to [***]. For the avoidance of doubt, the Coverage Milestone Event cannot be achieved prior to the earlier of the achievement of Publication Milestone Event or the Publication Milestone End Date (the “Publication Reference Date”), and if the conditions for achievement of the Coverage Milestone Event are satisfied prior to the Publication Reference Date, the Coverage Milestone Event shall be deemed achieved on the Publication Reference Date. “Coverage Milestone Step Down Date” shall mean [***]. “COVID-19” shall mean the novel coronavirus (SARS-CoV-2 or COVID-19) and any evolutions or mutations thereof.

- 7 - “Customer Data” shall mean (i) all content and data, including Personal Data, Protected Health Information, genomic data, biometric data and patient-identifiable information, uploaded or otherwise provided by or for users, end users and customers of the Company (or such customers’ users, end users and customers) to Company Products, or stored by customers of the Company (or such customers’ users, end users and customers) on Company Products, or accessed or used by or on behalf of the Company in connection with Company Products or maintenance or support thereof; (ii) all content and data created, compiled, inferred, derived or otherwise collected or obtained, directly or indirectly, by or for the Company Products or by or for the Company in or relating to the provision or operation of the Company Products by or on behalf of users, end users, and customers of the Company; and (iii) data and content derived directly or indirectly from any of the data and content described in subclauses “(i)” and “(ii)” above. “Data Privacy & Security Requirements” shall mean all U.S. and international Laws and Orders (including, but not limited to, U.S. Laws respecting unfair and deceptive trade practices, the California Consumer Privacy Act, the California Privacy Rights Act, HIPAA, the Health Information Technology for Economic and Clinical Health Act (HITECH), applicable state health privacy and data breach notification Laws, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Telephone Consumer Protection Act, the CAN SPAM Act, the Electronic Communications Privacy Act, as well as applicable international Laws and Orders including but not exclusive to the United Kingdom Data Protection Act 2018, and applicable Laws implementing the GDPR), Company Privacy Policies, contractual obligations, applicable rules, codes of conduct or other requirements of self-regulatory bodies and applicable industry standards (including, to the extent applicable, the PCI Data Security Standard and applicable Health Laws relating to the privacy and security of health information), as they may in each case be amended from time to time, that pertain to (i) privacy, cybersecurity, data protection or data breach notification, (ii) consumer protection, (iii) restrictions or obligations related to the Processing of Private Information (including, for the avoidance of doubt, Personal Data and Protected Health Information), profiling, automated decision-making, or the use of AI Technology in connection with Private Information, or information systems, or (iv) marketing and communications, including Laws regulating the initiation, transmission or receipt of commercial communications. “Delaware Law” shall mean the General Corporation Law of the State of Delaware, as amended. “Device Data” shall mean data collected from an IP address, web beacon, pixel tag, ad tag, cookie, JavaScript, local storage, software or by any other means, or from a particular computer, Web browser, mobile device or other device or application, where such data is or may be used to identify or contact an individual, device or application (including by means of an advertisement or other content), to develop a profile or record of the activities of an individual, device or application across multiple websites or online services, to predict or infer the preferences, interests or other characteristics of an individual, device or application or a user thereof or to target advertisements or other content to an individual, device or application. “Domain Names” shall mean domain names and web addresses. “Employee” shall mean any current or former or retired employee or director of the Company or any of its ERISA Affiliates. “Employee Agreement” shall mean each employment, change in control, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, Contract or understanding between the Company or any of its ERISA Affiliates, on the one hand, and any Employee, on the other hand. “Environmental Laws” shall mean all applicable Laws (including common laws), directives, guidance, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Substance or any Hazardous Substance Activity.

- 8 - “Escrow Amount” shall mean the sum of the Indemnity Escrow Amount and the Adjustment Escrow Amount. “Exchange Documents” shall mean (A) a duly completed and executed Letter of Transmittal, (B) a duly completed and executed IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable, (C) with respect to certificated shares of Company Capital Stock, the applicable Company Stock Certificate(s), and (D) in the case of any lost, stolen or destroyed Company Stock Certificate, the documentation required pursuant to Section 2.5(h). “Exclusively Licensed IP” shall mean any and all Licensed Company IP which is exclusively Licensed or purported to be exclusively Licensed to the Company. “Exploit” shall mean access, develop, design, test, modify, make, use, offer for sale, sell, have made, have used, have sold, import, export, store, copy, reproduce, publish, display, perform, market, distribute, commercialize, License, sublicense, make available, support, maintain, correct, translate, modify, improve, or create derivative works of, in any medium or means of storage or transmission, now known or hereafter invented. “FDA” shall mean the United States Food and Drug Administration. “FDCA” shall mean the Federal Food, Drug, and Cosmetic Act, as amended, and all rules, regulations and guidance promulgated thereunder. “Fraud” shall mean actual and intentional fraud under Delaware common law (excluding, for the avoidance of doubt, any theory of fraud premised upon constructive fraud, negligent misrepresentation or omission, recklessness or negligence). “Fully Diluted Percentage” shall mean, with respect to each holder of Merger Consideration Securities, a percentage equal to the quotient obtained by dividing (a) the aggregate number of Fully Diluted Shares held by such Person, by (b) the Fully Diluted Shares. “Fully Diluted Shares” shall mean a number equal to (i) the aggregate number of shares of Company Capital Stock which are issued and outstanding as of immediately prior to the Closing (on an as-converted to Company Common Stock basis with respect to all shares of Company Preferred Stock), plus (ii) the maximum aggregate number of shares of Company Capital Stock issuable upon full exercise, exchange or conversion of all Vested Company Options, all calculated on a fully diluted, as converted to shares of Company Capital Stock basis, which are outstanding as of immediately prior to the Closing. “GAAP” shall mean U.S. generally accepted accounting principles. “GDPR” shall mean the European Union General Data Protection Regulation. “Governmental Authority” shall mean any U.S. federal, state, municipal or local or any non-U.S. government, or political subdivision thereof, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body (public or private). “Hazardous Substance” shall mean any material, emission, or substance that has been designated by applicable Law (including federal, state, foreign and local Law), or by any Governmental Authority pursuant to authority provided by applicable federal, state or local Law to be radioactive, toxic, a pollutant, a contaminant, hazardous, or otherwise a danger to health, reproduction or the environment.

- 9 - “Hazardous Substance Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, labeling, exposure of others to, sale, or distribution of any Hazardous Substance or any product or waste containing a Hazardous Substance, including any required payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements (including RoHS, WEEE, and China RoHS) mandated by applicable Law. “Healthcare Authorizations” shall mean all permits, licenses, registrations, certifications, clearances, approvals, authorizations and exemptions required under Health Laws for the conduct of the business of the Company, including any premarket clearance, premarket approval, De Novo classification, emergency use authorization, establishment registration, device listing, CLIA certificate, state laboratory license, and any other authorization issued by the FDA, CMS or any other Governmental Authority with jurisdiction over the Company’s products, services or operations. “Health Laws” shall mean all applicable Laws pertaining to health care regulatory matters to the extent applicable to the Company’s business as currently conducted, including, but not limited to: (i) the Medicare statute (Title XVIII of the Social Security Act, 42 U.S.C. § 1395 et seq.), the Medicaid statute (Title XIX of the Social Security Act, 42 U.S.C. § 1396 et seq.), and any other federal, state or local governmental health care programs, including applicable program requirements; (ii) any criminal Laws relating to health care, including all criminal false claims statutes (e.g., 18 U.S.C. Sections 287 and 1001), the federal criminal fraud statutes at 18 U.S.C. §§ 286, 287, 1347 and 1349, the criminal false regulatory authority statements law, 42 U.S.C. § 1320a-7b(a), and the Eliminating Kickbacks in Recovery Act (18 U.S.C. § 220); (iii) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; (iv) all applicable Laws concerning the privacy and/or security of sensitive data, including HIPAA, HITECH, and applicable state data breach notification Laws; (v) all applicable Laws relating to health care fraud and abuse, including the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b) et seq.), the Stark Act (42 U.S.C. § 1395nn), and the Exclusions Law, 42 U.S.C. § 1320a-7; (vi) all federal and state self-referral prohibitions, state anti-kickback, illegal remuneration and provider conflict of interest Laws; (vii) the Physician Payments Sunshine Law (42 U.S.C. § 1320a-7h); (viii) the Clinical Laboratory Improvement Amendments of 1988 and the regulations, rules and guidance promulgated thereunder (“CLIA”); (ix) all applicable state Laws governing laboratory licensure; (x) the FDCA; (xi) the PHSA; (xii) any applicable federal or state Laws governing ordering or billing for laboratory testing, including all such Laws governing coding, direct billing or markup prohibition; and (xiii) all other applicable quality, safety certification and accreditation standards and requirements, including any Law the purpose of which is to ensure the safety, efficacy and quality of medical, biotechnology, diagnostic and similar products by regulating the research, development, manufacturing and distribution of these products, including applicable Laws relating to good laboratory practices, good clinical practices, investigational use, product marketing authorization, manufacturing facilities compliance and approval, good manufacturing practices, labeling, advertising, promotional practices, safety surveillance, record keeping and filing of required reports. “Indebtedness” shall mean all Liabilities and obligations, including any applicable penalties (including with respect to any prepayment or early termination thereof), interest, premiums, fees and other amounts owing that would be associated with the full repayment and retirement thereof, whether prior to or following the Closing, (i) for borrowed money whether owing to banks, financial institutions, on equipment leases or otherwise, including with respect to deposits or advances of any kind and including under any credit card arrangements, in each case, whether current or funded, secured or unsecured; (ii) evidenced by notes, bonds, debentures, letters of credit or similar instruments (whether or not convertible into any other instrument); (iii) for the deferred purchase price of goods, properties, assets, businesses, securities or services, including the maximum amount of any earn-outs, in each case, other than trade payables or accruals incurred in the ordinary course of business and which are no more than ninety (90) days past due; (iv) under capital or finance leases; (v) any unforgiven obligations under any government loan assistance programs; (vi) any

- 10 - outstanding severance liabilities in respect of Employees who terminated employment or whose services to the Company have ceased prior to the Closing; (vii) all obligations for underfunded Company Employee Plans or deferred compensation (including the employer portion of all Taxes imposed on such amounts); (viii) in respect of any receivables purchase arrangements in favor of any Person; (ix) trade payables or accruals which are more than ninety (90) days past due; (x) in the nature of guarantees of the obligations described in clauses “(i)” through “(ix)” above of any other Person, and (xi) for any Accrued Taxes (whether or not due and payable as of the Closing). Notwithstanding the foregoing, “Indebtedness” shall not include any Transaction Expenses, to avoid duplication or double counting. “Indemnified Party” shall mean any Person entitled to indemnification under Article 10, including any Securityholder Indemnified Party and any Parent Indemnified Party. “Indemnifying Party” shall mean any Person providing indemnification under Article 10, including any Securityholder Indemnifying Party and any Parent Indemnifying Party. “Indemnity Escrow Amount” shall mean an amount equal to $15,000,000. “Intellectual Property” shall mean Intellectual Property Rights and Technology. “Intellectual Property Rights” shall mean all intellectual property rights and rights in or arising out of Technology in any jurisdiction, including all rights in, arising out of, or associated with (i) inventions, invention disclosures and improvements, including all United States, foreign and international patents and utility models and applications (including provisional applications), all patents and utility models that issue as a result of such applications, drafts and disclosures and all reissues, divisions, divisionals, re-examinations, renewals, extensions, substitutions, invention registrations, provisionals, continuations and continuations- in-part of any of the foregoing; (ii) Works of Authorship, including copyrights (registered or otherwise), mask work rights, copyright and mask work registrations and applications and all other rights corresponding thereto throughout the world, and all rights therein provided by international treaties or conventions; (iii) industrial designs and any registrations and applications therefor; (iv) Trademarks (registered or otherwise), including all common law rights and rights granted under the Lanham Act and trademark and service mark registrations and applications, including all marks registered in the United States Patent and Trademark Office and similar offices of other Governmental Authorities throughout the world, and all rights therein provided by international treaties or conventions; (v) databases (including knowledge databases); (vi) Trade Secrets and other Proprietary Information, including rights granted under the Uniform Trade Secrets Act; (vii) Domain Names and any registrations and applications therefor; (viii) all Moral Rights; and (ix) in each of clauses “(i)” through “(viii)” above, all claims for damages by reason of past infringement thereof, with the right to sue for, and collect the same. “IP Contracts” shall mean the Contracts required to be scheduled pursuant to Sections 4.13(a)(xii) or 4.13(a)(xiii), together with the Non-Scheduled In-Licenses and Non-Scheduled Out-Licenses. “IRS” shall mean the United States Internal Revenue Service. “Knowledge” shall mean, with respect to the Company, the knowledge of Trevor Levin, Dr. Brian Mazzarella, Brian Slingerland, and Iden Haddadzadeh after reasonable inquiry of their direct reports, which, for purposes of this definition, includes Ron Lagraff, who would reasonably be expected to have knowledge of the matters in question. “Law” shall mean U.S. federal, state, municipal or local, non-U.S., or supranational laws, acts, statutes, treaties, ordinances, codes, resolutions, promulgations, rules, regulations, Orders, judgments, directives,

- 11 - writs, injunctions, judicial decisions, guidance issued by any Governmental Authority, decrees, or any other similar legal requirements having the force or effect of law. “Liability(ies)” shall mean an amount (without duplication) equal to the sum of the Dollar amount of (i) with respect to any Person, all liabilities of such Person or any of its subsidiaries of any kind, including accounts payable, royalties payable and other reserves, accrued payroll and compensation, accrued bonuses, accrued vacation, employee expense obligations, lease obligations and all other liabilities of such Person or any of its subsidiaries of any kind, in each case whether or not such liabilities would be required to be reflected on a balance sheet in accordance with the Accounting Principles; and (ii) if applicable, (x) all Indebtedness of the Company as of the applicable measurement date and (y) all Transaction Expenses that have not been paid prior to the Closing Date, in each case, whether or not such liabilities would be required to be reflected on a balance sheet in accordance with the Accounting Principles. “License” shall mean a license, immunity, authorization, release, or covenant not to sue or not to assert claims or other right with respect to any Intellectual Property. “Licensed Company IP” shall mean any and all Intellectual Property in which the Company obtains a License or the right to Exploit pursuant to the Contracts required to be identified in Section 4.13(a)(xii), together with all Non-Scheduled In-Licenses. “Lien” shall mean any lien, statutory lien, license, pledge, mortgage, security interest, charge, claim, encumbrance, easement, right of way, covenant, restriction, right, option, conditional sale or other title retention agreement of any kind or nature or restriction on the right to sell or dispose and, in the case of securities, the right to vote, whether arising by contract or by operation of Law and whether voluntary or involuntary. “Loss(es)” shall mean any claim, action, demand, proceeding, loss, Tax, Liability, damage, diminution in value, injury, any costs, interest, award, settlement, judgment, penalty, fine, charge or other expense, including reasonable attorneys’ and consultants’ fees and expenses and any such reasonable out-of-pocket expenses incurred in connection with investigating, defending against or settling any of the foregoing. “Made Available” shall mean that the Company has posted such materials to the virtual data room managed by the Company on DocSend and made available to Parent and its representatives during the negotiation of this Agreement, but only if so posted and made available at least two Business Days prior to the execution and delivery of this Agreement by the parties hereto. “Merger Consideration” shall mean an amount equal to (i) $150,000,000, plus (ii) the amount of Closing Cash, if any, minus (iii) the Closing Indebtedness, minus (iv) the aggregate amount of all Transaction Expenses, minus (v) the Net Working Capital Shortfall, if any, plus (vi) the Net Working Capital Surplus, if any, in each case without duplication, it being understood that (1) all amounts used in calculating the Merger Consideration shall be based on the corresponding amounts set forth and represented in the Payment Spreadsheet, as finally determined in accordance with Section 2.6, and (2) all amounts payable pursuant to Article 2 shall be based upon the Estimated Merger Consideration and shall be subject to adjustment, if applicable, in accordance with Section 2.6. “Merger Consideration Securities” shall mean the Vested Company Options and Company Capital Stock. “Milestone End Date” shall mean the Coverage Milestone End Date and the Publication Milestone End Date, as applicable.

- 12 - “Milestone Event” shall mean the Coverage Milestone Event and the Publication Milestone Event, as applicable. “Moral Rights” shall mean all rights of attribution and integrity and other moral rights of an author, the right of the author to be known as the author of his/her work, to prevent others from being named as the author of her work or to prevent others from making deforming or derogatory changes in her work in a manner that reflects negatively on or are prejudicial to her professional standing, her goodwill, dignity, honor or reputation. “MRD Indication” shall mean [***]. “Net Working Capital Amount” shall mean (without duplication of any amounts included in Indebtedness or Transaction Expenses) an amount equal to: (a) the aggregate amount, without duplication, of all current assets of the Company, on a consolidated basis, minus (b) the aggregate amount, without duplication, of all current liabilities of the Company, on a consolidated basis, in each case calculated as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date and each as determined in accordance with the Accounting Principles; provided, however, that (i) the current assets of the Company in clause “(a)” shall not include the Closing Cash or Tax assets of the Company or any restricted cash or restricted cash equivalents of the Company, and (ii) the current liabilities of the Company in clause “(b)” shall not include the Closing Indebtedness or the Transaction Expenses of the Company. The Net Working Capital Amount shall be calculated in a manner consistent with the sample calculation attached hereto as Schedule 8.10 (for the avoidance of doubt, the calculation set forth in Schedule 8.10 is provided for illustrative purposes only and is not exhaustive of the individual components and line items used to calculate the Net Working Capital Amount). “Net Working Capital Shortfall” shall mean an amount, if any, by which the Net Working Capital Amount is less than the Net Working Capital Target. “Net Working Capital Surplus” shall mean an amount, if any, by which the Net Working Capital Amount is greater than the Net Working Capital Target. “Net Working Capital Target” shall mean an amount equal to $457,848. “Non-Continuing Employee” shall mean the Employees and Contractors who are employed or engaged by the Company as of the Closing Date and who do not continue their employment or engagement with Parent or one of its Affiliates (including the Surviving Corporation) on the day following the Closing Date. “Non-Scheduled In-Licenses” shall mean: (i) Licenses for Back-Office Technology; (ii) Open Source Licenses as set forth in Section 4.12(o) of the Disclosure Schedule; (iii) non-disclosure Contracts entered into in the ordinary course of business consistent with past practice that do not contain any License to any material Intellectual Property and (iv) Contracts with Employees that do not materially differ in substance from the Proprietary Information Agreement. “Non-Scheduled Out Licenses” shall mean: (i) non-disclosure Contracts entered into in the ordinary course of business consistent with past practice, (ii) Contracts for evaluation of Company Products entered into with prospective customers of those Company Products on the Company’s standard form of evaluation agreement (the form of which has been Made Available to Parent) in the ordinary course of business consistent with past practice and (iii) Contracts for the sale, License, support or service of Company Products in the ordinary course of business consistent with past practice pursuant to its standard customer Contract, the form of which has been Made Available to Parent.

- 13 - “Open Source” shall mean any Technology that is distributed or otherwise made available pursuant to any Open Source License. “Open Source License” shall mean: (i) any so-called “open source,” “copyleft,” “freeware” or “general public” License (including the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero General Public License (AGPL), BSD licenses, the Apache License, the MIT License, the Eclipse Public License, the Common Public License, the Common Development and Distribution License (CDDL) and the Mozilla Public License (MPL)); (ii) any License that is listed at http://www.opensource.org/licenses/ or substantially similar to any of those Licenses; (iii) any Creative Commons License; and (iv) any License that (A) requires the licensee to permit reverse-engineering, de- compilation, disassembly or other derivation of the Source Code or underlying structure of the licensed Technology (such as software) or other Technology containing, incorporated into, derived from, developed from, or distributed or made available with such licensed Technology or (B) requires the licensed Technology or other Technology containing, incorporated into, derived from, developed from, or distributed or made available with such licensed Technology be: (1) distributed or otherwise made available in Source Code form; (2) licensed for the purpose of making modifications or derivative works; or (3) distributed or otherwise made available at no or minimal charge. “Order” shall mean any order, judgment, injunction, ruling, award, edict, writ, or other decree, whether temporary, preliminary or permanent, enacted, issued, promulgated, enforced or entered by any Governmental Authority. “Other Employees” shall mean the Employees and Contractors of the Company who receive an offer of employment or services agreement from Parent or a Subsidiary thereof (including the Surviving Corporation following the Closing) prior to the Closing Date, other than the Key Employees. “Owned Company IP” shall mean any and all Intellectual Property in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise) or which is subject to an obligation of assignment to the Company. “Paying Agent” shall mean Acquiom Financial LLC, in its capacity as payments administrator. “Paying Agent Agreement” shall mean the paying agent agreement to be entered into among Parent, the Representative and the Paying Agent in connection with the transactions contemplated under this Agreement. “Permits” shall mean all permits, registrations, certifications, clearances, consents, concessions, grants, franchises, licenses and other governmental authorizations and approvals. “Permitted Liens” shall mean (i) Liens for Taxes or other governmental charges not yet due or being contested in good faith by appropriate proceedings; (ii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising in the ordinary course of business for amounts not yet due and payable or being contested in good faith; (iii) easements, covenants, conditions, restrictions and other similar matters of record that do not materially impair the use or value of the applicable property; (iv) Liens securing obligations reflected on the Balance Sheet; and (v) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business. “PHSA” shall mean the Public Health Service Act, as amended, and all rules, regulations and guidance promulgated thereunder. “Per Share Series Seed Liquidation Preference Amount” shall mean an amount equal to $1.15566.

- 14 - “Person” shall mean any individual, company, corporation, limited liability company, general or limited partnership, trust, proprietorship, joint venture, or other business entity, unincorporated association, organization or enterprise, or any Governmental Authority. “Personal Data” shall mean: (i) any information that directly or indirectly identifies a natural person, including, but not limited to, that person’s name, street address, telephone number, e-mail address, photograph, Social Security number or tax identification number, driver’s license number, passport number, personal identification number, government-issued identifier, credit card number, bank information, customer or account number, health information, device identifier, IP address, biometric identifier, persistent identifier or any other piece of information that alone or in combination with other information directly or indirectly collected, held or otherwise managed by the Company allows the identification or location of or contact with a natural person or device, (ii) any other information if such information is defined as “personal data”, “information”, “personally identifiable information”, “individually identifiable health information,” or “personal information” or similar or comparable term under any Law, including any Data Privacy & Security Requirements; and (iii) any information that is associated, directly or indirectly (by, for example, records linked via unique keys), with any of the foregoing. “Pre-Closing Tax Period” shall mean any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. “Pre-Closing Taxes” shall mean (without duplication) any (i) Taxes of the Company attributable to any Pre- Closing Tax Period that are not paid (including such Taxes that are not yet due and payable) as of the Closing Date (determined as if the Company used the accrual method of Tax accounting throughout such period and treating any advance payments, deferred revenues or other prepaid amounts received or arising in any Pre- Closing Tax Period as subject to Tax in such period, regardless of when actually recognized for income Tax purposes); (ii) any Taxes that the Company is or was required to withhold, including with respect to the issuance, grant or conversion of Company Securities, attributable to a Pre-Closing Tax Period; (iii) Taxes of any Company Securityholder (including capital gains Taxes arising as a result of the transactions contemplated by this Agreement); (iv) Taxes attributable to the transactions contemplated by this Agreement or any ancillary agreement, including any Tax withholding, Transfer Taxes and Transaction Payroll Taxes; and (v) Liability of the Company for the Taxes of another Person (A) as a result of the Company being (or having been) on or prior to the Closing Date a member of an affiliated, consolidated, combined, unitary, aggregate or similar group, (B) as a transferee or successor, by Contract or otherwise as a result of any transaction occurring or relationship in existence on or prior to the Closing Date; or (C) as a result of an express or implied obligation arising on or prior to the Closing Date to indemnify or otherwise assume or succeed to the Taxes of any other Person. For the avoidance of doubt, (1) the employer’s share of any employment or other payroll Taxes imposed with respect to any payments payable as a result of the transactions contemplated by this Agreement or any ancillary agreement will be considered Pre-Closing Taxes, regardless of when paid or accrued, and (2) references to “Taxes” in this definition shall be deemed to include amounts that would have constituted “Taxes” but for the set-off or other utilization of any loss, deduction, credit, or other Tax benefit or asset generated in or with respect to a taxable period (or portion thereof) that begins after the Closing Date. For purposes of this definition, (x) in the case of Taxes based on income, sales, proceeds, profits, receipts, wages, compensation or similar items and all other Taxes that are not imposed on a periodic basis, the amount of such Pre-Closing Taxes shall be deemed to be the amount that would be payable if the taxable year or period ended at the end of the day on the Closing Date based on an interim closing of the books, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a per diem basis, and (y) in the case of any Taxes that are imposed on a periodic basis for a Straddle Period, the amount of such Pre-Closing Taxes shall be the amount of such Taxes for the relevant period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which shall

- 15 - be the number of calendar days from the beginning of the period up to and including the Closing Date and the denominator of which shall be the number of calendar days in the entire period. All Tax deductions attributable to or arising from any Transaction Expense shall be allocable to the Pre-Closing Tax Period in the determination of Pre-Closing Taxes to the extent such Transaction Expenses are deductible for U.S. federal income Tax purposes in a Pre-Closing Tax Period. “Private Information” shall mean Device Data, Personal Data, Customer Data, Protected Health Information (as defined under HIPAA), genomic data, biometric data, patient-identifiable information, de- identified data and limited data sets (as defined under HIPAA), and any other information that is subject to any Data Privacy & Security Requirements. “Process” or “Processing” shall mean any operation or set of operations which is performed upon information, whether or not by automatic means, including collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, storage, transmission, transfer (including cross-border transfer), protection, disclosure, erasure, destruction or disposal. “Promised Option Payment Amount” shall mean the amounts to be paid to the holders of Company Promised Options, pursuant to the terms of the Promised Option Cancellation and Release Agreements. “Proprietary Information” shall mean any and all proprietary and confidential information, including ideas, know-how, designs, concepts, compilations of information, algorithms, formulas, methods, techniques, systems, programs, prototypes, procedures, processes, and customer lists, of any nature in any form. “Pro Rata Share” shall mean, with respect to each holder of Merger Consideration Securities, at a particular time, a percentage equal to the quotient obtained by dividing (a) the Merger Consideration paid, deemed paid, or due and payable in respect of such holder’s Merger Consideration Securities pursuant to Article 2 (including any portion of Merger Consideration Excess or Milestone Payments to the extent already paid or then due and payable to such holder, as of such time), by (b) the aggregate amount of Merger Consideration paid, deemed paid, or due and payable in respect of all Merger Consideration Securities pursuant to Article 2 (including any Merger Consideration Excess or Milestone Payments to the extent already paid or then due and payable, as of such time), in each case, without giving effect to any Tax withholding or escrow or expense holdbacks contemplated hereby. For purposes of clarity, the aggregate Pro Rata Shares of all of the holders of Merger Consideration Securities shall at all times equal 100%. “Publication Milestone End Date” shall mean [***]. “Publication Milestone Event” shall mean [***]. “Publication Milestone Step Down Date” shall mean [***]. “Registered IP” shall mean Intellectual Property Rights that have been registered, filed, issued by or otherwise recorded with or by any Governmental Authority or domain name registrar. “Related Agreements” shall mean the Escrow Agreement, the Non-Competition Agreements, the Key Employee Employment Documents, the Joinder Agreements, the Letters of Transmittal, the Promised Option Cancellation and Release Agreement, and all other agreements and certificates executed and delivered by or on behalf of the Company, any officers of the Company in their capacity as such, or any of the Company Securityholders in connection with this Agreement or any of the foregoing or any of the transactions contemplated hereby or thereby. “Representative Expense Amount” shall mean an amount in cash equal to $200,000.

- 16 - “Requisite Stockholder Approval” shall mean the approval of the Company Stockholders who hold (i) at least a majority of the voting power of the outstanding shares of Company Capital Stock, voting together as a single class on an as-converted-to-Company Common Stock basis, and (ii) at least a majority of the then outstanding shares of Preferred Stock, voting separately as a class pursuant to the Certificate of Incorporation. “SEC” shall mean the United States Securities and Exchange Commission. “Security Incident” shall mean any actual or reasonably suspected (i) unauthorized access to, acquisition of, use of, disclosure of, alteration of, or destruction of any Private Information or Systems; (ii) breach of security of any Systems that has materially disrupted the operation of the business of the Company or materially compromised the confidentiality, integrity or availability of such Systems; or (iii) incident that requires or reasonably would be expected to require notification to any Person or Governmental Authority under applicable Data Privacy & Security Requirements, provided, however, that “Security Incident” shall not include routine unsuccessful attempts or activities that do not result in unauthorized access to, acquisition of, use of, disclosure of, alteration of or destruction of Private Information or Systems, including pings, port scans, denial-of-service attempts, unsuccessful login attempts, malware blocked by security controls or other similar routine events. “Social Media Accounts” shall mean all material accounts, profiles, pages, feeds, or registrations on any (i) social media or social networking website or online service; (ii) blog or microblog; (iii) photo, video or other content-sharing website; (iv) virtual game world or virtual social world; (v) rating and review website, (vi) wiki or similar collaborative content website; or (vii) message board, bulletin board, or similar forum. “Source Code” shall mean computer software and code, in form other than object code or binary code form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form. “Straddle Period” shall mean any taxable period beginning on or prior to and ending after the Closing Date. “Subsidiary” shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, corporation or organization or by any one or more of its Subsidiaries, or (ii) such party, corporation or organization or any other Subsidiary of such party, corporation or organization is a general partner (excluding any such partnership where such party, corporation or organization or any Subsidiary of such party does not have a majority of the voting interest in such partnership). “Survival Period” shall mean the survival period of the representations and warranties set forth in Section 10.1. “Tax” or “Taxes” shall mean (i) all applicable U.S. federal, state and local, and other non-U.S. taxes, charges, fees, imposts, levies or other assessments in the nature of a Tax imposed by a Taxing Authority, including all income, gross receipts, capital gains, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, escheat, capital stock, license, withholding, payroll, employment, social security, social insurance, unemployment, excise, severance, stamp, occupation, property and estimated taxes, taxes imposed by Section 59A of the Code, customs duties, together with any interest, penalties, fines, inflation linkage, additions to Tax or additional amounts (whether disputed or not) imposed by any Taxing Authority. “Tax Law” shall mean any Law (whether domestic or foreign) relating to Taxes.

- 17 - “Tax Return” shall mean any return (including any information return), report, statement, declaration, schedule, notice, notification, form, transfer pricing studies, transfer pricing documentation, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax, including any amendment thereof or attachment thereto. “Taxing Authority” shall mean the IRS or any other governmental body (whether federal, state, local or foreign) responsible for the administration of any Tax. “Third-Party Processors” shall mean any Person (other than the Company) that Processes Private Information on behalf of the Company. “Technology” shall mean any and all (i) Works of Authorship; (ii) inventions (whether or not patentable), discoveries, improvements, business methods, compositions of matter, machines, methods, processes and new uses for any of the preceding items; (iii) Proprietary Information; (iv) data, databases, data compilations and collections; (v) devices, prototypes, designs and schematics; (vi) any other form of technology; and (vii) any tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. “Trade Law Approvals” shall mean all export, import, or sanctions-related licenses, license exceptions, consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings, from or with any Governmental Authority, that are required for compliance with any Trade Laws and Regulations. “Trade Laws and Regulations” shall mean any U.S. Law, regulation, or order or applicable non-U.S. Law, regulation or order governing (i) imports, exports, re-exports, or transfers of products, services, software, or technologies from or to the United States or another country; (ii) any release of technology or software in any foreign country or to any foreign Person (anyone other than a citizen or lawful permanent resident of the United States, or a protected individual as defined by 8 U.S.C. § 1324b(a)(3)) located in the United States or abroad; (iii) economic or financial sanctions or trade embargoes; or (iv) compliance with unsanctioned foreign boycotts. “Trade Secrets” shall mean Proprietary Information, whether written or oral, that (i) derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. “Training Data” shall mean all data, datasets, data compilations and data collections used to train, fine-tune, validate or test any AI Technology owned or otherwise controlled by the Company or incorporated into any Company Product. “Trademarks” shall mean any and all trademarks, service marks, trade dress, symbols, logos, designs and other designations, business names, corporate names, product names, brand names and trade name rights and similar rights, whether or not registered, and the goodwill associated with any of the foregoing. “Transaction Expenses” shall mean (without duplication of any amounts included in Indebtedness, or Net Working Capital Amount) the sum of: (i) all fees and expenses (including any and all legal, accounting, consulting, investment banking, financial advisory, data room provider and brokerage fees and expenses) incurred or committed to at or prior to (whether payable at, prior to or after) the Closing Date by the Company or any other Person (for which the Company may pay or reimburse others or may otherwise be obligated to pay or reimburse others or may be or may become liable) in connection with this Agreement, the Merger or

- 18 - any of the transactions contemplated hereby; (ii) fifty percent (50%) of the fees and expenses of the Escrow Agent pursuant to the terms of the Escrow Agreement; (iii) the amount of any Change in Control Payments; (iv) Promised Option Payment Amount; (v) all Transaction Payroll Taxes; (vi) any Accrued Employee Amounts; (vii) any liquidation charges, surrender charges or other fees associated with the termination of a Terminated Plan, in each case, to the extent incurred, committed to or outstanding as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date; (viii) any costs and expenses incurred in connection with the Tail Policies (including the premiums); and (ix) fifty percent (50%) of the Transfer Taxes. Transaction Expenses shall not include any amounts otherwise included in Indebtedness. For the avoidance of doubt, (a) no fees or expenses shall be double-counted when calculating Transaction Expenses, and (b) any Transaction Payroll Taxes arising in connection with the payment of any Milestone Payments, Merger Consideration Excess, or other payments made following the Closing shall reduce the amount of such payments. “Transaction Payroll Taxes” shall mean the employer portion of any employment or payroll Taxes with respect to any (i) Accrued Employee Amounts, and (ii) bonuses, severance, option cashouts (including Company Option Payment Amounts) or other compensatory payments (including any compensatory payments in the Change in Control Payments and the Promised Option Payment Amount) in connection with the transactions contemplated by this Agreement, whether payable by Parent, Merger Sub, the Company, or, following Closing, the Surviving Corporation. “Underwater Company Option” shall mean any Company Option (or portion thereof) with an exercise price per share of Company Common Stock subject to such Company Option that equals or exceeds the Closing Per Share Consideration. “Unrestricted Cash” shall mean an amount (which shall not be less than zero) equal to (A) the aggregate amount of all unrestricted cash and unrestricted cash equivalents of the Company, determined in accordance with Accounting Principles (excluding, for the avoidance of doubt, (i) any exercise price associated with any Company Options, (ii) any pending electronic credits, (iii) any restricted deposits and any interest accumulated thereon, and (iv) all un-cleared deposits (including any cash deposit to secure any Real Property Leases or credit cards) of the Company), minus (B) the aggregate obligations of the Company under all outstanding checks and drafts and pending electronic debits. “Unvested Company Option” shall mean any Company Option (or portion thereof) that is unvested as of immediately prior to the Closing and does not vest in connection with or as a result of the Closing (including as a result of acceleration terms existing as of the date of this Agreement). “Vested Company Option” shall mean any Company Option (or portion thereof) that is not an Unvested Company Option or an Underwater Company Option, in each case, as of immediately prior to the Closing. “Vested Company Optionholder” shall mean any Person holding Vested Company Options as of immediately prior to the Closing. “Works of Authorship” shall mean published and unpublished works of authorship, including audiovisual works, collective works, computer programs and other software (whether in Source Code or executable form), documentation, compilations, derivative works, literary works and writings, pictorial, graphic, and sculptural works, mask works, photographs, images, illustrations and sound recordings, whether copyrightable or not. Term Location of Definition Action of Divestiture Section 8.4(d) Agreement Preamble

- 19 - Term Location of Definition Balance Sheet Date Section 4.7(a) Cancelled Shares Section 2.3(b)(iii) Certificate of Merger Section 2.1(a) Claim Date Section 10.4(a) Closing Section 3.1 Closing Date Section 3.1 Closing Payment Fund Section 2.5(a) Company Preamble Company Domain Names Section 4.12(b) Company Employee Plan Section 4.14(a) Company Fraud Section 10.2(a)(vi) Company Option Payment Amount Section 2.3(c)(i) Company Organizational Documents Section 4.1(b) Company Representatives Section 4.1(c) Conflict Section 4.4(a) Consents Section 8.2 Contaminants Section 4.12(m) Continuing Claim Section 10.4(e)(ii) Controls Section 4.7(b) Critical Problem Section 4.12(u) Current Balance Sheet Section 4.7(a) Customer Information Section 4.12(t) Deductible Section 10.3(a) Delaware Secretary of State Section 3.3(b)(xvi)(D) Delivering Party Section 2.7(b) Director and Officer Resignation and Release Section 3.3(b)(xi) Disclosure Schedule Article 4 Dissenting Shares Section 2.3(b)(iv) Electronic Delivery Section 11.11 Effective Time Section 2.1(a) ERISA Section 4.14(a) ERISA Affiliate Section 4.14(a) Escrow Agent Recitals Escrow Agreement Recitals Escrow Fund Section 2.5(b) Escrow Release Date Section 10.4(e)(ii) Exchange Documents Section 2.5(f)(ii) Financial Statements Section 4.7(a) Funding Time Section 2.5(a) Government Grants Section 4.12(f) Grants Section 4.12(f) Indemnification Claim Notice Section 10.4(a) Information Statement Section 6.2 IP Contributors Section 4.12(l) Joinder Agreement Section 3.3(b)(v) Key Employee Recitals Key Employee Employment Documents Recitals Leased Premises Section 4.11(b) Letter of Transmittal Section 2.5(f)(i) Material Contracts Section 4.13(b)

- 20 - Term Location of Definition Merger Sub Preamble Merger Recitals Noncompete Parties Recitals Noncompete Party Recitals Non-Competition Agreements Recitals Non-Disclosure Agreement Section 8.7(a) Notices Section 8.3 Objection Deadline Section 10.4(b) Objection Notice Section 10.4(b) Outside Date Section 9.1(b) Parent Preamble Parent Indemnified Parties Section 10.2(b) Parent Indemnifying Parties Section 10.2(b) Parent Indemnifying Party Section 10.2(b) Payable Claim Section 10.4(d) Payment Spreadsheet Section 8.9(a) Payment Spreadsheet Certificate Section 3.3(b)(xvi)(C) Payoff Letter Section 8.15(a) Payor Section 2.5(e) Plan Section 4.14(a) Pre-Closing Tax Return Section 8.14(b) Promised Option Cancellation and Release Agreement Section 3.3(b)(viii) Proprietary Information Agreement Section 4.12(l) Real Property Leases Section 4.11(b) Related Party Section 4.13(a)(vi) Representative Preamble Representative Expense Fund Section 2.5(c) Requisite Stockholder Approval Section 4.2(a) Resolved Claims Section 10.4(c)(ii) Retained Escrow Amount Section 10.4(e)(ii) Sanctioned Jurisdiction Section 4.18(c)(ii) Sanctioned Person Section 4.18(c)(ii) Securities Act Section 4.5(b) Securityholder Indemnifiable Matters Section 10.2(a) Securityholder Indemnified Parties Section 10.2(a) Securityholder Indemnifying Parties Section 10.2(a) Securityholder Indemnifying Party Section 10.2(a) Settled Claims Section 10.4(c)(i) Social Media Platform Section 4.12(x) Social Media Terms Section 4.12(x) Stockholder Written Consent Section 6.2 Survival Period Section 10.1 Surviving Corporation Section 2.1(a) Surviving Corporation Common Stock Section 2.3(a) Systems Section 4.12(v) Tail Policies Section 8.16(b) Tax Incentive Section 4.10(m) Terminated Plan Section 8.11 Third Party Claim Section 10.5 Top Customer Section 4.23(a)

- 21 - Term Location of Definition Top Supplier Section 4.23(b) Transfer Taxes Section 8.14(c) Unobjected Claim Section 10.4(d) Unresolved Claim Section 10.4(d) 1.2 Other Capitalized Terms. For all purposes of and under this Agreement, all capitalized terms that are not defined in the preamble or recitals hereto, or in Section 1.1, shall have the respective meanings ascribed to such terms throughout this Agreement. 1.3 Certain Interpretations. (a) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. (b) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation” and the use of the word “or” shall not be exclusive. (c) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. (d) The headings set forth in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. (e) All references in this Agreement to the Subsidiaries of a legal entity shall be deemed to include all direct and indirect Subsidiaries of such entity. (f) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns. (g) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, if the last day of any such period is not a Business Day, then the period in question shall be deemed to end on the next succeeding Business Day without requiring any action on the part of any party hereto. (h) A reference to any specific legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. (i) References to “$” and “Dollars” are to U.S. dollars. (j) No summary of this Agreement or any Annex, Exhibit or Section delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or any such Annex, Exhibit or Section.

- 22 - (k) The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document. ARTICLE 2 THE MERGER 2.1 The Merger. (a) The Merger. Upon the terms and subject to the conditions set forth in this Agreement and subject to the applicable provisions of Delaware Law, at the Effective Time, Parent and the Company shall cause Merger Sub to be merged with and into the Company in accordance with the applicable provisions of Delaware Law, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent. Parent and the Company shall cause the Merger to be consummated and become effective under the applicable provisions of Delaware Law by filing a Certificate of Merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”) in accordance with the applicable provisions of Delaware Law. The time of acceptance of such filing by the Secretary of State of the State of Delaware, or such other later time as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger, is referred to herein as the “Effective Time.” The Company, as the surviving corporation of the Merger from and after the Effective Time, is sometimes referred to herein as the “Surviving Corporation.” (b) The Surviving Corporation of the Merger. (i) Certificate of Incorporation and Bylaws. (A) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the applicable provisions of Delaware Law and as provided in such certificate of incorporation; provided, however, that, at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of the corporation is Convergent Genomics, Inc.” (B) Bylaws. Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation as of the Effective Time until thereafter amended in accordance with the applicable provisions of Delaware Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws. (ii) Directors and Officers. (A) Directors. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the applicable provisions of Delaware Law and the certificate of incorporation and bylaws of the Surviving Corporation until his or her successor is duly elected and qualified.

- 23 - (B) Officers. Unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation. 2.2 General Effects of Merger. At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of Delaware Law, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. 2.3 Effects of the Merger on Securities of Merging Corporations. (a) Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company, the respective stockholders thereof or any other Person, (i) each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation (the “Surviving Corporation Common Stock”), (ii) such Surviving Corporation Common Stock shall be the only shares of capital stock of the Surviving Corporation that are issued and outstanding from and after the Effective Time, and (iii) Parent shall be the holder of all of the Surviving Corporation Common Stock. Each certificate (if any) evidencing ownership of any shares of Merger Sub capital stock shall thereafter evidence ownership only of such shares of Surviving Corporation Common Stock. (b) Company Capital Stock. (i) Generally. Upon the terms and subject to the conditions set forth in this Agreement, including the satisfaction of the obligations set forth in, and delivery of Exchange Documents in accordance with, Section 2.5(f), at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the respective stockholders thereof or any other Person, all shares of Company Capital Stock held by each Company Stockholder that are issued and outstanding as of immediately prior to the Effective Time (excluding Cancelled Shares, which shall be treated in the manner set forth in Section 2.3(b)(iii), and Dissenting Shares, which shall be treated in the manner set forth in Section 2.3(b)(iv)) shall be cancelled and converted automatically, in the aggregate for each such Company Stockholder, into the right to receive the following amounts as set forth in the Payment Spreadsheet (without interest and net of any Tax withholding obligations pursuant to Section 2.5(e)) with respect to each Company Stockholder, an amount equal to the sum of (1) the Closing Per Share Consideration multiplied by the aggregate number of shares of Company Common Stock, Company Series A-1 Preferred Stock, and Company Series A-2 Preferred Stock held by such holder, plus (2) the Closing Per Series Seed Share Consideration multiplied by the aggregate number of shares of Company Series Seed Preferred Stock held by such holder, plus (3) the applicable Closing Pro Rata Share of distributions, if any, from the Escrow Fund pursuant to Section 2.5(b), Section 10.4(e) and the Escrow Agreement, plus (4) the applicable Closing Pro Rata Share of distributions, if any, from the Representative Expense Fund pursuant to Section 2.5(c), plus (5) the applicable Fully Diluted Percentage of the Milestone Payments, if any, in accordance with Section 2.7. (ii) Payment Mechanics. The Merger Consideration payable pursuant to this Section 2.3(b)(i) shall be paid in cash in the manner provided in Section 2.5. For purposes of calculating the aggregate portion of the Closing Merger Consideration payable to each Company Stockholder pursuant to this Section 2.3(b)(i): (x) all shares of the Company Capital Stock held by each such Company Stockholder

- 24 - shall be aggregated (in the event that such aggregate number of shares of Company Capital Stock held by such Company Stockholder are evidenced by separate Company Stock Certificates), and (y) the aggregate amount to be paid to each Company Stockholder shall be rounded down to the nearest whole cent. For purposes of clarity, any amounts withheld pursuant to Section 2.5(e) from the payments to a Company Stockholder hereunder shall be treated for all purposes of this Agreement as having been paid to the Company Stockholder. (iii) Cancelled Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the respective stockholders thereof or any other Person, each share of Company Capital Stock that is issued and outstanding and held by the Company as of immediately prior to the Effective Time (collectively, the “Cancelled Shares”) shall be cancelled without any consideration paid therefor. (iv) Dissenting Shares. (A) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock outstanding immediately prior to the Effective Time and with respect to which the holder thereof has properly demanded appraisal or dissenter’s rights in accordance with Section 262 of Delaware Law, and who has not effectively withdrawn or lost such holder’s appraisal or dissenter’s rights under Delaware Law (collectively, the “Dissenting Shares”), shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in Section 2.3(b)(i), but the holder thereof shall only be entitled to such appraisal or dissenter’s rights, as applicable as are provided by Delaware Law. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except, subject to Section 2.3(b)(iv)(B), the right to receive the fair value of such shares in accordance with the provisions of Section 262 of the Delaware Law. (B) Notwithstanding the provisions of this Section 2.3(b)(iv), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights or dissenter’s rights under Delaware Law, or a court of competent jurisdiction shall determine that such Company Stockholder is not entitled to the relief provided under Section 262 of the Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, (x) such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock set forth in Section 2.3(b)(i), without interest thereon, and subject to the applicable Tax withholding provisions set forth in Section 2.5(e), and, upon surrender of the Company Stock Certificate(s) representing such shares, and (y) to the extent not previously deposited, Parent shall deposit with the Paying Agent such portion of the Closing Merger Consideration payable with respect to such shares and shall instruct the Paying Agent to promptly pay the applicable amounts to such holder of Dissenting Shares in accordance with the terms and conditions of this Article 2 and subject to the satisfaction of the requirements set forth in Section 2.5(f). For the avoidance of doubt, any Dissenting Shares shall be paid solely in cash and without interest unless required by Law. (C) The Company shall give Parent (x) prompt notice of any written demand for appraisal received by the Company, withdrawals of any demands, and any other instruments or notices served or otherwise delivered to the Company pursuant to the applicable provisions of Delaware Law, and (y) the opportunity to direct, with the Company’s participation, all negotiations and proceedings with respect to any such demands for appraisal or other instruments or notices. The Company shall not, except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), make any payment with respect to any such demands or offer to settle or settle any such demands. Any communication to be made by the Company to any Company Stockholder with respect to such demands

- 25 - shall be submitted to Parent in advance and shall not be presented to any Company Stockholder prior to the Company receiving Parent’s prior written consent; provided, however, that the Company may make communications required by applicable Law or fiduciary duties. (c) Company Options. (i) Vested Company Options. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the respective stockholders thereof or any other Person, each Vested Company Option that is outstanding as of immediately prior to the Effective Time shall be cancelled and converted automatically into the right to receive an amount (without interest and net of any Tax withholding obligations pursuant to Section 2.5(e)) equal to (A) the excess, if any, of (1) the Closing Per Share Consideration for each share of Company Common Stock issuable to the Vested Company Optionholder upon the exercise of such applicable Vested Company Option, over (2) the per share exercise price of such Vested Company Option (such amount being hereinafter referred to as the “Company Option Payment Amount”), (B) the applicable Closing Pro Rata Share of distributions for the benefit of the former holders of Vested Company Options, if any, out of the Escrow Fund in accordance with Section 2.5(b), Section 10.4(e) and the Escrow Agreement, (C) the applicable Closing Pro Rata Share of distributions for the benefit of the former holders of Vested Company Options, if any, out of the Representative Expense Fund in accordance with Section 2.5(c), and (D) the applicable Fully Diluted Percentage of the Milestone Payments, if any, in accordance with Section 2.7. Any Company Option Payment Amount payable under this Section 2.3(c)(i) shall be paid in cash in the manner provided in Section 2.5(f)(iv). The payment of the Company Option Payment Amount for each Vested Company Option to any Vested Company Optionholder pursuant to this Section 2.3(c)(i) shall be reduced by any income, payroll or employment Tax withholding required under the Code or any provision of applicable state, local or non-U.S. Tax Law. For purposes of clarity, any amounts withheld from the consideration paid to the Vested Company Optionholder pursuant to Section 2.5(e) hereunder shall be treated for all purposes of this Agreement as having been paid to the Vested Company Optionholder. (ii) Unvested Company Options and Underwater Options (A) Unvested Company Options. Prior to Closing, the Company will cause each Unvested Company Option that is outstanding as of immediately prior to Closing to be, by virtue of the Merger, immediately cancelled and terminated without any consideration therefor. (B) Underwater Company Options. Immediately prior to the Effective Time and contingent upon the Closing, each Underwater Company Option shall, by virtue of the Merger, be immediately cancelled and terminated without any consideration therefor. (C) Performance Options. Notwithstanding anything to the contrary, the Company will cause each of the Company Options that is subject to vesting based upon the achievement of certain performance milestones as set forth on Schedule 2.3(c)(ii)(C), to be, by virtue of the Merger, immediately cancelled and terminated without any consideration therefor. (d) Company Warrants. Immediately prior to the Effective Time and contingent upon the Closing, each Company Warrant that has not been exercised as of immediately prior to Closing, shall, by virtue of the Merger, be immediately cancelled and terminated without any consideration therefor.

- 26 - 2.4 Necessary Actions. Prior to the Closing, and subject to the prior review and approval of Parent, the Company shall take all actions necessary to effect the transactions contemplated by Section 2.3(c), including delivering all required notices and obtaining any required consents, including, without limitation, (a) the determination by the administrator of the Company Stock Plans that the treatment of Company Options as contemplated by Section 2.3(c), is permissible under the terms of the Company Stock Plans and the applicable equity award agreements, and (b) all necessary determinations by the Company’s board of directors or applicable committee of the Company’s board of directors for the treatment of all Company Options in accordance with Section 2.3(c) and Company Warrants in accordance with Section 2.3(d). 2.5 Payment of Merger Consideration. (a) Closing Payment Fund. Parent shall, in coordination with the Paying Agent, at or as soon as reasonably practicable following the Effective Time (such applicable date and time, the “Funding Time”), deposit or cause to be deposited (with the Paying Agent or the Surviving Corporation, as applicable) an amount equal to the Closing Merger Consideration payable in accordance with Section 2.3(b)(i) and Section 2.3(c)(i) (such deposited funds being referred to herein as the “Closing Payment Fund”). Promptly following the Closing, and subject to the terms and conditions of this Section 2.5, each Company Securityholder shall be entitled to receive the portion of the Closing Payment Fund to which such Company Securityholder is entitled at Closing, by wire transfer or such other payment or delivery mechanism reasonably acceptable to Parent, from (x) with respect to any payments pursuant to Section 2.3(b)(i), the Paying Agent, or (y) with respect to any payments pursuant to Section 2.3(c)(i), the Surviving Corporation in accordance with the normal payroll practices thereof, in each case, less any applicable Tax withholding in accordance with Section 2.5(e). (b) Escrow Fund. At the Funding Time, Parent or Merger Sub shall deposit with or transfer to, or cause to be deposited with or transferred to, the Escrow Agent an amount equal to the Escrow Amount. The Escrow Amount shall be held as an escrow fund (the “Escrow Fund”) and distributed in accordance with the provisions of this Agreement and the Escrow Agreement. Each holder of Merger Consideration Securities shall be deemed to have contributed to the Escrow Fund such holder’s Closing Pro Rata Share of the Escrow Amount to be held by the Escrow Agent pursuant to this Agreement and the Escrow Agreement. (c) Representative Expense Fund. At the Funding Time, Parent shall deposit, or cause to be deposited, with the Representative an amount in cash equal to the Representative Expense Amount (the “Representative Expense Fund”). Each holder of Merger Consideration Securities shall be deemed to have contributed to the Representative Expense Fund such holder’s Closing Pro Rata Share of the Representative Expense Amount to be held by the Representative pursuant to this Agreement. The Representative shall hold the Representative Expense Fund as partial security for the reimbursement obligations of the Securityholder Indemnifying Parties to the Representative under this Agreement in accordance with the terms and conditions set forth herein. The Representative Expense Fund (or any portion thereof) shall be distributed to the Representative or the Securityholder Indemnifying Parties, as applicable, upon the terms and conditions set forth in this Agreement. The Representative Expense Amount will be used for expenses incurred by the Representative. The Securityholder Indemnifying Parties will not receive any interest or earnings on the Representative Expense Fund and irrevocably transfer and assign to the Representative any ownership right that they may otherwise have had in any such interest or earnings. The Representative will hold the Representative Expense Amount separate from its corporate funds and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Representative’s responsibilities, the Representative will deliver any remaining balance of the Representative Expense Fund to the Paying Agent for further distribution to the Securityholder Indemnifying

- 27 - Parties. For tax purposes, the Representative Expense Fund will be treated as having been received and voluntarily set aside by the Securityholder Indemnifying Parties at the time of Closing. (d) Payment of Outstanding Indebtedness. Promptly following the Effective Time, Parent shall deposit with the Paying Agent and cause to be paid on behalf of the Surviving Corporation to each Person who has executed and delivered a Payoff Letter pursuant to Section 3.3(b)(xvii), the Indebtedness set forth in each such Payoff Letter, which amount shall also be reflected in the Payment Spreadsheet. The Closing Indebtedness paid pursuant to this Section 2.5(d) shall be deemed to be paid by the Company as of immediately prior to the Effective Time; provided, for the avoidance of doubt, that the aggregate amount of Closing Indebtedness paid pursuant to this Section 2.5(d) shall result in a corresponding decrease to the Merger Consideration otherwise payable pursuant to this Agreement. (e) Withholding Rights. Parent or the Surviving Corporation (with respect to consideration payable to its Employees), the Paying Agent and the Escrow Agent (each, a “Payor”) shall be entitled to deduct and withhold (but without duplication) from any consideration payable or otherwise deliverable pursuant to this Agreement to any Person such amounts as the applicable Payor is required to deduct or withhold therefrom under any provision of U.S. federal, state, local, or other non-U.S. Tax Law, or under any other applicable Law, and to request and be provided any necessary and validly executed Tax forms, including valid IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable, and any similar information. The aforesaid entitlement to deduct and withhold includes an entitlement to withhold Taxes from any consideration payable to any Person with respect to the share of such Person in the Escrow Amount and the amounts deposited with the Representative Expense Fund; provided that in the event that a Payor is required at Closing to withhold Taxes with respect to the Escrow Amount or the Representative Expense Amount from any consideration that Parent, the Surviving Corporation or the Paying Agent pays or issues to any holder of Merger Consideration Securities, then such withholding will instead be deducted from the consideration that is otherwise payable to the relevant holder of Merger Consideration Securities at Closing, in order to ensure that the funds actually being transferred to the Escrow Fund shall equal the Escrow Amount and that the funds actually being transferred to the Representative shall equal the Representative Expense Amount. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. To the extent that the consideration payable or otherwise deliverable to any Person under this Agreement is not reduced by such deductions or withholdings, such Person shall indemnify Parent and its Affiliates (including the Surviving Corporation) for any Taxes imposed by any Taxing Authorities together with any related Losses. For the avoidance of doubt, so long as the conditions to Closing in Sections 3.3(b)(vii) and (viii) have been satisfied, the failure of any Company Securityholder to deliver a Letter of Transmittal or other Exchange Documents shall not affect the occurrence of the Closing, and shall only delay payment to such holder until such documentation is provided. (f) Payment Procedures. (i) Promptly following the execution of this Agreement (but in no event later than (1) Business Day following the date on which this Agreement is executed), the Paying Agent shall deliver a letter of transmittal, in a form attached hereto as Exhibit D (the “Letter of Transmittal”), to each Company Stockholder at the address or e-mail address set forth opposite each such Person’s name on the Payment Spreadsheet. (ii) Promptly following the Effective Time, and as soon as practicable following receipt by the Paying Agent of the Exchange Documents from a Company Stockholder, Parent shall cause the Paying Agent to pay to such Company Stockholder the applicable portion of the Closing Merger Consideration payable pursuant to Section 2.3(b)(i), less any Taxes to be withheld in accordance with Section 2.5(e), and any Company Stock Certificate so surrendered shall be cancelled.

- 28 - (iii) With respect to shares of Company Capital Stock (including those represented by a Company Stock Certificate), no portion of the Closing Merger Consideration shall be paid or payable until the Company Stockholder has delivered the applicable Exchange Documents in accordance with this Agreement. Any portion of the Closing Merger Consideration otherwise payable to a holder that has not delivered the applicable Exchange Documents shall continue to be held for the benefit of such holder pending such delivery and shall not be forfeited. Until surrendered, each Company Stock Certificate shall, after the Effective Time, evidence only the right to receive the consideration payable therefor pursuant to Section 2.3(b)(i). (iv) With respect to Vested Company Options, the Paying Agent shall deliver the portion of the Merger Consideration that is payable at the Closing pursuant to Section 2.3(c)(i) to the Surviving Corporation for further distribution to the holders thereof pursuant to Section 2.3(c)(i) on the first regularly scheduled payroll date thereafter, in each case, less any applicable Tax withholding in accordance with Section 2.5(e). With respect to any Milestone Payments payable in respect of Vested Company Options pursuant to Section 2.3(c)(i), the Surviving Corporation shall pay such amounts through its normal payroll practices (or, with respect to former employees or other holders not on payroll, by such other commercially reasonable payment method as Parent determines), in each case subject to applicable Tax withholding. (g) Lost, Stolen, or Destroyed Certificates. In the event any Company Stock Certificate shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 2.3(b)(i); provided, however, that Parent may, in its discretion, or as required by the Paying Agent, and as a condition precedent to the issuance thereof, require the Person who is the owner of such lost, stolen or destroyed certificates to either (i) deliver a bond in such amount as it may reasonably direct, or (ii) provide an indemnification agreement in a form and substance acceptable to Parent, against any claim that may be made against Parent or the Paying Agent with respect to the certificates alleged to have been lost, stolen or destroyed. (h) Paying Agent to Return Merger Consideration. At any time following the last day of the twelfth month following the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to Parent or its designated successor or assign all cash amounts (other than any portion of such cash amounts that is in respect of the Escrow Fund) that have been deposited with the Paying Agent pursuant to Section 2.3(b)(i), and any and all interest thereon or other income or proceeds thereof, that have not been disbursed to the holders of Company Capital Stock, and thereafter the holders of Company Capital Stock shall be entitled to look only to Parent (subject to the terms of Section 2.5(i)) only as general creditors thereof with respect to any and all cash amounts that may be payable to such holders of Company Capital Stock pursuant to Section 2.3(b)(i) upon the due surrender of any Company Stock Certificates, if applicable, and duly executed Exchange Documents in the manner set forth in Section 2.5(f). For the avoidance of doubt, Parent shall remain obligated to pay any holder that subsequently submits the required Exchange Documents prior to the expiration of the applicable period under any abandoned property, escheat or similar Law. No interest or appreciation shall be payable for the cash amounts delivered to Parent pursuant to the provisions of this Section 2.5(h) and which are subsequently delivered to the holders of Company Capital Stock. (i) No Further Ownership Rights in Company Securities. The consideration paid in respect of the surrender for exchange of shares of Company Capital Stock, Vested Company Options or Company Warrants, as applicable, in accordance with the terms of this Agreement shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, Vested Company Options, or Company Warrants, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock, Vested Company Options or Company Warrants which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock

- 29 - Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2. (j) No Liability. Notwithstanding anything to the contrary in this Section 2.5, none of Parent, the Paying Agent, the Surviving Corporation, or any party hereto, shall be liable to any Person for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. 2.6 Post-Closing Adjustments. (a) On or before the one hundred twenty (120) day anniversary of the Closing Date, Parent shall prepare and deliver to the Representative a statement (the “Statement”) that sets forth: (i) a balance sheet of the Company as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date, prepared in accordance with the Accounting Principles (the “Closing Date Balance Sheet”); (ii) Parent’s calculation of the Net Working Capital Amount, the Net Working Capital Surplus, if any, and the Net Working Capital Shortfall, if any, each as derived from the Closing Date Balance Sheet; (iii) Parent’s calculation of the Closing Cash as derived from the Closing Date Balance Sheet; (iv) the Closing Indebtedness; (v) the unpaid Transaction Expenses; and (vi) the resulting calculation of the Merger Consideration. If Parent fails to deliver the Statement to the Representative within 120 days after the Closing Date, then the Net Working Capital Amount, the Net Working Capital Surplus, if any, the Net Working Capital Shortfall, if any, the Closing Cash, the Closing Indebtedness, the unpaid Transaction Expenses, and the resulting calculation of the Merger Consideration shall be deemed to be final and binding on the parties hereto, and there shall be no adjustment payments under Section 2.6(e). (b) During the 45-day period following the Representative’s receipt of the Statement, the Representative and its accountants shall have reasonable access, during normal business hours and with advance notice, to the books, records, supporting schedules, work papers, calculations and personnel of Parent reasonably necessary to support the Statement. The Statement shall become final and binding upon the parties at 11:59 PM Pacific Time on the 45th day following delivery thereof, unless the Representative gives written notice of its disagreement with the Statement (a “Notice of Disagreement”) to Parent before such date. Any Notice of Disagreement (i) must specify in reasonable detail the nature of any disagreement so asserted, and (ii) may only include disagreements regarding any item reflected in the Statement. If a Notice of Disagreement is received by Parent in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon the Securityholder Indemnifying Parties and Parent on the earlier of (A) the date that the Representative and Parent resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement, or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm pursuant to Section 2.6(c). During the 45- day period following the delivery of a Notice of Disagreement, the Representative and Parent shall use commercially reasonable efforts in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During such period, Parent and its accountants shall have reasonable access, during normal business hours and with advance notice, to the working papers of the Representative and its accountants prepared directly related to the disputed items in the Notice of Disagreement; provided that neither the Representative nor its accountants shall be required to disclose any attorney-client privileged communications or work product materials. No later than 45 days after Parent’s receipt of the Notice of Disagreement, Parent may prepare and deliver to the Representative a reply setting forth alternative positions with respect to the issues raised in the Statement or the Notice of Disagreement (the “Reply”). (c) At the end of such 45-day period, the Representative and Parent shall submit to PricewaterhouseCoopers LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Parent and the Representative (the “Accounting Firm”) for resolution of any and all matters that remain in dispute and that were properly

- 30 - included in the Notice of Disagreement or the Reply. The Accounting Firm shall not consider any issues not raised in the Statement, the Notice of Disagreement or the Reply. The Representative and Parent shall jointly request that the Accounting Firm render a decision resolving the matters submitted to the Accounting Firm within 30 days after such submission. The resolution of any remaining discrepancies and disagreements and the determination of any of the Closing Cash, the Closing Indebtedness, the unpaid Transaction Expenses, the Net Working Capital Amount, the Net Working Capital Surplus, if any, and the Net Working Capital Shortfall, if any, and the Merger Consideration by the Accounting Firm shall be (i) in writing, (ii) with respect to any specific discrepancy or disagreement, no greater than the higher amount calculated by Parent or the Representative, as the case may be, and no lower than the lower amount calculated by Parent or the Representative, as the case may be, and (iii) final and binding upon, and non-appealable by, Parent, Representative and the Securityholder Indemnifying Parties and their respective successors and assigns for all purposes hereof. (d) Notwithstanding anything to the contrary in this Agreement, the procedures set forth in this Section 2.6 for resolving disputes with respect to the Statement and each of the items contained therein (including the Closing Cash, Closing Indebtedness, the unpaid Transaction Expenses, the Net Working Capital Amount, the Net Working Capital Surplus, if any, and the Net Working Capital Shortfall, if any) shall be the sole and exclusive method for resolving any such disputes; provided, that this provision shall not prohibit a party from instituting litigation to enforce any final determination of the Merger Consideration by the Accounting Firm pursuant to Section 2.6 in any court or other tribunal of competent jurisdiction in accordance with Section 11.8. The substance of the Accounting Firm’s determination shall not be subject to review or appeal, absent a showing of fraud or manifest error. There shall be no ex parte communications between either party and the Accounting Firm. The cost of engaging the Accounting Firm pursuant to this Section 2.6 shall be borne by Parent and the Securityholder Indemnifying Parties in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time its determination is rendered on the merits of the matters submitted. All other fees and expenses incurred by Parent or the Representative (on behalf of the Securityholder Indemnifying Parties) in connection with the preparation, review or certification of the Statement, the Notice of Disagreement or the Reply shall be borne by the party incurring such fees and expenses. (e) Adjustment Payments. (i) If the Estimated Merger Consideration exceeds the Merger Consideration (the “Merger Consideration Shortfall”) as finally determined in accordance with this Section 2.6 (the “Final Merger Consideration”), then, within five (5) Business Days after the Statement becomes final and binding on the parties pursuant to this Section 2.6: (A) if the Merger Consideration Shortfall is less than the Adjustment Escrow Amount, Parent and Representative shall jointly execute and deliver a notice in writing to the Escrow Agent directing the Escrow Agent to release: (i) the full amount of the Merger Consideration Shortfall to Parent from the Escrow Fund, and (ii) an amount equal to the Adjustment Escrow Amount minus the Merger Consideration Shortfall from the Escrow Fund to the Paying Agent (or other applicable Payor) for further distribution to the Company Securityholders in accordance with each such Company Securityholder’s Closing Pro Rata Share; (B) if the Merger Consideration Shortfall is equal to the Adjustment Escrow Amount, Parent and Representative shall jointly execute and deliver a notice in writing to the Escrow Agent directing the Escrow Agent to release the full amount of the Adjustment Escrow Amount to Parent from the Escrow Fund; and

- 31 - (C) if the Merger Consideration Shortfall is greater than the Adjustment Escrow Amount, (1) Parent and Representative shall jointly execute and deliver a notice in writing to the Escrow Agent directing the Escrow Agent to release the full amount of the Adjustment Escrow Amount to Parent from the Escrow Fund, and (2) Parent shall be entitled to recover the amount of the Merger Consideration Shortfall minus the Adjustment Escrow Amount, at Parent’s option in its sole and absolute discretion, from any amounts remaining in the Escrow Fund. To the extent that Parent elects to recover all or a portion of the remaining Merger Consideration Shortfall from the Escrow Fund, then within five (5) Business Days after the Statement becomes final and binding on the parties pursuant to this Section 2.6, Parent and the Representative shall jointly instruct the Escrow Agent to release from the Escrow Fund the amount specified in such joint instruction, and the Escrow Agent shall promptly release from the Escrow Fund such amount. (ii) If the Estimated Merger Consideration is less than the Final Merger Consideration (the “:”), then, within five (5) Business Days after the Statement becomes final and binding on the parties pursuant to this Section 2.6, (A) Parent and Representative shall jointly execute and deliver a notice in writing to the Escrow Agent directing the Escrow Agent to release the Adjustment Escrow Amount from the Escrow Fund to the Paying Agent (or other applicable Payor) for further distribution to the Securityholder Indemnifying Parties in accordance with each such Securityholder’s Closing Pro Rata Share in accordance with the Payment Spreadsheet, and (B) Parent shall pay an amount equal to the Merger Consideration Excess, by wire transfer of immediately available funds to the Paying Agent (or other applicable Payor) for further distribution to the Company Securityholders in accordance with each such Company Securityholder’s Fully Diluted Percentage. (iii) If the Estimated Merger Consideration is equal to the Final Merger Consideration, then no payment shall be due to Parent or the Company Securityholders pursuant to this Section 2.6, and, within five (5) Business Days after the Statement becomes final and binding on the parties pursuant to this Section 2.6, Parent and Representative shall jointly execute and deliver a notice in writing to the Escrow Agent directing the Escrow Agent to release the Adjustment Escrow Amount from the Escrow Fund to the Paying Agent (or other applicable Payor) for further distribution to the Company Securityholders in accordance with each such Company Securityholder’s Closing Pro Rata Share. 2.7 Milestone Payments. (a) Subject to the terms and conditions of this Section 2.7, Parent shall make a one-time payment, upon the achievement of a Milestone Event, in the amount set forth opposite the applicable Milestone Event (each, a “Milestone Payment” and, collectively, the “Milestone Payments”) and determined based on the applicable timing and conditions set forth in Schedule 2.7 (the “Milestone Payment Schedule”). For the avoidance of doubt, (i) each Milestone Payment shall be payable only once, regardless of whether the applicable Milestone Event is achieved more than once, (ii) the maximum aggregate amount of Milestone Payments payable pursuant to this Section 2.7 shall not exceed $30,000,000, (iii) no Milestone Payment shall be due and payable unless the applicable Milestone Event has been achieved on or prior to the applicable Milestone End Date, and (iv) in no event will a Milestone Payment be paid for a Publication Milestone Event that occurs after a Coverage Milestone Event. (b) By no later than ten (10) Business Days following the achievement of a Milestone Event (or, if Parent has not previously delivered a Milestone Achievement Notice with respect to such Milestone Event, by no later than ten (10) Business Days following the applicable Milestone End Date), Parent shall deliver written notice to the Representative of its good faith determination of whether such Milestone Event was achieved, and if achieved, the date on which such Milestone Event was achieved and the applicable Milestone Payment payable in respect thereof (a “Milestone Achievement Notice”), together

- 32 - with reasonable supporting detail regarding the achievement or non-achievement of the applicable Milestone Event. (c) If Parent’s Milestone Achievement Notice reflects a determination that the applicable Milestone Event was not achieved, or was not achieved to the maximum amount of the applicable Milestone Payment, the Representative may dispute Parent’s determination by delivering written notice to Parent within ten (10) Business Days after receipt of the applicable Milestone Achievement Notice setting forth in reasonable detail the basis for such dispute. If the Representative does not timely deliver such notice, Parent’s determination shall be final and binding on the parties hereto. If the Representative timely disputes Parent’s determination, Parent and the Representative shall negotiate in good faith to resolve the dispute for a period of twenty (20) Business Days (or such longer period as mutually agreed in writing by Parent and Representative). If the parties are unable to resolve the dispute within such period, either party may pursue its rights in accordance with Section 11.8. (d) Parent shall pay the applicable Milestone Payment, if any, by wire transfer of immediately available funds to the Paying Agent (or other applicable Payor) for further distribution to the Company Securityholders in accordance with their respective Fully Diluted Percentage, no later than five (5) Business Days following (i) the delivery of Parent’s Milestone Achievement Notice reflecting a determination that the applicable Milestone Event was achieved, or (ii) if Parent has delivered a Milestone Achievement Notice reflecting a determination that the applicable Milestone Event was not achieved and such determination is subsequently overturned pursuant to Section 2.7(c), the final resolution of such dispute. For the avoidance of doubt, if Parent has delivered a Milestone Achievement Notice reflecting a determination that the applicable Milestone Event was achieved but due to the date of achievement, the applicable Milestone Payment is less than the maximum amount of such Milestone Payment, and such determination is disputed pursuant to Section 2.7(c), then the undisputed portion of the Milestone Payment shall be delivered within no later than five (5) Business Days following the delivery of such Milestone Achievement Notice and the remainder of the Milestone Payment, if any, shall be delivered within five (5) Business Days from the final resolution of such dispute pursuant to Section 2.7(c). (e) Any payments delivered hereunder by or on behalf of Parent or the Surviving Corporation to the Paying Agent for the benefit of any Company Securityholders shall be deemed to have been made to such Company Securityholder by, or on behalf of, Parent. Upon payment of the applicable Milestone Payment by wire transfer to the Paying Agent in accordance with this Agreement, Parent shall have satisfied its obligation with respect to the payment of such Milestone Payment and Parent shall not have any obligation to distribute such Milestone Payment to the Company Securityholders. (f) Parent shall not take any action, or fail to take any action, with the primary purpose to prevent the achievement of a Milestone Event, avoid the payment of, or reduce the amount of any Milestone Payment. Further, so long as a Key Employee remains employed by Parent, the Surviving Corporation or any of their respective Affiliates, Parent shall permit such Key Employee a reasonable opportunity to remain involved in activities directly related to the achievement of the Milestone Events that are within such Key Employee’s scope of expertise, to the extent such involvement does not unreasonably interfere with the performance of such Key Employee’s then-current role and corresponding duties and responsibilities and subject at all times to Parent’s authority and control and Parent’s determination, in its sole and absolute discretion, of such Key Employee’s duties, responsibilities, reporting relationships and allocation of time. For the avoidance of doubt, Parent shall retain final decision-making authority with respect to any aspect of submission or application relating to the Milestone Events, and nothing in this Section 2.7 shall (i) require Parent or any of its Affiliates to continue to employ any Key Employee for any period of time, (ii) limit Parent’s or any of its Affiliates’ authority with respect to the operation of their respective businesses or the allocation of personnel or resources, or (iii) be construed to modify or limit any of Parent’s rights set forth in Section 2.7(g).

- 33 - (g) Subject to Section 2.7(f), the Company Securityholders acknowledge and agree: (i) Parent shall have the right to own, operate, use, license, develop and otherwise commercialize the assets of the Company in any way that Parent deems appropriate, in its sole discretion; (ii) Parent does not have any obligation, express or implied, to own, operate, use, license, develop or otherwise commercialize the assets of the Company, pursue any particular business opportunity, advertising or marketing campaign or regulatory strategy in order to achieve or expedite any Milestone Payment; (iii) Parent shall owe no fiduciary or similar duty to the Company Securityholders in connection with the operation of the Company following the Closing; (iv) there is no assurance that any Milestone Payment will become payable; (v) Parent has not made, and the Company Securityholders are not relying upon, any projection, estimate or representation regarding the achievement of any Milestone Event; and (vi) the parties intend the express provisions of this Section 2.7 to govern their contractual relationship and to supersede any implied covenant or standard of efforts that might otherwise apply. (h) Parent shall have the right to withhold and set-off against any Milestone Payment due under this Section 2.7 any amounts that have been finally determined pursuant to this Agreement, a final non appealable judgment or other written agreement between Parent and the Representative to be an amount owed by the Company Securityholders to Parent or any of Parent’s Affiliates (including the Company), including the amount of (i) any indemnity payment that the Company Securityholders are required to pay, and that has not been paid, to the Indemnified Parties under this Agreement, (ii) any purchase price adjustment payment that the Company Securityholders are required to pay, and that has not been paid, to Parent pursuant to Section 2.6 and (iii) any fees and expenses the Company Securityholders are obligated to pay pursuant to this Agreement. Any amount recovered by Parent pursuant to this Section 2.7 shall reduce any other recovery sought or obtained by Parent with respect to the same claim or Loss under this Agreement. (i) The right of the Company Securityholders to receive any portion of the Milestone Payment (i) is solely a contractual right and is not a security for purposes of any federal or state securities Laws (and shall confer upon each Company Securityholder only the rights of a general unsecured creditor under applicable state Law), (ii) will not be represented by any form of certificate or instrument, (iii) does not give the Company Securityholders any dividend rights, voting rights, liquidation rights, preemptive rights or other rights common to holders of the Parent’s equity securities, (iv) is not redeemable and (v) may not be sold, assigned, pledged, gifted, conveyed, transferred or otherwise disposed of (a “Transfer”), except by operation of Law (and any Transfer in violation of this Section 2.7(i) shall be null and void). (j) No Milestone Payment shall be due or payable to the extent achievement of the applicable Milestone Event results from any claim, submission, study, publication, practice or conduct that is finally determined by a Governmental Authority to violate applicable Health Laws, and Parent may recover or set off any Milestone Payment previously paid in respect of such Milestone Event to the extent arising from such violation; provided, however, that no Milestone Payment shall be forfeited, clawed back or subject to set off as a result of any subsequent change in applicable Health Laws. (k) If it is finally determined pursuant to Section 2.7(c) that a Milestone Event was not achieved on or prior to the Publication Milestone End Date or Coverage Milestone End Date, as applicable, the corresponding Milestone Payment shall automatically terminate and no Milestone Payment shall thereafter be payable with respect to such Milestone Event. (l) All payments made pursuant to this Section 2.7 shall be treated by all parties hereto for Tax purposes as adjustments to the Merger Consideration.

- 34 - ARTICLE 3 THE CLOSING 3.1 The Closing. Unless this Agreement is earlier terminated pursuant to Section 9.1, Parent, Merger Sub and the Company shall consummate the Merger at a closing (the “Closing”) to be conducted remotely via the electronic exchange of documents and signatures and to occur on the second Business Day following the satisfaction or waiver (if permitted hereunder) of all of the conditions set forth in Section 3.3 other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of those conditions (if permitted hereunder) at the Closing), unless another date is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs hereunder is referred to herein as the “Closing Date.” 3.2 Closing Deliveries. At, or prior to, the Closing, following the satisfaction or waiver (if permitted hereunder) of all of the conditions set forth in Section 3.3 other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of those conditions (if permitted hereunder) at the Closing), Parent shall deliver or cause to be delivered such actions with respect to the payments contemplated by Section 2.3, Section 2.4, and Section 2.5. 3.3 Closing Conditions. (a) Conditions to Obligations of All Parties. The respective obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions: (i) The Requisite Stockholder Approval shall have been obtained and the Company shall have delivered to Parent the Stockholder Written Consent duly executed by the Company Stockholders necessary to obtain the Requisite Stockholder Approval. (ii) Parent, Merger Sub and the Company shall have obtained all consents, authorizations and approvals from all Governmental Authorities and submitted all requisite filings and made all requisite notifications with all Governmental Authorities, in each case that Parent reasonably determines to be necessary or appropriate in order to consummate the Merger and the other transactions contemplated by this Agreement. (iii) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and that has the effect of making the Merger or any other transaction contemplated by this Agreement or any Related Agreement illegal or otherwise prohibits or otherwise impedes or restrains the consummation of the Merger or any other transaction contemplated by this Agreement or any Related Agreement. (iv) No Order issued by any court of competent jurisdiction or other similar legal restraint shall be in effect that has the effect of making the Merger or any other transaction contemplated by this Agreement illegal or otherwise prohibits or otherwise restrains the consummation of the Merger or any other transaction contemplated by this Agreement. (b) Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

- 35 - (i) Representations and Warranties. (A) Each of the representations and warranties of the Company set forth in this Agreement (other than the Company Fundamental Representations) that are not qualified by materiality or by references to Company Material Adverse Effect (1) shall have been true and correct as of the date of this Agreement, and (2) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than any such representations and warranties that address matters only as of a specified date, which shall be true and correct as of such date). (B) Each of the Company Fundamental Representations and each of the representations and warranties of the Company set forth in this Agreement that are qualified by materiality or by references to Company Material Adverse Effect (1) shall have been true and correct as of the date of this Agreement and (2) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than any such representations and warranties that address matters only as of a specified date, which shall be true and correct as of such date). (ii) Covenants. The Company shall have performed and complied in all material respects with each of the covenants and obligations under this Agreement required to be performed and complied with by the Company prior to or as of the Closing. (iii) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred or exist. (iv) Company Options and Plans. (A) Each Vested Company Option shall have been terminated or cancelled by the Company, subject to the right of the holder(s) of such Vested Company Options to receive consideration for such Vested Company Options in accordance with Section 2.3(c)(i). (B) Each Unvested Company Option shall have been terminated and cancelled by the Company in accordance with Section 2.3(c)(ii). (C) Each Underwater Company Option shall have been terminated and cancelled by the Company in accordance with Section 2.3(c)(ii). (D) Each Company Option listed on Schedule 2.3(c)(ii)(C) shall have been terminated and cancelled by the Company in accordance with Section 2.3(c)(ii). (E) Parent shall have received evidence of the termination of each of the Company Stock Plans as contemplated by Section 8.13(b). (v) No Legal Proceedings or Regulatory Conditions. (A) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order that is in effect and that (1) makes the Merger or any other transaction contemplated by this Agreement illegal or otherwise prohibits or restrains the consummation of the Merger or any other transaction contemplated by this Agreement, (2) prohibits or materially impairs the Company’s, Parent’s or Merger Sub’s ownership or operation of any material portion of the business of the Company following the Closing, or (3) compels Parent, Merger Sub or the Company to dispose of or hold separate any material portion of the business or assets of the Company in connection with the Merger or any other transaction contemplated by this Agreement; and (B) there shall be no Action pending or, to the Knowledge of the Company, threatened in

- 36 - writing by any Governmental Authority or any other Person that seeks to obtain any of the foregoing relief described in clauses (1) through (3) above. (vi) Joinder Agreements. Parent and Merger Sub shall have received executed joinder agreements to this Agreement in favor of Parent in the form attached hereto as Exhibit B (each, a “Joinder Agreement”) from the Company Stockholders representing (A) 98% of the issued and outstanding shares of Company Capital Stock on an as converted to Company Common Stock basis, and (B) 100% of the outstanding Company Warrants, and all such Joinder Agreements shall be in full force and effect. (vii) Vested Company Options. Parent and Merger Sub shall have received executed Joinder Agreements in favor of Parent from holders representing 98% of the shares of Company Common Stock underlying Vested Company Options that are entitled to receive any consideration pursuant to Section 2.3(c), and all such Joinder Agreements shall be in full force and effect. (viii) Promised Options. Parent and Merger Sub shall have received an executed Promised Option Cancellation and Release Agreement in the form attached hereto as Exhibit C (each, a “Promised Option Cancellation and Release Agreement”) from each holder of Company Promised Options, and all such Promised Option Cancellation and Release Agreements shall be in full force and effect. (ix) 280G Waivers; 280G Stockholder Approval. Each Person who the Company reasonably determines might receive any payments or benefits described in Section 6.1 hereof shall have previously executed and delivered to the Company a 280G Waiver, and such 280G Waiver shall continue to be in effect immediately prior to the Closing Date. With respect to any payments or benefits that could reasonably be expected to constitute “parachute payments” under Section 280G of the Code with respect to any Persons, such number of eligible Company Securityholders as is required by the terms of Section 280G of the Code shall have (i) approved, pursuant to the method provided for in the regulations promulgated under Section 280G of the Code, any such “parachute payments” or (ii) shall have voted upon and disapproved such parachute payments, and, as a consequence and pursuant to the 280G Waiver, such “parachute payments” shall not be paid or provided for in any manner and Parent and its Subsidiaries shall not have any Liabilities with respect to such “parachute payments.” All determinations made and actions taken by the Company hereunder shall be subject to review and approval by Parent, such approval not to be unreasonably withheld, conditioned or delayed. (x) Key Employees. As of the Closing Date, the Key Employee Employment Documents executed and delivered by each Key Employee concurrently with the execution of this Agreement shall be enforceable under applicable Law and in full force and effect, no such Key Employee Employment Document shall have been rescinded, repudiated or terminated, and no Key Employee shall have notified Parent, Merger Sub or the Company of such Key Employee’s intention to terminate employment with Parent, the Surviving Corporation or their respective Affiliates following the Closing. (xi) Non-Competition Agreements. The Non-Competition Agreements executed and delivered on the date of this Agreement by each Noncompete Party shall be enforceable under applicable Law and in full force and effect as of the Closing, and no breaches, disputes or informal or formal repudiations by any Noncompete Party of his or her Non-Competition Agreement shall have occurred or be imminent or threatened. (xii) Resignation and Release. Parent and Merger Sub shall have received a Director and Officer Resignation and Release, in a form reasonably acceptable to Parent (a “Director and Officer Resignation and Release”), from each officer and director of the Company.

- 37 - (xiii) Payment Spreadsheet. Not less than two Business Days prior to the Closing Date, Parent and Merger Sub shall have received the Payment Spreadsheet. (xiv) Consents. The Company shall have received the Consents pursuant to Section 8.2, which shall not have been repudiated and shall be in full force and effect at the Closing, and delivered copies thereof to Parent. (xv) Notices for Agreements. The Company shall have sent the notices set forth on Schedule 8.3 hereto, and delivered copies thereof to Parent. (xvi) Closing Certificates. Parent shall have received the following: (A) a certificate of the Chief Executive Officer of the Company, dated the Closing Date and in form and substance reasonably satisfactory to Parent, certifying as to the matters set forth in Sections 3.3(b)(i), (ii), and (iii); (B) a certificate of the Secretary of the Company, dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, attaching and certifying (1) the Company Organizational Documents, (2) the resolutions adopted by the board of directors of the Company and the Company Stockholders authorizing this Agreement, the Merger and the other transactions contemplated hereby, which resolutions shall have not been revoked, modified, rescinded or amended and which shall be in full force and effect at the Closing. (C) a certificate, duly executed by the Chief Executive Officer of the Company for and on the Company’s behalf, certifying that all of the information included in the Payment Spreadsheet pursuant to Section 8.9(a) is true, correct and complete (and in the case of dollar amounts, properly calculated) as of the Closing (the “Payment Spreadsheet Certificate”); (D) a certificate from the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and each other state or other U.S. or foreign jurisdiction in which the Company is qualified to do business as a foreign corporation (or the closest equivalent thereof in the event that any jurisdiction does not provide such certificates), each such certificate dated within five Business Days prior to the Closing Date, certifying that the Company is duly qualified to transact business or is in good standing (as applicable in each such jurisdiction); and (E) a duly executed and completed certificate conforming to the requirements of United States Treasury Regulations Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3) certifying the Company is not, nor has ever been, a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Code and the notification required under United States Treasury Regulations Section 1.897-2(h)(2), in each case in form and substance reasonably satisfactory to Parent. (xvii) Payoff Letters; Release of Liens. Parent shall have received the executed Payoff Letters with respect to all Indebtedness and evidence satisfactory to Parent of the release of those Liens set forth in Schedule 8.15. (xviii) Paying Agent Agreement. The Paying Agent shall have executed the Paying Agent Agreement and delivered a copy thereof to Parent. (xix) Tail Policies. The Company shall have purchased the Tail Policies effective as of no later than the Closing and Parent shall have received from the Company evidence reasonably satisfactory to Parent of the purchase and commitment of the Tail Policies.

- 38 - (c) Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company: (i) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement (A) shall have been true and correct as of the date of this Agreement and (B) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than any such representations and warranties that address matters as of a specified date, which shall be true and correct as of such date). (ii) Covenants. Parent and Merger Sub shall have performed and complied in all material respects with each of the covenants and obligations under this Agreement required to be performed and complied with by Parent or Merger Sub prior to or as of the Closing. (iii) Paying Agent Agreement. The Company shall have received the Paying Agent Agreement duly executed by the Paying Agent and Parent. (iv) Joinder Agreements. The Company shall have received duly executed Joinder Agreements by the Parent. (v) Key Employee Employment Documents. The Company shall have received duly executed Key Employee Employment Documents by the Parent. (vi) Non-Competition Agreements. The Company shall have received duly executed Non-Competition Agreements by the Parent. (vii) Closing Certificate. (A) The Company shall have received a certificate of an officer of Parent, dated the Closing Date and in form and substance reasonably satisfactory to Company, certifying as to the matters set forth in Sections 3.3(c)(i) and (ii). (B) The Company shall have received a certificate of the Secretary from each of Parent and Merger Sub, dated as of the Closing Date and in form and substance reasonably satisfactory to the Company, certifying the resolutions adopted by the respective boards of directors of Parent and Merger Sub, as applicable, authorizing this Agreement, the Merger and the other transactions contemplated hereby, which resolutions shall have not been revoked, modified, rescinded or amended and which shall be in full force and effect at the Closing. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY Subject to any exceptions that are set forth in the appropriate section, subsection or subclause of the disclosure schedule in accordance with Section 11.10 and delivered by the Company to Merger Sub concurrently with the execution and delivery of this Agreement (the “Disclosure Schedule”), the Company hereby represents and warrants to Parent and Merger Sub, as of the date hereof and as of the Closing Date, as follows:

- 39 - 4.1 Organization and Good Standing. (a) The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. (b) The Company is duly qualified to do business in and is in good standing in every jurisdiction where the properties, owned, leased or operated, or the business conducted by it, requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to be material to the Company and its business. Section 4.1(b) of the Disclosure Schedule accurately sets forth each jurisdiction where the Company is qualified or licensed to do business. (c) Prior to the date of this Agreement, the Company has Made Available to Parent true, correct and complete copies of the Company’s Certificate of Incorporation and Bylaws, each as amended and currently in effect (collectively, the “Company Organizational Documents”). The Company Organizational Documents are in full force and effect, and the Company is not in violation of (and has not previously violated) any provision of its Company Organizational Documents. Except as set forth on Section 4.1(c) of the Disclosure Schedule, the Company does not currently conduct business under any name other than its legal name. (d) Section 4.1(d) of the Disclosure Schedule contains a true, correct and complete list of the directors and officers of the Company as of the date hereof. (e) Section 4.1(e) of the Disclosure Schedule contains a true, correct and complete list of every jurisdiction in which the Company has Employees or facilities. 4.2 Authority and Enforceability. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, each Related Agreement to which it is a party and each certificate and other instrument required hereby or thereby to be executed and delivered by the Company and to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement, each Related Agreement to which the Company is a party and each certificate and other instrument required hereby and thereby to be executed and delivered by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and its board of directors and no other corporate proceedings under the Organizational Documents of the Company or applicable Law are required to authorize this Agreement, each Related Agreement to which the Company is a party or any certificate or other instrument required to be executed and delivered by the Company pursuant hereto or to consummate the Merger or any other transactions contemplated hereby or thereby other than the Requisite Stockholder Approval. None of such actions by the board of directors of the Company have been amended, rescinded or modified. This Agreement, each Related Agreement to which it is a party and other instrument required hereby and thereby to be executed and delivered by the Company has been or will be duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and the Representative, constitutes or will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar Laws of general application affecting the rights and remedies of creditors, and to general equity principles.

- 40 - (b) The Requisite Stockholder Approval constitutes all approvals of the Company Securityholders (in their capacity as such) required, including under the Organizational Documents of the Company, applicable Law, or otherwise, for the Company to approve and adopt this Agreement, and no further vote or approval on the part of any Company Securityholders (in their capacity as such) will be required for the Company to approve or adopt this Agreement, the Related Agreements and each certificate and other instrument required hereby and thereby to be executed and delivered by the Company. (c) None of the information furnished or to be furnished to the Company Stockholders in connection with this Agreement and the Merger, including for inclusion in the Information Statement and any other notice described in Section 6.2 contains or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. (d) The Company Stockholders collectively are the beneficial and record owners of all of the issued and outstanding Company Capital Stock. 4.3 Governmental Filings and Consents. (a) No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the Related Agreements to which the Company is a party or the consummation of the Merger or any other transactions contemplated hereby or thereby, except for (i) consents or filings that Parent or Merger Sub is required to make; (ii) consents or filings that have been previously obtained or made; (iii) the filing of the Certificate of Merger with the Delaware Secretary of State; and (iv) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to the Company or prevent, materially alter or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement. (b) No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or anti-takeover provision in the Company Organizational Documents is applicable to the Company, any Company Capital Stock or other Company Securities, this Agreement, the Merger or any of the other transactions contemplated by this Agreement. 4.4 No Conflicts. The execution and delivery of this Agreement, the Related Agreements and each certificate and other instrument required to be executed and delivered by the Company pursuant hereto, the compliance with the provisions of this Agreement, the Related Agreements and each certificate or other instrument required to be executed and delivered by the Company pursuant hereto, and the consummation of the Merger and the other transactions contemplated hereby and thereby will not: (a) Conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) any provision of the Company Organizational Documents; (b) Conflict with any Material Contract, Permit, Lien or other interest to which the Company is a party or by which any of its properties or assets (whether tangible or intangible) are subject (including any IP Contracts); (c) Conflict with any Law applicable to the Company or any of its properties or assets;

- 41 - (d) Result in the creation or imposition of any Lien upon any assets of the Company or the Company Securities; or (e) (i) require a consent, approval or waiver from, or notice to, any party to any Material Contract to which the Company is a party; (ii) result in a breach of, constitute a default under, give rise to a cause of action under or result in the acceleration of obligations, loss of benefits or increase in any liabilities or fees under, or create in any Person the right to terminate, cancel or modify, any Material Contract to which the Company is a party or by which any of its assets or properties are otherwise bound; or (iii) result in the creation of a Lien upon any assets or properties of the Company. 4.5 Capitalization. (a) As of the execution and delivery of this Agreement, the authorized share capital of the Company consists of an aggregate of 1,078,541,812 shares of Company Capital Stock (including 623,000,000 authorized shares of Company Common Stock and 455,541,812 authorized shares of Company Preferred Stock, consisting of 11,843,514 authorized shares of Company Series Seed Preferred Stock, 256,695,461 authorized shares of Company Series A-1 Preferred Stock and 187,002,837 authorized shares of Company Series A-2 Preferred Stock). Of such authorized Company Capital Stock, (x) 20,237,280 shares of Company Common Stock are issued and outstanding, (y) 215,624,186 shares of Company Series A-1 Preferred Stock are issued and outstanding, and (z) all of the authorized shares of Company Series Seed Preferred Stock and Company Series A-2 Preferred Stock are issued and outstanding. Except for the Company Stock Plans, the Company has not adopted, sponsored or maintained any stock option plan or any other plan or Contract providing for equity-related compensation to any Person (whether payable in shares, cash or otherwise). The Company Stock Plans have been duly authorized, approved and adopted by the Company’s board of directors and the Company Securityholders and are in full force and effect. The Company has reserved an aggregate of 81,311,303 shares of Company Common Stock for issuance under the Company Stock Plans, of which (i) 65,691,485 shares of Company Common Stock are issuable upon the exercise of outstanding, unexercised Company Options granted under the Company Stock Plans; (ii) 640,772 shares of Company Common Stock have been issued upon the exercise of Company Options granted under the Company Stock Plans; and (iii) 14,979,046 shares of Company Common Stock remain available for future grant. 9,745,063 shares of Company Common Stock are issuable under the terms of outstanding Company Warrants. (b) All of the issued and outstanding Company Capital Stock and any other Company Securities have been offered, issued and sold by the Company in compliance with all U.S. federal and applicable U.S. state securities Laws and applicable Contracts. Except as set forth on Section 4.5(a) of the Disclosure Schedule, no Company Securities, and no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any Company Capital Stock or Company Securities is authorized or outstanding. Except as set forth on Section 4.5(a) of the Disclosure Schedule, the Company has no obligation (whether written, oral, contingent or otherwise) to issue any Company Securities or any subscription, warrant, option, convertible security or other right or to issue or distribute to holders of any Company Securities any evidences of indebtedness or assets of the Company. The Company has no obligation (whether written, oral, contingent or otherwise) to purchase, redeem or otherwise acquire any Company Capital Stock or Company Securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no declared or accrued but unpaid dividends with respect to any Company Capital Stock. There are no agreements, written or oral, between the Company and any holder of its securities or others, relating to the acquisition (including rights of first refusal, anti- dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the “Securities Act”), or voting of the Company Capital Stock. Except as set forth on Section 4.5(b) of the Disclosure Schedule, there are no irrevocable proxies and no voting agreements with respect to the Company

- 42 - Capital Stock, nor are there any other equity or voting interests in the Company and there are no other Contracts that contain any information rights, financial statement requirements or other terms with respect to the Company Securities that would survive the Closing unless terminated or amended prior to the Closing. (c) All of the issued and outstanding shares of Company Capital Stock (i) have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights, repurchase options, forfeiture provisions, restrictions on transfer, call right, rights of first refusal or similar rights, including any such rights under the Company Organizational Documents or applicable Law; and (ii) are subject only to the terms of the Company Organizational Documents, applicable securities Laws and the Contracts set forth on Section 4.5(c) of the Disclosure Schedule. All issued and outstanding shares of Company Capital Stock are held of record by the Persons set forth on Section 4.5(c) of the Disclosure Schedule. Section 4.5(c) of the Disclosure Schedule sets forth a true, correct and complete list of each holder of Company Capital Stock (including the class, series and number of shares held by each such holder), each holder of Company Warrants (including the class, series and number of shares subject to each Company Warrant, the exercise price and expiration date thereof), and each holder of any other Company Securities (including the type, amount and material terms thereof). Except as set forth on Section 4.5(c) of the Disclosure Schedule, no Person holds any Company Securities. (d) Section 4.5(d) of the Disclosure Schedule contains a true, correct and complete list of each outstanding Company Option, at the close of business on the date of this Agreement, indicating, with respect to each Company Option, as applicable, (i) the number of shares of Company Capital Stock issuable upon the exercise of such Company Option; (ii) the date on which a Company Option was granted; (iii) the Company Stock Plan from which such Company Option was granted; (iv) the name and country and state of residence of the holder thereof; (v) the exercise price, vesting commencement date, vesting schedule and expiration date thereof; (vi) whether such Company Option was granted as an incentive stock option or a nonqualified stock option and (vii) the extent to which the vesting thereof would accelerate pursuant to the applicable Company Stock Plan, award agreement or other Contract in connection with the consummation of the Merger and the other transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Merger. Each grant of a Company Option was duly authorized no later than the grant date by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval, if any, in each case, by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and is in full force and effect, each such grant was made in accordance with the applicable terms of the Company Stock Plans and all other applicable Laws. True, correct and complete copies of each Company Stock Plan and all agreements and instruments relating to or issued under each such plan (including executed copies of all Contracts relating to each Company Option and the Company Capital Stock purchased under such plan) have been Made Available to Parent, and such plans and Contracts have not been amended, modified or supplemented since being Made Available to Parent, and there are no Contracts or understandings to amend, modify or supplement such plans or Contracts in any case from those Made Available to Parent. The terms of the Company Stock Plans permit the treatment of Company Options as provided in this Agreement, without notice to, or without the consent or approval of, the holders of such securities, the Company Stockholders or otherwise. Except as set forth in Section 4.5(d) of the Disclosure Schedule, no benefits or outstanding Company Options under any of such Company Stock Plans will accelerate in connection with this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Merger. (e) The consideration for which each share of Company Capital Stock and each Company Security will be exchanged pursuant to this Agreement, the allocation of the Merger Consideration pursuant to the Payment Spreadsheet and the reduction of the amounts payable by the Escrow Fund and the

- 43 - Representative Expense Fund, in each case, conforms to the terms of the Company Organizational Documents, and no Company Stockholder, holder of Company Securities or other Person shall be entitled to receive any different or additional amount in connection with the Merger in order for the Merger to be effective in accordance with the terms of this Agreement other than as provided herein. Except as set forth in Section 4.5(f) of the Disclosure Schedule, no Company Securityholder is entitled to receive different consideration pursuant to the Merger. The Company has never redeemed, repurchased or otherwise reacquired any Company Capital Stock. (f) No Person is or will be entitled to receive any payment or consideration as a result of this Agreement or the other transactions contemplated by this Agreement or any Related Agreement, other than the Persons and in the amounts shown in the Payment Spreadsheet. The allocation of Merger Consideration among the holders of Company Securities outstanding immediately prior to the Closing in the manner contemplated by Article 2 is in all respects consistent with, and determined in accordance with, the applicable provisions of the Company Organizational Documents and any applicable Contract to which the Company is party. (g) Other than as set forth on Section 4.5(g) of the Disclosure Schedule, there are no promises or commitments of any options (including any Company Promised Options) or other equity or equity-based awards with respect to Company Capital Stock, whether or not such promises are contingent on performance or other factors, which options or other awards have not been granted as of the date of this Agreement. Section 4.5(g) of the Disclosure Schedule sets forth true, correct and complete information with respect to all Company Promised Options, including (i) the name of each applicable grantee; (ii) the applicable number of Company Promised Options to be granted to such grantee; (iii) the assumed exercise price for such Company Promised Options; (iv) the assumed vesting schedule for such Company Promised Options; and (v) the assumed vesting commencement date. (h) Except as set forth in Section 4.5(h) of the Disclosure Schedule, there are no outstanding bonds, debentures, notes or other Indebtedness of the Company that entitle the holder to (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is in any way based upon or derived from capital or voting stock of the Company, are issued or outstanding as of the date hereof. 4.6 Subsidiaries and Affiliates. (a) The Company has no Subsidiaries and has not owned any Subsidiaries. (b) The Company does not own any equity interests in any corporation, limited liability company, body corporate, partnership, association, joint venture or other business entity. The Company is not obligated to make any future investment in or capital contribution to any Person. 4.7 Financial Statements. (a) Section 4.7(a)(i) of the Disclosure Schedule contains a true, correct and complete copy of the following financial statements of the Company: (i) the unaudited balance sheet as of December 31, 2025 (the “Balance Sheet Date” and such balance sheet, the “Current Balance Sheet”) and statements of income, changes in shareholders’ equity and cash flow as of December 31, 2025 and for the twelve-month period ended December 31, 2025; (ii) the unaudited balance sheet and consolidated statements of income, changes in shareholders’ equity and cash flow as of December 31, 2024 and for the twelve-month period ended December 31, 2024; and (iii) the unaudited balance sheet and statements of income, changes in shareholders’ equity and cash flow as of June 30, 2026 (collectively with the items set forth in subsection (i) and subsection (ii), the “Financial Statements”). The Financial Statements (A) are derived from and in

- 44 - accordance with the books and records of the Company; (B) except as set forth on Section 4.7(a)(ii) of the Disclosure Schedule or on Schedule AP, have been prepared in accordance with GAAP, except that interim financial statements are subject to normal year-end adjustments and accruals; and (C) fairly present the financial condition of the Company as of the dates therein indicated and the results of operations and cash flows of the Company for the periods therein specified. (b) The Company has in place systems and processes (including the maintenance of proper books and records) that (i) provide reasonable assurances regarding the reliability of the Financial Statements; and (ii) in a timely manner accumulate and communicate to the Company’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in the Financial Statements (such systems and processes are herein referred to as the “Controls”). To the Company’s Knowledge, there have been no instances of fraud involving management or employees with responsibility for financial reporting. The Company has in place a revenue recognition policy consistent with the Accounting Principles. (c) Section 4.7(c) of the Disclosure Schedule sets forth a true, correct and complete list of each item of Indebtedness of the Company as of the date of this Agreement, identifying the creditor to which such Indebtedness is owed, the title of the instrument under which such Indebtedness is owed and the amount of such Indebtedness as of the close of business on the date of this Agreement. Except as set forth on Section 4.7(c) of the Disclosure Schedule, no Indebtedness contains any restriction upon (i) the prepayment of any of such Indebtedness; (ii) the incurrence of any other Indebtedness by the Company; or (iii) the ability of the Company to grant any Lien on any of its assets. With respect to each item of Indebtedness, the Company is not in default under any such Indebtedness and no payments are past due. The Company has not received written notice of any material default, alleged failure to perform or any offset or counterclaim (in each case, that has not been waived or remains pending as of the date of this Agreement) with respect to any item of Indebtedness. Except as set forth on Section 4.7(c) of the Disclosure Schedule, neither the consummation of the Merger or any other transactions contemplated by this Agreement nor the execution, delivery or performance of this Agreement or any Related Agreement will result in a default or breach of the terms of, or accelerate the maturity of or performance under, any conditions, covenants or other terms of any such Indebtedness. The Company has not guaranteed, nor is it responsible for or has any Liability for any Indebtedness of any other Person, and the Company has not guaranteed any material obligation of any other Person. 4.8 Absence of Undisclosed Liabilities. The Company does not have any Liability, Indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type (in each case, whether or not such item would be required to be reflected on a balance sheet prepared in accordance with the Accounting Principles), except for those that (i) have been reflected in the Current Balance Sheet; (ii) have arisen in the ordinary course of business consistent with past practice since Balance Sheet Date and prior to the date hereof; or (iii) have arisen in the ordinary course of business consistent with past practice since the date hereof and not from a violation of Section 7.1 or Section 7.2 hereof. 4.9 Absence of Changes. Since the Balance Sheet Date through the date hereof, (i) no Company Material Adverse Effect has occurred or arisen; (ii) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any material assets of the Company (whether or not covered by insurance); (iii) the Company has operated in the ordinary course of business consistent with past practice; and (iv) the Company has not taken any action that would be prohibited by Section 7.1 or Section 7.2 if taken, without Parent’s consent, after the date hereof.

- 45 - 4.10 Taxes. (a) The Company has prepared and timely filed all Tax Returns required to be filed by it, and such Tax Returns are true, correct and complete in all material respects and have been completed in substantial compliance with applicable Law. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. (b) The Company has (i) timely paid all Taxes it is required to pay, and (ii) timely paid or withheld with respect to its Employees, lenders, Contractors and other third parties (and timely paid over any withheld amounts to the appropriate Taxing Authority) all Taxes required to be paid or withheld (including withholding of Taxes pursuant to the Code or similar provisions under any other Law), in each case whether or not such payments are in connection with (or shown on) any Tax Return. The Company has complied in all material respects with all requirements of applicable Law relating to information reporting and other similar filing requirements. (c) There is no Tax deficiency outstanding, assessed or proposed in writing against the Company, nor has the Company executed or requested any waiver of any statute of limitations on or extension of the period for the assessment or collection of any Tax which waiver or extension is outstanding. No power of attorney has been granted by the Company in connection with any matter relating to Taxes that is currently in force. (d) No audit or other examination of or proceeding with respect to any Tax Return or Taxes of the Company is presently in progress, nor has any such audit, examination or proceeding been proposed or threatened in writing by a Taxing Authority. No adjustment relating to any Tax Return filed by the Company has been proposed in writing by any Taxing Authority to the Company or any representatives thereof. No claim has ever been made in writing by a Taxing Authority that the Company is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns. (e) The Company has never been subject to Tax jurisdiction in a country other than the country of its incorporation. (f) The Company is not and has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (g) The Company has no liabilities for unpaid Taxes as of the Balance Sheet Date that had not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the Balance Sheet Date other than in the ordinary course of business consistent with past practice. Since the Balance Sheet Date, the Company has not made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any closing agreement, settled any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes. (h) There are no Tax rulings, requests for rulings, or closing agreements relating to Taxes for which the Company may be liable that reasonably could be expected to affect the Company’s liability for Taxes for any taxable period ending after the Closing Date. (i) There are (and immediately following the Closing there will be) no Liens on the assets of the Company relating or attributable to Taxes other than Liens for Taxes not yet due and payable.

- 46 - (j) The Company has (i) never been a member of a combined, unitary, consolidated or affiliated group filing a consolidated U.S. federal income Tax Return or a similar Tax Return under state, local or non-U.S. Tax Laws, (ii) never been a party to any Tax sharing, indemnification or allocation agreement (other than an agreement entered into in the ordinary course of business the principal purpose of which is not Taxes), nor does the Company owe any amount pursuant to such an agreement, and (iii) no liability for the Taxes of any Person under any provision of Law relating to combined, unitary, consolidated or affiliated groups, as a transferee or successor, by contract, by operation of Law or otherwise. (k) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for Tax purposes. (l) The Company has never participated in a “Listed Transaction” or “Reportable” Transaction within the meaning of Section 6707A(c) of the Code or Treasury Regulations Section 1.6011- 4(b) (or any similar provision of state, local or foreign Tax Law). (m) Section 4.10(m) of the Disclosure Schedule describes the terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement, incentive or order of other special regime with regard to the payment of Taxes applicable to the Company (the items required to be disclosed on Section 4.10(m) of the Disclosure Schedule, the “Tax Incentive”) the period for which such Tax Incentive applies and a general description of the nature of such Tax Incentive. Copies of any documents relating to any such Tax Incentives have been Made Available to Parent. The Company is in compliance in all material respects with the terms and conditions of any such Tax Incentive. Other than as listed in Section 4.10(m) of the Disclosure Schedule, the continuity of entitlement to any such Tax Incentive is not subject to any pre-approval or notification to or by any Governmental Authority in connection with the transactions contemplated hereby. (n) The Company is in compliance and has always been compliant in all material respects with all applicable transfer pricing Laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company. Prior to the Closing, the Company will have necessary documentation substantiating the transfer pricing practices and methodology of the Company. The prices for any property or services (or for the use of any property) provided by or to the Company are arm’s length prices for purposes of all applicable transfer pricing Laws, including Treasury Regulations promulgated under Section 482 of the Code. Any studies prepared by the Company or any of its advisors with respect to any such related party transactions have been disclosed to Parent. (o) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of: (i) any change in method of accounting made prior to the Closing, including under any provision of applicable Tax Law; (ii) any closing or similar agreement with a Taxing Authority executed prior to the Closing; (iii) any intercompany transaction described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) effectuated or entered into prior to the Closing; (iv) any installment sale or open transaction disposition made prior to the Closing; (v) any deferred revenue or income recognized prior to the Closing; or (vi) any prepaid amount received prior to the Closing. (p) The Company has Made Available, to Parent correct and complete copies of all election statements under Section 83(b) of the Code, together with evidence of timely filing of such election statements with the appropriate Internal Revenue Service center with respect to any restricted stock or other property that is or was subject to a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) issued by the Company to any Employees, non-Employee directors, Contractors or other service

- 47 - providers of the Company. A valid election under Section 83(b) of the Code was timely made in connection with any issuance of any shares of Company Capital Stock that were eligible for such an election. (q) Except as set forth in Section 4.10(q) of the Disclosure Schedule, neither the Company nor any Employee is a party to any Contract that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code and the regulations and other guidance promulgated thereunder. Neither the Company nor any Employee is a party to, or otherwise obligated under, any Contract that provides for a gross up of Taxes imposed by Section 409A of the Code. Each such nonqualified deferred compensation plan has been operated in compliance, in all material respects, with Section 409A of the Code. No stock option or other right to acquire Company Capital Stock or other Company Security (including all Company Options issued to individuals subject to the Laws of the United States) (i) has an exercise price that was less than the fair market value of the underlying equity as of the date such option or right was granted (determined in a manner consistent with Section 409A of the Code), (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights, (iii) has been granted after December 31, 2004, with respect to any class of stock of the Company that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A of the Code) or (iv) has failed to be properly accounted for in accordance with the Accounting Principles in the Financial Statements. (r) There is no Contract to which the Company is a party, including the provisions of this Agreement, covering any Employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code. No payment or benefit which has been, will be or may be made with respect to any Employee will, or could reasonably be expected to, be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code as a result of the transactions contemplated by this Agreement, either alone or in conjunction with any other event (whether contingent or otherwise). There is no Contract to which the Company, any Employee, or any ERISA Affiliate is a party or by which it is bound to compensate any Employee for excise Taxes paid pursuant to Section 4999 of the Code. Section 4.10(r) of the Disclosure Schedule contains a true, correct and complete list of all persons who are “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof. (s) The Company has not been either a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any transaction purported or intended to be governed in whole or in part by Section 355 of the Code. 4.11 Property. (a) The Company does not own and has never owned any real property, nor is the Company obligated or bound by any options, obligations or rights of first refusal or Contracts to sell or acquire any real property. (b) Section 4.11(b) of the Disclosure Schedule contains a true, correct and complete list of all of the existing leases, subleases, licenses, or other agreements (the items required to be disclosed on Section 4.11(b) of the Disclosure Schedule, collectively, the “Real Property Leases”) under which the Company leases or otherwise has the right to use or occupy real property (the “Leased Premises”), the name of the lessor, the date and term of the Real Property Lease and each amendment thereto, the size of the Leased Premises and the aggregate annual rental payable thereunder. The Company has Made Available to Parent true, correct and complete copies of all Real Property Leases (including all modifications, amendments, supplements, consents, waivers and side letters thereto and all agreements in connection therewith, including all work letters, improvement agreements, estoppel certificates, subordination

- 48 - agreements, and guarantees). The consummation of the Merger will not result in the termination of any Real Property Lease. The Real Property Leases are each in full force and effect and constitute valid and binding obligations of the Company and, to the Company’s Knowledge, each other party thereto. The Company is not in breach of or default under, nor has the Company received written notice of any breach of or default under, any Real Property Lease and, to the Knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a material breach or material default thereunder by the Company or any other party thereto. The Company currently occupies all of the Leased Premises for the operation of its business. To the Company’s Knowledge, the Leased Premises are in good operating condition and repair, reasonable wear and tear excepted, and are suitable in all material respects for the uses for which they are being used for the conduct of the Company’s business as currently conducted. (c) The Company has good and marketable title to, or in the case of leased properties and assets, a valid leasehold interest in, all tangible property and assets used or held for use by the Company to conduct the business and operations of the Company as currently conducted, free and clear of all Liens other than Permitted Liens. (d) The material items of equipment, fixtures and other tangible assets owned or leased by the Company are (i) adequate for the uses to which they are being put and for the conduct of the business of the Company as currently conducted; and (ii) in good operating condition and are regularly and properly maintained, subject to normal wear and tear. (e) Section 4.11(e) of the Disclosure Schedule identifies all assets that are being leased to the Company. (f) The tangible assets owned, leased or licensed by the Company collectively constitute all of the material tangible property, rights, interests and other tangible assets used in or necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted. 4.12 Intellectual Property. (a) Company Products. Section 4.12(a) of the Disclosure Schedule contains a true, correct and complete list of all Company Products by name and version number (if any). (b) Registered IP. Section 4.12(b) of the Disclosure Schedule contains a true, correct and complete list of: (i) all Company Registered IP and each material unregistered Trademark in which the Company owns or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise), indicating for each item of Company Registered IP other than with respect to Domain Names within Company Registered IP (the “Company Domain Names”) the registered owner, filing date, expiration date, registration or application number, prosecution status, and the applicable filing jurisdiction and, for Company Domain Names, indicating the legal owner, current registrant, applicable registrar and the registration renewal date; (ii) any Action of which the Company has received written notices, including any opposition, interference or cancellation proceeding, before any Governmental Authority to which the Company is a party relating to the validity, enforceability, scope, ownership or infringement of any Company Registered IP; and (iii) any actions that must be taken by the Company within 180 days following the Closing Date with respect to the Company Registered IP, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates. All necessary registration, maintenance and renewal fees in connection with Company Registered IP that are or will be due for payment on or before the Closing Date have been or will be timely paid and all necessary documents and certificates in connection with Company Registered IP that are or will be due for filing on or before the Closing Date have been or will be timely filed with the relevant Governmental Authority in the

- 49 - U.S. and any other applicable jurisdictions, as the case may be, for the purposes of prosecuting and maintaining such Company Registered IP. Each item of Company Registered IP has been prosecuted in compliance in all material respects with the applicable rules, policies and procedures of the applicable Governmental Authority. To the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded with each relevant Governmental Authority each assignment by a third Person to the Company of Registered IP that is Company Registered IP. (c) Ownership; Enforceability; Assignments. Except as set forth on Section 4.12(c) of the Disclosure Schedule, all right, title and interest in and to the Owned Company IP is owned solely and exclusively by the Company, free and clear of any Liens, other than Permitted Liens and non-exclusive licenses granted in the ordinary course of business, and no Owned Company IP is owned by or in the name of any current or former Employee, Contractor, founder, officer, director, stockholder or other Person. All Exclusively Licensed IP is validly Licensed to the Company. The Company has obtained written and enforceable assignments sufficient to irrevocably transfer all rights in Owned Company IP to the Company that did not automatically vest in the Company. All Company IP is valid, subsisting and enforceable, and, to Company’s Knowledge, there are no facts or circumstances that would render any Company IP invalid or unenforceable. The Company has not engaged in fraud or misrepresentation with respect to any Company IP that would otherwise affect the enforceability thereof. There is no Action pending against the Company or to the Knowledge of the Company, threatened that challenges the ownership, use, validity or enforceability of any Owned Company IP. The Company is not bound by, and no Owned Company IP or Exclusively Licensed IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to Exploit any Owned Company IP or Exclusively Licensed IP anywhere in the world. No Person other than the Company purports to own (whether exclusively, jointly with another Person or otherwise), or otherwise possess any rights to enforce or exclusive rights to Exploit, any Owned Company IP. No third party that has Licensed or otherwise granted rights under Intellectual Property to the Company has or has claimed ownership rights or license rights to improvements or derivative works made by the Company to that Intellectual Property. All rights in, to and under all Intellectual Property created by any current or former founder, officer, director, Employee or Contractor for or on behalf or in contemplation of the Company (i) prior to the inception of the Company, or (ii) prior to their commencement of employment with the Company have been duly and validly assigned to the Company. (d) Transferability and Export. Except as set forth on Section 4.12(d) of the Disclosure Schedule, all Company IP is and, following Closing, will be fully transferable, alienable and licensable by the Surviving Corporation or Parent, without any material restriction, obligation or payment of any kind, and without approval of any third Person, including any Governmental Authority required solely as the result thereof, provided that the foregoing shall not apply to restrictions, obligations, payments, consents or approvals that would have been applied or been required in the absence of the transactions contemplated hereby or that arise from any action taken by, or facts or circumstances relating to, the Parent or the Surviving Corporation. (e) Transfer. The Company has not (i) transferred full or partial ownership of, or granted any exclusive License of or exclusive right to Exploit, or authorized the retention of any exclusive rights to use or joint ownership of, any Owned Company IP to any other Person; or (ii) except in the ordinary course of business or pursuant to a reasonable, good-faith business determination not to maintain, prosecute or renew such rights, permitted the Company’s rights in any material Intellectual Property that is or was Owned Company IP to lapse. The Company has not distributed or made available any Company Product, except (1) pursuant to its standard customer Contract, the form of which has been Made Available to Parent, or (2) as set forth on Section 4.12(e) of the Disclosure Schedule. (f) Government Funding. Section 4.12(f) of the Disclosure Schedule provides a true, correct and complete list of (i) all pending and outstanding grants, incentives and subsidies from any

- 50 - Governmental Authority granted to the Company (the items required to be disclosed on Section 4.12(f)(i) of the Disclosure Schedule, collectively, “Government Grants”) and (ii) all agreements pursuant to which any Governmental Authority, university, hospital, research institution or other third party has provided funding, research materials, data, facilities or other resources used in the development of any Owned Company IP or pursuant to which such Person has been granted, or may have, any ownership interest in, license right with respect to, information right with respect to, consent right with respect to, or other material interest in any Owned Company IP, and all such affected Owned Company IP and each such Person’s respective interests or rights with respect to each such agreement. The Company has Made Available to Parent true, correct and complete copies of all documents evidencing Government Grants and agreements required to be disclosed pursuant to this Section 4.12(f), together with all amendments thereto and material correspondence relating thereto. Except as disclosed on Section 4.12(f) of the Disclosure Schedule, no Governmental Authority, university, hospital, research institution or other third party has any ownership interest in, license right with respect to, or other material interest in any Owned Company IP arising from any Government Grant or other agreement or the provision of funding, research materials, data, facilities or other resources used in the development of any Owned Company IP. The Company is in compliance in all material respects with the terms and conditions of all Government Grants and agreements required to be disclosed pursuant to this Section 4.12(f), and has duly fulfilled all material undertakings required thereby. The Company has taken all steps required under each Government Grant and agreement required to be disclosed pursuant to this Section 4.12(f) to assert, protect, and support the Company’s rights in Company IP so that no more than the minimum rights or licenses required under the terms of such Government Grant or agreement will have been provided to any Person, and the Company maintains records sufficient to demonstrate that, except as set forth on Section 4.12(f) of the Disclosure Schedule, all Company IP was developed exclusively at private expense. No claim or challenge has been made by any Governmental Authority with respect to the entitlement of the Company to any Government Grant or the compliance with the terms, conditions, or obligations applicable thereto. To the Knowledge of the Company, there is no event or circumstance which would reasonably be expected to lead to the revocation or material modification of any of the Government Grants that have been approved. (g) No Infringement or Disputes. The operation of the business of the Company as previously conducted, as currently conducted, including the design, development, use, import, export, branding, advertising, promotion, marketing, manufacture, provision, distribution, delivery, support, maintenance, sale and licensing of any Company Product, does not (i) infringe, misappropriate, make unlawful use of, or otherwise violate any Intellectual Property Rights of any Person (including any right of publicity), or (ii) constitute unfair competition or trade practices under applicable Law in any material respect. The Company has not received any notice alleging that the operation of the business of the Company, any Company Product, or any Company IP infringes, misappropriates, makes unlawful use of, or otherwise violates any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under applicable Law, and there is no Action pending or, to the Company’s Knowledge, threatened alleging any of the foregoing. The Company has not received any written invitation or offer from any Person to obtain a License to any Intellectual Property in connection with any claim or assertion that any Company Product or Company IP infringes, misappropriates, makes unlawful use of, or otherwise violates any Intellectual Property Rights of any Person. Except as set forth in Section 4.12(g) of the Disclosure Schedule, the Company has not agreed to, or assumed, any obligation to warrant, indemnify or hold any Person harmless, or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement, misappropriation or other violation of any Intellectual Property Rights of any Person. There are no material disputes with respect to any Contract relating to any Company Product or Company IP regarding (x) the scope of such Contract, (y) payments to be made or received by the Company, or (z) any party’s performance thereunder. (h) Sufficiency. The Company IP constitutes all Intellectual Property: (i) used, held for use, practiced, Exploited in or necessary and sufficient to the conduct of the operation of the business of the

- 51 - Company as currently conducted, including (A) all Intellectual Property incorporated or embodied in or otherwise used, held for use, practiced or Exploited in connection with the design, development, delivery, use, import, export, branding, advertising, hosting, promotion, marketing, manufacture, provision, distribution, delivery, support, maintenance, sale and licensing out of any Company Product, and (B) with respect to the Company Products, all work product and output resulting from or developed by the Company (alone or in concert with a third Person) pursuant to its provision of services to any third Person; and (ii) necessary and sufficient to enable Parent, the Surviving Corporation, and its and their Affiliates to operate such business immediately after the Closing Date in substantially the same manner as such business is currently conducted and as currently proposed to be conducted and without the need for Parent, the Company, and its and their Affiliates to acquire or License any additional Intellectual Property. The Company has obtained valid and enforceable rights to use all material Licensed Company IP pursuant to written Contracts, and all such Licensed Company IP is in full force and effect. The Company has obtained valid, written, perpetual, non-terminable (other than for cause) Licenses sufficient for the conduct of the Business to all material third-party Intellectual Property that is incorporated into, integrated or bundled by the Company with any of the Company Products. No Related Party owns any Intellectual Property or other assets that are material to the conduct of the business of the Company as currently conducted and as currently proposed to be conducted. (i) Third Party Infringement. To the Knowledge of the Company, no Person has materially infringed, misappropriated, made unlawful use of, or otherwise violated any Company Registered IP and there do not exist any facts which could reasonably form the basis of the infringement, misappropriation or violation claim with respect thereto. The Company has not brought any Actions before any Governmental Authority against any Person with respect to Company IP. The Company has not sent any notice alleging infringement, misappropriation, or unlawful use of any Company IP. The Company has not made any invitation or offer to any Person regarding a License to any Company IP, other than making available any Company Product pursuant to a valid and enforceable non-exclusive License agreement. (j) Transaction. Neither the execution of this Agreement or the Related Agreements nor the consummation of the transactions contemplated by this Agreement or the Related Agreements, including any assignment to Parent by operation of Law or otherwise of any Contracts to which the Company is a party, will cause or result in Parent, the Company or any of their respective Subsidiaries or Affiliates (i) granting to any third Person any right to or with respect to any Intellectual Property, (ii) being bound by, or subject to, any non-compete, exclusivity provision, right of first offer or refusal or other material restriction on the operation or scope of their respective businesses, or (iii) being obligated to pay any royalties or other fees or consideration, or offer any discounts, to any third Person in excess of those payable by, or required to be offered by, any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby. The Licensed Company IP shall remain in full force and effect following the Closing in accordance with the terms thereof, and, as of immediately after the Closing, Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates will be entitled to exercise all of their respective rights under all Licensed Company IP to the same extent as Company prior to the Closing. (k) Protection of Trade Secrets. The Company has taken commercially reasonable measures to protect the confidentiality of its Trade Secrets and other Company material Proprietary Information and the Trade Secrets and other Proprietary Information of any third Person provided or made available to the Company. To the Company’s Knowledge, there has been no loss of or material unauthorized access to or disclosure of such Trade Secrets or other Proprietary Information, and no such Trade Secrets or other Proprietary Information has been accessed or disclosed to any Person other than pursuant to a written confidentiality Contract restricting the disclosure and use of such Trade Secrets or other Proprietary Information, provided that the foregoing shall not apply to disclosures required by applicable Law or made in the ordinary course of business to professional advisers or Governmental Authorities subject to customary confidentiality protections. The Company’s use or disclosure of material Trade Secrets or other material

- 52 - Proprietary Information owned by a third Person has complied in all material respects with the material confidentiality obligations applicable to the Company with respect thereto. (l) Proprietary Information Agreements. The Company has, and enforces, a policy requiring each then-current Employee, then-current Contractor, and then-current director of the Company, in each case, that is or was involved in the research, development, conception, creation or reduction to practice of Intellectual Property for the Company or who have or who had access to or received Proprietary Information (collectively, the “IP Contributors”) to execute a proprietary information, confidentiality and invention assignment Contract in the form(s) Made Available to Parent (each, a “Proprietary Information Agreement”), and no material deviations were made by the applicable IP Contributors to their respective Proprietary Information Agreements. The Proprietary Information Agreements are valid and binding obligations of the IP Contributors, and enforceable in accordance with their terms. To the Knowledge of the Company, no IP Contributor is in default or breach of any Proprietary Information Agreement. The Company has not received any written claims of third parties (including current and former IP Contributors or their current or former employers) alleging ownership of any Owned Company IP, and to the Knowledge of the Company, there are no specific facts that would form a reasonable basis for such a claim. All amounts payable, whether under Contract or applicable Law, by the Company to all IP Contributors have been paid in full, and all current and former IP Contributors have expressly and irrevocably waived, to the fullest extent permissible under applicable Law, the right to receive additional compensation for such Owned Company IP. All current and former IP Contributors have executed such a Proprietary Information Agreement that (i) presently and irrevocably assigns to the Company all Intellectual Property arising from the course of work of such IP Contributors for or on behalf of the Company; and (ii) protects, and restricts the use and disclosure of, Trade Secrets and other Proprietary Information of the Company. To the Knowledge of the Company, no current or former IP Contributor has developed any Intellectual Property for the Company that is subject to any Contract or other obligation (including academic regulations, regulations applicable to any hospital or medical research institutions, or military ordinances or orders) under which such IP Contributor has assigned or otherwise granted or is obligated to assign or otherwise grant to any third party any rights (including Intellectual Property Rights) in or to any Intellectual Property Rights. No IP Contributor has excluded any Intellectual Property Right used in or necessary for use, held for use, practiced, Exploited or necessary and sufficient to the conduct or the operation of the business of the Company as currently conducted and as currently proposed to be conducted, including any Intellectual Property Right incorporated or embodied in or otherwise used, held for use, practiced, Exploited in connection with (or planned to be incorporated into or otherwise used, held for use or practiced in connection with) the design, development, use, import, export, branding, advertising, promotion, marketing, manufacture, provision, distribution, delivery, support, maintenance, sale and licensing out of any Company Product, from any assignment of, or agreement to assign, Intellectual Property Rights to the Company. To the Knowledge of the Company, no current or former IP Contributor has performed services for the government, for the government-owned institution or branch, for a university, hospital, college or other educational institution or for a research center that has resulted in such Person obtaining ownership of or a material right or license in any Owned Company IP. (m) No Malicious Software. No generally available, currently supported version of the Company Products contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code, software routines or hardware components designed by or on behalf of the Company that have, or are capable of performing or without user intent will cause, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any material manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; (ii) damaging or destroying any data or file without the user’s authorization; (iii) sending information to the Company or any third party without the user’s authorization or as otherwise permitted by applicable Law and the Company’s Privacy Policies; or (iv) causing the Company Products to fail in any material respect to perform in

- 53 - accordance with the applicable documentation (clauses “(i)” through “(iv)” collectively, “Contaminants”). The Company uses industry standard measures, which measures are no less than reasonable, to prevent the introduction of Contaminants into Company Products. None of the Company Products: (1) constitutes or is considered “spyware” or “trackware” as such term is commonly understood in the software industry; (2) is installed on a customer’s computer without their knowledge; (3) records customer’s actions without their knowledge; (4) employs a user’s or customer’s Internet connection without their knowledge to gather or transmit information on the customer or their behavior; or (5) will load whenever a browser starts or share the browser’s memory context. For the purposes of this paragraph, “without customer’s knowledge” includes, but is not limited to: (x) without explicitly informing the customer; or (y) without being expected by a reasonable customer, even if the text of a license agreement, help file, or other user information file does explicitly inform such customer. For purposes of this Section 4.12(m), “customer” includes paid and unpaid customers and other users of Company Products. (n) No Order. No Owned Company IP, or to the Knowledge of the Company, other Company IP is subject to any proceeding, Order, settlement Contract, forbearance to sue, consent, stipulation or similar obligation that restricts in any manner the use, transfer or licensing thereof by the Company, or may affect the validity, use or enforceability of such Company IP. (o) Open Source. Section 4.12(o) of the Disclosure Schedule contains a true, correct and complete list, in all material respects, of all Open Source incorporated into Company Products in any way that have been distributed by or on behalf of the Company and that are subject to reciprocal or copyleft obligations that would reasonably be expected to require the Company to disclose, distribute, license or otherwise make available any material proprietary source code of any Company Product. Neither the Company nor any Person acting on its behalf has incorporated Open Source into any distributed Company Product in a manner that would reasonably be expected to result in any material obligation to (i) disclose or distribute any material proprietary source code of any Company Product; (ii) license any material portion of any Company Product for the purpose of making derivative works; or (iii) otherwise actually and materially impair the Company’s ownership, use, licensing, hosting, distribution or commercialization of any Company Product. The Company is, and has been, in material compliance with the licenses applicable to such Open Source. Neither the Company nor, to the Company’s Knowledge, any Employee or Contractor acting on its behalf has contributed material Company-owned proprietary source code to any Open Source project or released any material Company-owned proprietary source code under an Open Source License in a manner that would reasonably be expected to result in actual material economic impairment to the Company. (p) Source Code. Except pursuant to written agreements containing confidentiality obligations, the Company has not granted any third party possession of, or any right to access, use, modify or distribute, any material proprietary Source Code included in any Company Product, other than Employees, Contractors and service providers acting on behalf of the Company in connection with the operation of its business and, in each case, who are bound by Proprietary Information Agreements. To the Company’s Knowledge, no third party currently has any contractual right to obtain possession of any such material proprietary Source Code, including pursuant to any source code escrow arrangement. The Company uses commercially reasonable measures to maintain the confidentiality of its material proprietary Source Code. To the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that would reasonably be expected to result in the unauthorized disclosure or delivery by the Company or any Person acting on its behalf to any third party of any Source Code included in the Company IP. The Source Code for any Company Products or other Company IP contains clear and accurate annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (i) consistent with customary code annotation conventions and best practices in the software industry; and (ii) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Products or other Company IP.

- 54 - (q) Standards. Except as set forth in the Company Disclosure Schedule, the Company has not made any written submission or suggestion to, nor is the Company or any Owned Company IP, or to the Company’s Knowledge, any Company IP, subject to any Contract with, any standards body or other entity that would obligate the Company, Parent, or any Subsidiaries of Parent (including the Surviving Corporation following the Closing) to grant Licenses to any Owned Company IP, or to the Company’s Knowledge, any Company IP, on royalty-free, RAND, FRAND or similar terms, or otherwise impair or limit its control of Company IP; provided that the foregoing shall not apply to any obligation arising from any action taken by, or any Contract entered into by, Parent, the Surviving Corporation or any of their respective Affiliates. (r) Privacy and Data Security. (i) Section 4.12(r)(i) of the Disclosure Schedule describes each category of Private Information, including Personal Data, Protected Health Information, genomic data and biometric data, collected or processed by or for the Company on or through the Company Products or otherwise in connection with the provision of the Company Products or the operation of the Company’s business. (ii) The Company, the Company Products, and all Third-Party Processors acting on behalf of the Company or that have access to Private Information collected or maintained by or for the Company are, and during the past three (3) years have been, in material compliance with all applicable Data Privacy & Security Requirements, including HIPAA, HITECH and applicable Health Laws relating to the privacy and security of health information. (iii) To the Company’s Knowledge, the execution, delivery and performance of this Agreement, and the subsequent transfer of Private Information (including Protected Health Information and genomic data) maintained by the Company to Parent or one of its Subsidiaries (including the Surviving Corporation following the Closing) will not violate any applicable Data Privacy & Security Requirements or any Contract applicable to such Private Information, except where any such required consent, authorization, approval or notice has been obtained or provided. True, correct and complete copies of all Company Privacy Policies have been Made Available to Parent. None of the disclosures made or contained in the Company Privacy Policies, and no other representation with regard to Private Information made by the Company, has been inaccurate, misleading or deceptive or in violation of any Data Privacy & Security Requirements, and no such representations contain material omissions. (iv) The Company has obtained and maintains all material consents, authorizations, notices, permissions, Institutional Review Board or ethics committee approvals, waivers, and other legal bases required under applicable Law, applicable Data Privacy & Security Requirements, informed consent forms, study protocols and Contracts to collect, access, use, Process, analyze, retain, disclose, transfer (including to Parent pursuant to this Agreement), and otherwise process all Personal Data, Protected Health Information, genomic data, biospecimens and other Private Information collected or Processed by or on behalf of the Company in the manner currently conducted by the Company. The consummation of the transactions contemplated by this Agreement will not invalidate, impair or require the Company or Parent to obtain any additional consent, authorization or approval with respect to such activities, except as set forth in Section 4.12(r)(iv) of the Disclosure Schedule. (v) During the past three (3) years, there have been no claims, allegations, investigations, inquiries, or proceedings against or involving the Company relating to a Security Incident or alleging a violation of applicable Data Privacy & Security Requirements. There are not currently, nor have there ever been, any audits, proceedings, investigations (formal or informal) or Actions, in each case, against or pertaining to the Company by any private party or any Governmental Authority concerning violations of the Data Privacy & Security Requirements.

- 55 - (vi) Each database containing Private Information that is required to be registered under any Data Privacy & Security Requirements has been duly registered and maintained. (vii) The Company has implemented and, since 2019, has maintained a written information security plan which implements and includes commercially reasonable administrative, technical, and physical security measures designed to ensure that Private Information and other Proprietary Information (collectively, “Protected Data”) within the possession or control of the Company (including, for the avoidance of doubt, Personal Data and Protected Health Information) is protected against unauthorized access, acquisition, destruction, use, modification or disclosure, or loss, damage, or other misuse (such measures, the “Security Measures”). Such Security Measures include, as applicable, encryption, multi-factor authentication, access controls, vulnerability management, penetration testing, incident response procedures, disaster recovery and business continuity plans, backup and recovery procedures, and procedures for managing access to Company Systems and Protected Data. During the past three (3) years, the Security Measures have conformed in all material respects with the Data Privacy & Security Requirements and applicable Health Laws relating to the security of health information. (viii) During the past three (3) years, there has not been any Security Incident that resulted in a material unauthorized access to, acquisition of, use of, or disclosure of Private Information within the possession or control of the Company and that required notification under applicable Data Privacy & Security Requirements. (ix) The Company has entered into written agreements with all Third-Party Processors that Process Private Information on behalf of the Company, and such agreements (A) contain terms that comply in all material respects with applicable Data Privacy & Security Requirements, (B) to the extent required by HIPAA, include a business associate agreement that satisfies the requirements of 45 C.F.R. Parts 160 and 164, (C) bind, and have at all times bound, such Third-Party Processors to at least the same restrictions, obligations and conditions that apply to the Company with respect to such information, (D) require, and have at all times required, such Third-Party Processors to implement and maintain commercially reasonable administrative, technical and organizational security measures designed to protect the confidentiality, integrity and availability of such information, (E) require such Third-Party Processors to provide timely notification to the Company in the event of any Security Incident involving Private Information Processed on behalf of the Company, and (F) restrict the Processing of Private Information by such Third-Party Processors to the authorized purposes specified in the applicable agreement. Prior to engaging any Third-Party Processor that Processes Private Information, the Company has conducted commercially reasonable diligence regarding such Third-Party Processor’s privacy and security practices. To the Company’s Knowledge, no Third-Party Processor is in material breach of its obligations under such agreements or applicable Data Privacy & Security Requirements. (x) To the Company’s Knowledge the Company’s use of any artificial intelligence, machine learning or computational models complies in all material respects with applicable Laws and Data Privacy & Security Requirements and the Company possesses all rights necessary to collect, Process and use all data used to train, validate, test or improve such models. (xi) The Company possesses the material rights necessary to use, Process, analyze, commercialize, and transfer the genomic data, sequencing data, clinical data and research data used in the operation of the Business in the manner currently conducted and proposed to be conducted by the Company. Except as set forth in Section 4.12(r)(i) of the Disclosure Schedule, the Company has not sold, licensed, assigned or otherwise granted any Person any exclusive rights or other rights that materially restrict the Company’s ownership or use of any genomic data, sequencing data, Personal Data, Protected Health Information or other Private Information.

- 56 - (s) Customer Information. The Company (except as applicable for each customer with respect to such customer’s Customer Information) has sole and exclusive ownership, free and clear of any Liens, of all customer contact information, customer correspondence and customer licensing and purchasing histories relating to the Company’s current and former customers (the “Customer Information”). To the Knowledge of the Company, no Person other than the Company possesses any claims or rights with respect to the use of the Customer Information. The Company’s use of the Customer Information is in compliance with applicable Laws and Contracts and will not give rise to any third party claims. The consummation of the transactions contemplated by this Agreement will not impair Parent’s right to continue using the Customer Information in substantially the same manner as used by the Company immediately prior to the Closing, except as set forth in the Disclosure Schedule. (t) Bulk Data. The Company is not a “covered person” and has never allowed “access” to any “bulk U.S. sensitive personal data” or “government-related data” by any “covered person” (in each case, as such terms are defined by the final rule promulgated by the U.S. Department of Justice titled “Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” 90 Fed. Reg. 1636 (Jan. 8, 2025) codified at 28 C.F.R. Part 202, including any amendments thereto and guidance issued thereunder). (u) Bugs and Defects. To the Company’s Knowledge, there are no material unresolved defects, bugs, errors or malfunctions in any material Company Product that would reasonably be expected to materially impair the ordinary course use of such Company Product by customers or result in a Security Incident. The Company maintains records regarding reported software issues and defects in the ordinary course of business. (v) Systems. The computer, information technology and data processing systems, facilities and services used by the Company, including all software, hardware, networks, communications facilities, platforms and related systems and services in the custody or control of the Company (collectively, the “Systems”) are, to Company’s Knowledge, in good working condition to materially perform all operations necessary for the operation of the Company and the provision of the Company Products. Except as set forth in Section 4.12(v) of the Disclosure Schedule, the Company has sufficient rights to use the Systems used in the operation of the business. To the Company’s Knowledge, the Systems have not experienced any material failure, malfunction or outage that has materially impaired the operation of the business. The Company maintains commercially reasonable administrative, technical and physical safeguards designed to protect the Systems. (w) Systems Security. The Company has at all times implemented and maintained commercially reasonable disaster recovery, business continuity, and security plans, procedures and facilities for its business and material Systems and has taken commercially reasonable steps as required by Law to safeguard the availability, security and integrity of the Systems and the data and information stored thereon (including from infection by contaminants and from unauthorized access) through appropriate administrative, technical and physical safeguards, including access controls. The Company has complied in all material respects with such plans and has tested such plans on a periodic basis, and addressed any material deficiencies in such plans. To the Company’s Knowledge, during the three (3) years immediately preceding the date of this Agreement, there have been no unauthorized intrusions or breaches of the security of the Systems or material unauthorized access to, acquisition, use or disclosure of any Private Information. (x) Social Media Terms. The Company is materially compliant with, and has always complied with, all terms of use and other Contracts, including all policies and guidelines incorporated therein, applicable to its use of any Social Media Accounts (“Social Media Terms”). The Company has received no written notice from any provider of any service, application or platform on which the Company has a Social Media Account (each, a “Social Media Platform”) that it or the operation of its business was in

- 57 - violation of any Social Media Terms. No provider of any Social Media Platform has ever prevented, or threatened in writing to prevent, the Company from (i) offering any products, services, solutions or tools on any Social Media Platform or (ii) otherwise maintaining any presence on any Social Media Platform. No Action has been made, given, filed, commenced or threatened to or against the Company alleging any fact that, if true, would cause any of the representations and warranties in this Section 4.12(x) to be inaccurate. (y) Warranties and Product Compliance. There is no Action and the Company has received no written notice of violation from, by or before any Governmental Authority relating to any Company Product, or Action involving a Company Product which is pending or, to the Knowledge of the Company, threatened, by any Person. The Company has been at all times and is in material compliance with all warranties and indemnities regarding Company Products and there have not been nor are there any Actions from any Person regarding such warranties or indemnities. There has not been, nor is there under consideration by the Company, any post-sale warning or notice of noncompliance with warranties or indemnities concerning any Company Product. All Company Products comply in all material respects with applicable Laws. In the three (3) years preceding the date of this Agreement, to the Company’s Knowledge, there have not been and there are no material defects or deficiencies in the Company Products. In the three (3) years preceding the date of this Agreement, there have not been, to the Company’s Knowledge, written claims from customers regarding the Company Products. To the Knowledge of the Company, there is no basis for any of the foregoing set forth in this Section 4.12(y). (z) AI Technology. Section 4.12(z) of the Disclosure Schedule sets forth a true, correct and complete list and description of all AI Technology owned or purported to be owned by the Company, and all third-party AI Technology used by or on behalf of the Company in the development, testing, validation, operation, commercialization, delivery, support or maintenance of any Company Product. The Company has, and uses all AI Technology in compliance with, all rights, Licenses, consents, permissions and authorizations necessary to use, Exploit and otherwise commercialize such AI Technology or Training Data used, Exploited or commercialized in the conduct of the business as currently conducted. Except as set forth in Section 4.12(z) of the Disclosure Schedule, the Company has not used and is not currently using AI Technology (i) as a material component or in the development, deployment or provision of any Company Product or (ii) to develop any Company IP in a manner that would materially affect the Company’s ownership or rights therein. To the Knowledge of the Company, the Company has not used any Private Information, Personal Data, Protected Health Information, Customer Data, Proprietary Information or Trade Secrets to train, fine-tune, validate, test, improve or otherwise develop any AI Technology, except use solely to provide the applicable Company Product or service to the applicable customer and in compliance with all applicable Laws, Data Privacy & Security Requirements, and Company Privacy Policies and Contracts. The Company has not provided or made available to any third-party AI Technology provider any Private Information, Personal Data, Protected Health Information, Customer Data, Proprietary Information or Trade Secrets in a manner that would permit such provider to use such information to train, fine-tune, validate, test, improve or otherwise develop any AI Technology for the benefit of such provider or any third party, except as set forth on Section 4.12(z) of the Disclosure Schedule. The development, training, fine-tuning, validation, testing, deployment, use and commercialization of the Company-developed AI Technology and, to the Knowledge of the Company, any third-party AI Technology used in or with any Company Product, has complied in all material respects with all applicable Laws, Data Privacy & Security Requirements, Company Privacy Policies and Contracts. The Company maintains commercially reasonable policies governing the Company’s use of AI Technology. To the Knowledge of the Company, there has been no actual or alleged non-compliance with any such policies, procedures or controls. The Company has not received any requests from Governmental Authorities for information or testimony regarding the use of AI Technology in the business of the Company. No Person has asserted or threatened any claim against the Company relating to the development, training, fine-tuning, validation, testing, deployment, use, commercialization or ownership of any AI Technology, Training Data or output generated by or through any AI Technology. The consummation of the transactions contemplated by this Agreement will not impair

- 58 - Parent’s right to continue to use, Exploit, commercialize or otherwise benefit from any such AI Technology, Training Data or outputs in substantially the same manner as used by the Company immediately prior to the Closing. 4.13 Contracts. (a) Section 4.13 of the Disclosure Schedule sets forth a true, correct and complete list, in each subpart that corresponds to the subsection listed below, any Contract, (x) to which the Company is a party; (y) by which the Company or any of its assets is bound or under which the Company has any obligation; or (z) under which the Company has or may acquire any right or interest, in each case that has not expired or been terminated as of the date hereof (such that none of the expired or terminated Contract’s provisions remains in force or effect) (the items required to be disclosed on Section 4.13 of the Disclosure Schedule, together with Non-Scheduled In-Licenses and Non-Scheduled Out-Licenses, the “Material Contracts”): (i) any Contract (including purchase orders) that (A) is with a currently active customer (whether direct or indirect, including any wholesaler, distributor, licensee or end user of Company Products), including any Contract with a Top Customer or (B) otherwise involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000; (ii) any Contract that (A) is with a Top Supplier or (B) any other currently active supplier (including a vendor or Contractor) of the Company, whether of products, services, goods, materials, Intellectual Property or otherwise, and contemplates or involves the payment or delivery of consideration by the Company in an amount or having a value in excess of $50,000 individually or $100,000 in the aggregate for each such active supplier; (iii) any Contract relating to capital expenditures and involving future payments in excess of $50,000 individually or $100,000 in the aggregate; (iv) any Contract with indemnification obligations that are material to the Company and are not merely ancillary to the primary commercial purpose of such Contract; (v) any Contract pursuant to which the Company has been appointed a partner, dealer, distributor, reseller, sales representative, affiliate, joint marketing, strategic alliance, or similar Contract; (vi) any Contract pursuant to which the Company has appointed another Person as a partner, dealer, distributor, reseller, sales representative, affiliate, joint marketing, strategic alliance, or similar Contract; (vii) any Contract (other than those required to be disclosed pursuant to Section 4.13(a)(xxi) hereof) with any current or former shareholder, Employee, officer of the Company, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act) (any of the foregoing, a “Related Party”), including any Contract providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to or from any Related Party; (viii) any Contract limiting the ability of the Company (or that would purport to limit the ability of Parent, the Surviving Corporation or any of their respective Affiliates or Subsidiaries) to engage or participate, or compete with any other Person, in any line of business, market or geographic area, or to develop, distribute, commercialize, or otherwise make use of any Intellectual Property;

- 59 - (ix) any Contract granting (A) most favored nation pricing, (B) exclusive sales, distribution, marketing or other exclusive rights, (C) rights of refusal, rights of first negotiation or similar rights or terms to any Person; (x) any Contract limiting the right of the Company to sell, distribute or manufacture any products, services, solutions or tools, including Company Products, or to purchase or otherwise obtain or license any Intellectual Property, software, components, parts, subassemblies, or any other assets (tangible or intangible) or services; (xi) any Contract limiting the ability of the Company (or that would purport to limit the ability of Parent, Surviving Corporation, or any of their respective Affiliates or Subsidiaries) to solicit the employment of, or hire, any potential employees, or Contractors; (xii) any Contract pursuant to which a third party has licensed or granted the Company any License or right to Exploit any Intellectual Property other than Non-Scheduled In-Licenses; (xiii) any Contract pursuant to which the Company has granted or provided any third party any License or right to Exploit any Company IP or Company Products (including rights to use, distribute or resell any Company Products) or has agreed to or is required to provide or perform any services related to any Company Product other than Non-Scheduled Out-Licenses; (xiv) all Contracts to which the Company is a party containing (1) any restriction on the right of the Company to use or enforce any Company IP, (2) any sale, assignment, grant, transfer, conveyance, encumbrance of rights in or with respect to any Intellectual Property that are, or were, Company IP or (3) a concurrent use agreement, settlement agreement, pre-rights declaration or co-existence agreement with respect to any Intellectual Property; (xv) any Contract providing for the development or assigning ownership of any Intellectual Property, independently or jointly, by or for the Company (other than Contracts that do not materially differ in substance from the Proprietary Information Agreement in the form Made Available to Parent); (xvi) any trust, loan agreement, indenture, note, bond, debenture or any other document or Contract evidencing Indebtedness of the Company to any Person, any capitalized lease obligation, or any commitment to provide any of the foregoing, or any agreement of guaranty, indemnification or other similar commitment with respect to the obligations or Liabilities of any other Person; (xvii) any Contract for the disposition of any material portion of the assets or business (whether by merger, sale of stock, sale of assets or otherwise) of the Company; (xviii) any Contract for the acquisition by the Company of the business or capital stock of another party (whether by merger, sale of stock, sale of assets or otherwise); (xix) any Contract, including any stock option plan, stock appreciation rights plan, stock purchase plan or phantom stock plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated or may be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

- 60 - (xx) any Contract creating any obligation with respect to the payment of any severance, termination benefit (including continuation coverage pursuant to COBRA), retention, bonus, success, change of control or other similar payment to any Person the payment or acceleration of which is triggered by the Company entering into this Agreement, or the consummation of any of the transactions contemplated hereby or any subsequent transactions or events; (xxi) any Contract for the employment or engagement of any officer, Employee or Contractor or any other type of Contract with any officer, Employee or Contractor that is not immediately terminable by the Company without cost or Liability, including any Contract requiring it to make a payment to any officer, Employee or Contractor on account of the Merger, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement; (xxii) any collective bargaining agreement or other Contract with any labor union, works council, or other labor organization (each a “Labor Agreement”); (xxiii) any settlement, conciliation, or similar agreement; (xxiv) any lease of personal property or other Contract affecting the ownership of, leasing of, or other interest in, any personal property; (xxv) any Real Property Lease; (xxvi) any Contract creating or relating to a partnership, joint venture, joint development or other similar arrangement, or involving any sharing of revenues, profits, losses, costs or Liabilities with one or more Persons; (xxvii) any Contract relating to any liquidation or dissolution of the Company or any of its predecessors; (xxviii) any Contract relating to the voting and any other rights or obligations of the Company Stockholders; (xxix) any Contract with a Governmental Authority, with respect to a Government Grant, or with any Person in that Person’s capacity as a prime contractor, subcontractor, grantee, subrecipient, subawardee, or other role directly or indirectly in support of a Governmental Authority or Government Grant; or (xxx) any other Contract that involves $75,000 individually or $150,000 in the aggregate or more and is not cancellable without penalty within 30 days. (b) True, correct and complete copies of each Material Contract (including all amendments thereto) have been Made Available to Parent. Each Material Contract is a valid and binding agreement of the Company and, to the Knowledge of the Company, each other party thereto, enforceable against the Company, and, to the Knowledge of the Company, each other party thereto, in accordance with its terms, and is in full force and effect with respect to the Company and, to the Knowledge of the Company, each other party thereto, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. The Company is in compliance with and has not breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any Material Contract, nor to the Knowledge of the Company is any party obligated to the Company pursuant to any Material Contract subject to any breach, violation or default thereunder, nor does the Company have

- 61 - Knowledge of any presently existing facts or circumstances that, with the lapse of time, giving of notice, or both would constitute such a material breach, violation or default by the Company or any such other party. The Company has performed in all material respects all obligations required to have been performed by the Company pursuant to each Material Contract. (c) The Company has not received written notice, nor does the Company have any Knowledge, that any counterparty to a Material Contract (i) intends to cancel or otherwise materially and adversely modify its relationship with the Company (whether related to payment, price or otherwise) on account of the transactions contemplated by this Agreement or otherwise; or (ii) is threatened with bankruptcy or insolvency, or otherwise unable to purchase goods or services from the Company, supply goods or services to the Company, or otherwise continue its Contractual arrangement with the Company consistent with past custom and practice. The Company is not engaged in any material dispute with any counterparty to any Material Contract. 4.14 Benefit Plans. (a) For purposes of this Agreement, the term “Company Employee Plan” or “Plan” shall mean any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), any bonus, profit sharing, compensation, pension, retirement, “401(k),” “SERP,” severance, savings, deferred compensation, fringe benefit, insurance, post-retirement health or welfare benefit, life, stock option, stock purchase, restricted stock, equity compensation, stock appreciation right, restricted stock unit, tuition refund, service award, company car or car allowance, scholarship, housing or living allowances, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, paid time off, holiday, termination, unemployment, Employee Agreement, executive compensation, incentive, commission, retention, change in control, or other similar plan, agreement, policy, trust fund or arrangement (whether written or unwritten, insured or self-insured), and any plan subject to Sections 125, 127, 129, 137 or 423 of the Code, maintained, sponsored or contributed to by the Company or any other Person under common control with the Company within the meaning of 414(b), (e), (m) or (o) of the Code and the regulations promulgated thereunder (an “ERISA Affiliate”) or to which the Company or any of its ERISA Affiliates is a party or has any obligation or Liabilities or potential obligations or Liabilities (including any PEO Plans). Section 4.14(a) of the Disclosure Schedule includes a true, correct and complete list of all Plans. With respect to each Qualified Plan and each other Plan that is not a PEO Plan, the Company has Made Available to Parent a true, correct and complete copy of the following (in each case to the extent applicable): each such Plan reduced to writing; the trust or other funding arrangement; the most recent summary plan description and any summary of material modifications thereto; the most recent determination letter received from the IRS; and the nondiscrimination testing results for the latest three (3) plan years. With respect to each Plan that is not a PEO Plan, the Company has Made Available to Parent true, correct and complete copies of all Form 5500 Series annual reports for each such Plan for the prior three plan years, together with all schedules, attachments, and related opinions and copies of any correspondence from or to the IRS, the Department of Labor or other U.S. government department or agency relating to an audit or penalty assessment with respect to any Plan or relating to requested relief from any Liability or penalty relating to any Plan. No Person, other than an Employee or a current or former Company Securityholder or any of its Affiliates, is or was a participant or former participant of any Company Employee Plan, other than the Company Stock Plans. Neither the Company nor any of its Affiliates has made any plan or commitment to establish or enter into any new Company Employee Plan or to modify or terminate any Company Employee Plan (except to the extent necessary to conform any such Company Employee Plan to the requirements of applicable Law and either as previously disclosed to Parent in writing or as required by this Agreement). For purposes of this Agreement, the term “PEO Plan” means a benefit plan that is sponsored by a professional employer organization, co-employer organization, human resources outsourcing entity, benefits outsourcing entity or similar vendor or provider, under which an Employee may be eligible to receive benefits in connection with their employment with the Company.

- 62 - (b) Each Plan and each funding vehicle related to such Plan is currently in compliance in all material respects with, and has been established, maintained, funded, administered and operated in compliance with, its terms and all applicable statutes, Orders, rules and regulations, in all material respects. Each Plan which is intended to be a “qualified plan” as described in Section 401(a) of the Code (a “Qualified Plan”) has been determined by the IRS to so qualify and such plan has received an opinion, advisory or determination letter stating that such plan is qualified, and there are no facts which could affect such qualification. (c) Neither the Company nor any of its ERISA Affiliates has ever maintained, sponsored or contributed (or has been obligated to contribute to), to any plan that is or was (i) subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA, (ii) a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA), (iii) a multiple employer plan within the meaning of Section 4063 or Section 4064 of ERISA, (iv) a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA, (v) a “voluntary employee benefits association” as defined in Section 501(c)(9) of the Code, or (vi) any funded welfare benefit plan within the meaning of Section 419 of the Code, nor have they incurred any Liability, including withdrawal Liability, with respect to any such Plan. (d) The Company and each of its ERISA Affiliates has made or will accrue prior to the Closing Date all payments and contributions (including insurance premiums) due and payable as of the Closing Date to each Plan as required to be made under the terms of such Plan. (e) With respect to all Plans and related trusts, there are no “prohibited transactions,” as that term is defined in Section 406 of ERISA or Section 4975 of the Code, that have occurred which could subject any such Plan, related trust or party dealing with any such Plan or related trust to any tax or penalty on prohibited transactions imposed by Section 502 of ERISA or Sections 4975 through 4980 of the Code. (f) There are no legal proceedings, actions, suits, arbitrations or claims (other than routine claims for benefits by Employees or dependents of such Employees arising in the normal course of operation of a Plan) pending, or threatened, with respect to any Plan or any fiduciary or sponsor of a Plan with respect to their duties under such Plan or the assets of any trust under any such Plan. (g) The obligations of all Plans that provide health, welfare or similar insurance are fully insured by third-party insurers. Each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without Liability to Parent, the Company or any of their respective Affiliates (other than ordinary administration expenses or with respect to benefits, commissions or amounts under other compensation plans, other than bonuses, that were previously earned, vested or accrued under the Plans prior to the Closing Date). (h) The Company has no obligations under any Plan to provide, and no potential Liability with respect to, any post-retirement or post-employment benefits (including severance, disability, health, and life, or death benefits) to any Employee other than as required by COBRA or applicable state Law. (i) With respect to each Plan, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted on the financial statements of the Company. (j) Nothing has occurred, and no facts or circumstances exist, that would reasonably be expected to subject the Company and any of its ERISA Affiliates to any liability or penalty under Sections 4980B, 4980D, or 4980H of the Code.

- 63 - (k) Neither the negotiation or execution of this Agreement, nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with any other event, (i) entitle any Employee or officer of the Company or any of its ERISA Affiliates to severance pay, unemployment compensation, golden parachute, bonus or any other payment, except as provided in Section 2.3(c)(i) of this Agreement; (ii) increase or otherwise enhance any benefits otherwise payable to any Person; (iii) accelerate the time of payment or vesting (other than as required under Section 411(d)(3) of the Code), or increase the amount of compensation due any such Employee or officer; (iv) result in forgiveness in whole or in part of any outstanding loans; or (v) give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code. Section 4.14(k) of the Disclosure Schedule contains a true, correct and complete list of all Change in Control Payments arising under any Company Employee Plan that will or may become payable as a result of the Company entering into this Agreement or the consummation of any of the transactions contemplated hereby. (l) None of the Plans is maintained or contributed to by the Company under the Law or applicable custom or rule of the relevant jurisdiction outside of the U.S. or for the benefit of Employees who perform services outside the United States. 4.15 Personnel. (a) The Company is, and at all times has been, in compliance in all material respects with all Laws respecting employment matters, including those Laws relating to equal opportunity, employment harassment, discrimination or retaliation, human rights, fair employment practices, equal employment, terms and conditions of employment, whistleblowing, disability rights or benefits, meal and rest periods, leaves of absence, Employee privacy, worker classification (including the proper classification of workers as Contractors and exempt and non-exempt employees), wages (including overtime payments, minimum wage, and pay equity), pay-slips, compensation and hours of work, Employee termination (actual or constructive), notice or severance requirements, sexual harassment procedural requirements, workers’ compensation, immigration and work authorization (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”)), employee trainings and notices, labor relations, affirmative action, unemployment insurance, collective bargaining, accessibility, occupational safety and health, labor, employment and employment practices. The Company has never engaged any Employee or Contractor whose engagement would require special licenses, visas or permits. The Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and any other payments and benefits to Employees, and is not liable for any arrears of wages, compensation, contribution to funds, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has paid in full to all Employees and Contractors all wages, salaries, wage premiums, commissions, bonuses, benefits, severance and termination payments, fees, and other compensation due to or on behalf of such Employees and Contractors. The Company has not in the previous three (3) years misclassified: (i) any Person as an independent contractor rather than as an employee; (ii) any employee leased from another employer; (iii) any employee currently or formerly classified as exempt from overtime wages; or (iv) any payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculating any social contributions. The Company is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no unwritten policies or customs that, by extension, could entitle any Employees to benefits in addition to those to which they are entitled pursuant to applicable Law (including unwritten customs concerning the payment of statutory severance pay when it is not legally required). The Company is not a party to a conciliation agreement, consent decree or other agreement or Order with any Governmental Authority. There are no current, nor have there ever been any material controversies pending (including employment-related charges,

- 64 - internal and external complaints (including formal and informal), claims, grievances, investigations, inquiries, proceedings, or obligations of any kind) or, to the Knowledge of the Company, threatened, in any form between the Company and any of its Employees or other service providers, which controversies have or have threatened to result in an Action. There are no internal investigations or reviews of ethics or compliance complaints pending. There are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of the Key Employees. (b) The Company has entered into written employment or services agreements with all current Employees and Contractors whose positions require such agreements in the ordinary course of business. The Company has no obligation to pay any amount or provide any benefit to any former Employee or Contractor, other than obligations (i) for which the Company has established a reserve for such amount on the Current Balance Sheet; and (ii) pursuant to Contracts entered into after the Balance Sheet Date and disclosed on Section 4.15(b) of the Disclosure Schedule. (c) The Company is not a party to or bound by any Labor Agreement, and no such Labor Agreement is being negotiated by the Company. No employees of the Company or its Subsidiaries are represented by any labor union, works council, or other labor organization with respect to their employment with the Company. In the past five (5) years, there has been no actual or pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Employee or other Contractor of the Company. There are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, there are and have been no activities or proceedings of any labor union or any other Person to organize any Employees of the Company. There is and has been no unfair labor practice charge, material labor grievance, material labor arbitration, strike, work stoppage, lockout, slowdown, picketing, handbilling, or other labor disruption pending or, to the Knowledge of the Company, threatened against or affecting the Company. The consummation of the transactions contemplated by this Agreement will not entitle any Person (including any works council, trade union or other labor-relations entity) to any payments under any Contract or require the Company or any Company Stockholder to consult or bargain with, provide notice to, or obtain the consent or opinion of, any union, works council, or other labor organization. Neither the Company nor, to the Knowledge of the Company, any of its representatives or Employees, has committed any material unfair labor practice, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable Governmental Authority pending or to the Knowledge of the Company, threatened. (d) Section 4.15(d)(i) of the Disclosure Schedule sets forth a list of all current employees of the Company and, for each employee, such employee’s title or position, work location, hire date, exempt/non-exempt status and current base compensation. Section 4.15(d) also identifies each employee who is party to an employment agreement, severance arrangement, change in control arrangement, commission plan, bonus plan or other material compensatory arrangement with the Company. No Employee is entitled (whether by virtue of any Law, Contract or otherwise) to any material benefits, entitlement or compensation that is not listed in Section 4.15(d)(ii) of the Disclosure Schedule. The Company has not made any promises or commitments to any of its Employees, whether in writing or not, with respect to any future changes or additions to their compensation or benefits, as listed in Section 4.15(d) of the Disclosure Schedule. Other than as listed in Section 4.15(d)(iii) of the Disclosure Schedule, there are no other Employees employed or expected to be employed by the Company. To the Knowledge of the Company, no Key Employee of the Company currently intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. To the Knowledge of the Company, no Employees or Contractors are in violation of any term of any employment, consulting or service contract, invention assignment agreement, patent disclosure agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, non-

- 65 - solicitation agreement, any restrictive covenant, or other obligation: (i) owed to the Company; or (ii) to any third party relating to the right of any such Employee or Contractor to be employed or engaged by the Company. (e) The Company has Made Available to Parent a true, correct and complete list of the names, positions and rates of compensation of all current officers, directors and Employees of the Company, showing each such person’s name, position, manager’s name, place of employment (including city and state or country), date of hire, annual remuneration (including commission and bonus opportunity), status as exempt/non-exempt and fringe benefits for the past 12 months. The Company has Made Available to Parent the additional following information for each of its international Employees: city/country of employment, citizenship, date of hire, manager’s name and work location, whether the Employee was recruited from a previous employer and the number of days, if any, that such Employee has worked in the United States. (f) Section 4.15(f)(i) of the Disclosure Schedule sets forth a true, correct and complete list of all of the Company’s current Contractors, and for each: (i) name; (ii) engaging entity; (iii) location of services; (iv) the initial date of the engagement; (v) any prior dates of service (if applicable); (vi) a description of the remuneration arrangements applicable to each; (vii) a brief description of the services provided; (viii) the specific entity for which they provide services; and (ix) the effective date of any such termination. All Contractors have received all their rights to which they are and were entitled to according to any applicable Law or Contract. The Company does not engage any personnel through manpower agencies. (g) The Company is and has been in compliance in all material respects with the WARN Act or any similar state, local, or foreign Law. Since January 1, 2021, (i) the Company has not effectuated a “plant closing” (as defined in the WARN Act, or a corresponding definition under any similar state, local, or foreign Law), (ii) there has not occurred a “mass layoff” (as defined in the WARN Act, or a corresponding definition under any similar state, local, or foreign Law), and (iii) the Company has not engaged in layoffs or employment terminations sufficient in number, including as aggregated, to trigger application of any similar state, local or foreign Law or regulation. The Company has not caused any of its Employees to suffer an “employment loss” (as defined in the WARN Act, or a corresponding definition under any similar state, local, or foreign Law) during the ninety day period prior to the Closing Date. (h) The Company is and has at all times been in compliance with all Laws related to any public health emergency (including, but not limited to, Covid-19) with respect to Employees and Contractors applicable to any location in which the Company operates. The Company has not received any complaint or notice from any Employee, individual independent contractor, or Governmental Authority alleging that the Company is not in compliance with workplace Law related to any public health emergency or failed to provide a safe working environment, appropriate equipment or accommodation in relation to any public health emergency. The Company did not adopt any changes in employment terms due to COVID- 19. (i) There have been no allegations of sexual harassment or sexual misconduct involving any Employee, Contractor, manager, or officer of the Company. In the past three (3) years, the Company has not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any Employee, individual independent contractor or director, manager, or officer of the Company. To the extent required by applicable Law, the Company has established and distributed to all Employees a policy against harassment, discrimination, and retaliation, has implemented complaint procedures, and has required all managers and Employees to undergo anti-harassment training. 4.16 Insurance. Section 4.16 of the Disclosure Schedule contains a true, correct and complete list, as of the date hereof, of all insurance policies maintained by or on behalf of the Company. Such list

- 66 - includes the type of policy, form of coverage, policy number and insurer, coverage dates, named insured, limit of liability and any material claims made thereunder as of the date hereof. True, correct and complete copies of each listed policy have been Made Available to Parent. Such policies are in full force and effect, and the Company has complied in all material respects with the provisions of such policies. To the Knowledge of the Company, (a) there is no threatened termination of, or threatened premium increase with respect to, any of such policies other than increases in connection with the Company’s annual renewal process, and (b) there is no material claim pending regarding the Company or any of its Affiliates or that the Company or any of its Affiliates has a reason to believe will be denied or disputed under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. 4.17 Litigation; Orders (a) There is no (i) Action of any nature pending or, to the Knowledge of the Company, threatened that involves or affects the Company or any of the officers, managers, directors or Employees of the Company (in their capacity as such), any of the Company’s assets or properties (including Company Products), including any Action alleging misappropriation, infringement, unlawful use, or other violation of the Intellectual Property Rights of any Person, or the Merger or the other transactions contemplated hereby, (ii) governmental inquiry or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its assets or properties (including any inquiry as to the qualification of the Company to hold or receive any license or Permit), or (iii) to the Knowledge of the Company, Action pending or threatened against any Related Party in connection with the business of the Company. The Company is not in default with respect to any order, writ, injunction or decree of any Governmental Authority known to or served upon the Company. There is no Action by the Company pending, threatened or contemplated against any other Person. (b) There is no Order to which the Company or its assets owned or used or any products or services provided by the Company is subject. To the Knowledge of the Company, no Employee or Contractor is subject to any Order that prohibits such Employee or Contractor from engaging in or continuing any conduct, activity or practice relating to the Company’s business. No Governmental Authority has at any time challenged or questioned the legal right of the Company to conduct its operations as currently or previously conducted. 4.18 Permits; Compliance with Laws. (a) All material Permits (i) pursuant to which the Company currently operates or holds any interest in their respective assets or properties, or (ii) which are required for the operation of the business of the Company or the holding of any such interest, have been issued or granted to the Company, and all such Permits are in full force and effect and constitute all Permits required to permit the Company to operate or conduct its business as it is currently conducted and hold any interest in its properties or assets. (b) The Company is, and at all times has been, in compliance with all applicable Laws in all material respects and, as of the date of this Agreement, has not received any notices of violation with respect to any Law. All Company Products comply in all material respects with applicable Laws. To the Knowledge of the Company, the Company is not under investigation with respect to nor has been threatened to be charged with any violation of any Law. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result, or has resulted in, a material violation by the Company of any applicable Law. (c) The Company and its directors, officers, Employees, and to the Knowledge of the Company, the other Persons acting on behalf of the Company, have at all times complied with all Trade Laws and Regulations in all material respects. Without limiting the foregoing:

- 67 - (i) the Company has obtained and is in compliance in all material respects with the terms of all applicable Trade Law Approvals; (ii) neither the Company nor any of its directors, officers, Employees or other Persons acting on behalf of the Company is a Person with whom dealings are prohibited or restricted under any Trade Laws and Regulations, including as a result of: (A) being named on any list of Persons subject to prohibitions or restrictions under any Trade Laws and Regulations, (B) being located, organized, or resident in any jurisdiction subject to comprehensive sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (currently, the so-called Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR) regions of Ukraine, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Jurisdiction”), or (C) a relationship of ownership or control with a Person named in (A) or (B) above (any such Person, a “Sanctioned Person”); (iii) neither Company nor any of its directors, officers, Employees, or, to the Knowledge of the Company, other Person acting on behalf of the Company has engaged or is currently engaged in any dealings or transactions directly or indirectly involving any Sanctioned Person or Sanctioned Jurisdiction; (iv) there are no pending or, to the Company’s Knowledge, threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits or other court actions against the Company or its respective directors, officers, Employees, agents, distributors, or other Person associated with or acting on their behalf, with respect to such Trade Laws and Regulations; (v) to the Knowledge of the Company, no approval from a Governmental Authority is required for the continued use by the Surviving Corporation of any material Trade Law Approval following the Closing; and (vi) the Company has established and maintains a compliance program and reasonable internal controls and procedures designed to ensure compliance with Trade Laws and Regulations. (d) Neither the Company nor any of its officers, directors, Employees, or to the Knowledge of the Company other Person acting on behalf of the Company has, directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made, offered, promised or authorized any unlawful payment to foreign or domestic government officials or employees or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, or (iii) taken any action which would cause it to be in violation of any Anti- Corruption and Anti-Bribery Laws. There are no prior, pending or, to the Company’s Knowledge, threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Company or any of its officers, directors, Employees, or to the Knowledge of the Company, other Person acting on behalf of the Company with respect to any Anti-Corruption and Anti- Bribery Laws. (e) Health Laws Compliance. The Company and, to the Knowledge of the Company, each Collaboration Partner (with respect to its activities for the Company) is, and has at all times been, in compliance in all material respects with all Health Laws applicable to the Company’s business, operations, properties or assets. Without limiting the foregoing, all Company Products under development or offered as laboratory developed tests, including UroAmp and any collection or stabilization kit, have been researched, developed, tested, validated, manufactured, handled, labeled, packaged, stored, supplied, distributed, imported, exported, marketed and offered in compliance in all material respects with applicable Health Laws. The Company has not received any written notice or other written communication from any Governmental

- 68 - Authority (i) contesting the pre-market clearance or approval of, the uses of, or the labeling, promotion or distribution of any Company Product, or (ii) otherwise alleging any violation by the Company of any Health Laws. There have been no recalls, field notifications, detentions or seizures ordered or adverse regulatory actions taken or threatened by any Governmental Authority with respect to any Company Products, and the Company has not, within the last three (3) years, either voluntarily or at the request of any Governmental Authority, initiated or participated in a recall of any Company Product or provided post-sale warnings regarding any Company Product. (f) Healthcare Authorizations; Product Licenses. The Company, and to the Knowledge of the Company, each of its material Collaboration Partners (with respect to its activities for the Company) have obtained all necessary and applicable Healthcare Authorizations required by any applicable Governmental Authority to permit the design, development, testing, manufacture, distribution, labeling, promotion, marketing, performance and sale of Company Products in all jurisdictions where it currently conducts such activities (collectively, the “Product Licenses”). All Product Licenses are valid, in full force and effect, and not subject to any pending or, to the Knowledge of the Company, threatened revocation, suspension, limitation or modification. The Company has made available to Parent true, correct and complete copies of all Product Licenses, including all material amendments and supplements thereto and all material written communications received from any Governmental Authority. The Company has complied with all legal requirements in connection with the preparation and submission to the applicable Governmental Authority of each Product License. There is no action or proceeding by any Governmental Authority pending or threatened seeking the revocation or suspension of any Product License, and to the Knowledge of the Company, nothing has come to the attention of the Company which has led the Company to believe that any Product License is not in good standing with the applicable Governmental Authority. (g) CLIA and State Laboratory Licensure. To the extent the Company operates any clinical laboratory, such laboratory holds a valid certificate issued under CLIA and all required state laboratory licenses, and is in compliance in all material respects with CLIA and applicable state laboratory licensure requirements. No suspension, revocation, termination, sanction, corrective action or limitation of any CLIA certificate or accreditation is pending or, to the Knowledge of the Company, threatened in writing. (h) Laboratory Developed Tests. To the extent the Company develops, manufactures, markets or offers any laboratory developed test (“LDT”), such LDT were developed in compliance in all material respects with applicable CLIA requirements, applicable state Law and any applicable FDA enforcement discretion policies or regulations. To the Company’s Knowledge, no Governmental Authority has asserted that any LDT, collection kit or related test system requires FDA premarket clearance, approval or authorization that has not been obtained. (i) FDA; FDCA; PHSA. (A) All Company Products that are subject to FDA jurisdiction have been and are being manufactured, tested, developed, labeled, stored, distributed and marketed in compliance in all material respects with all applicable requirements of the FDCA, the PHSA and all FDA regulations promulgated thereunder; (B) any required premarket clearances, approvals, authorizations or listings (including any 510(k) clearance, premarket approval (“PMA”), De Novo classification, emergency use authorization (“EUA”), or product listing) have been obtained and are in full force and effect; (C) any required establishment registrations and device listings have been filed with the FDA and are current; (D) the Company is and has been in compliance in all material respects with applicable current good manufacturing practice (“cGMP”), Quality System Regulation (“QSR”) and Quality Management System (“QMS”) requirements under 21 C.F.R. Parts 210, 211 and 820; and (E) all registrations, listings, representations, filings with and submissions to any Governmental Authority made by or on behalf of the Company with regard to the Company Products, whether written or electronically delivered, were true, accurate and complete in all material respects as of the date made, and, to the extent required to be updated, as so updated remain true, accurate and complete in all material respects as of the

- 69 - date hereof, and do not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading. All material filings, submissions, reports, listings, registrations, communications and other correspondence submitted to or received from FDA or any other Governmental Authority in respect of any Company Product, LDT, collection kit, test system or facility have been Made Available to Parent. (j) Billing and Reimbursement. The Company operates as a cash-pay business and does not submit claims for reimbursement to Medicare, Medicaid, or other governmental healthcare programs. The Company’s billing practices are and have been in compliance in all material respects with applicable Health Laws. The Company has not knowingly submitted or caused to be submitted any false or fraudulent claim for reimbursement to any governmental healthcare program. (k) Clinical and Non-Clinical Studies. All preclinical studies, clinical trials and post- market studies conducted by or on behalf of the Company or any material Collaboration Partner (with respect to its activities for the Company) have been conducted in all material respects in accordance with applicable Health Laws, including, to the extent applicable, FDA regulations, Good Clinical Practice (“GCP”), Good Laboratory Practice (“GLP”), applicable institutional review board (“IRB”) requirements and informed consent requirements. To the Company’s Knowledge, none of the Company, any of its respective officers or directors or any material Collaboration Partner has received any written notice from any Governmental Authority or any institutional review board requiring the termination, suspension or investigation of any non-clinical laboratory studies, or pre-clinical or clinical testing of the Company Products, or otherwise restricting the clinical study of any Company Product. The descriptions of protocols for, and data and other results of, any such studies, tests and trials that have been furnished or made available to Parent are accurate and complete in all material respects. (l) Adverse Events; Medical Device Reports; Complaints. The Company has established and maintains adverse event reporting and complaint handling procedures as required by applicable Health Laws, including 21 C.F.R. Part 803 and applicable FDA guidance. The Company has timely filed all material Medical Device Reports (“MDRs”) and adverse event reports with the FDA and any other applicable Governmental Authority. The Company has made available to Parent a complete and accurate summary of all material complaints, MDRs and adverse event reports filed or received in the past 3 years. To the Company’s Knowledge, there have been no adverse event reports, MDRs or material complaints related to Company Products that have not been disclosed to Parent. (m) Recalls; Field Notifications; Detentions; Seizures. No Company Product has been the subject of any recall, market withdrawal, field notification, field correction, safety alert, detention, seizure or similar action, whether voluntary or involuntary, ordered or requested by any Governmental Authority or initiated by the Company. No such action is pending or, to the Knowledge of the Company, threatened with respect to any Company Product. (n) Warning Letters; Untitled Letters; Inspection Observations; Regulatory Enforcement. The Company has not received any FDA Form 483, warning letter, untitled letter, notice of violation, consent decree, corporate integrity agreement or similar regulatory enforcement action from any Governmental Authority with respect to any Company Product or the Company’s operations. No such action is pending or, to the Knowledge of the Company, has been threatened in writing. The Company is not subject to any material enforcement, regulatory or administrative proceedings by the FDA or any other Governmental Authority, and no such proceedings have been threatened. There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, proceeding, notice, demand letter, warning letter, untitled letter, report of regulatory inspection observation or request for information pending against the Company, and the Company has no liability (whether actual or contingent) for failure to comply with any Health Laws.

- 70 - (o) Application Integrity Policy; Fraud; Debarment. Neither the Company nor any of its officers, directors, employees or agents is or has been (i) subject to any FDA Application Integrity Policy as set forth in the Federal Register on September 10, 1991, at 56 Fed. Reg. 46191; (ii) debarred under 21 U.S.C. § 335a(a) or (b) or any similar provision of applicable Law; (iii) excluded from participation in any governmental healthcare program pursuant to 42 U.S.C. § 1320a-7 or any similar provision of applicable Law; (iv) convicted of any crime related to healthcare; or (v) subject to any pending investigation or proceeding that could reasonably be expected to result in any of the foregoing. The Company and, to the Knowledge of the Company, all Collaboration Partners and other Persons engaged by the Company have never made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed any other act that establishes a reasonable basis for any Governmental Authority to invoke a similar policy under applicable Health Laws. 4.19 Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company has not received any written notice from any Person that alleges any noncompliance of its past or present operations with Environmental Laws. No notices, administrative actions or suits are pending or, to the Knowledge of the Company, threatened relating to an actual or alleged violation of any applicable Environmental Law by the Company. 4.20 Banking Relationships. Section 4.20 of the Disclosure Schedule sets forth a true, correct and complete list of the name and location of each bank, brokerage or investment firm, savings and loan or similar financial institution in which the Company has an account or a safe deposit box or other arrangement, and the names of all Persons authorized to draw on or who have access to such account or safe deposit box or such other arrangement. Except as set forth in Section 4.20 of the Disclosure Schedule, there are no outstanding powers of attorney executed by or on behalf of the Company. 4.21 Books and Records. The Company has Made Available true, correct and complete copies of the minute books containing records of all proceedings, consents, actions and meetings of the board of directors of the Company, committees thereof and shareholders of the Company maintained by the Company. The minute books of the Company Made Available accurately reflect, in all material respects, the material proceedings, consents, actions and meetings since the time of incorporation of the Company through the date of this Agreement. 4.22 Certain Relationships and Related Transactions. Except as set forth on Section 4.22 of the Disclosure Schedule, no current officer or director of the Company and, to the Knowledge of the Company, no Employees or Company Securityholders, or any immediate family member of such an officer, director, Employee or Company Securityholder, (i) has any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than 1% of the stock of any corporation whose stock is publicly traded), (ii) is a party to or is otherwise directly or indirectly interested in, any Contract to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected, other than normal employment, compensation and benefit arrangements for services as an officer, director or employee thereof, (iii) has any interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is used in, or that relates to, the business of the Company, (iv) has any interest in any material asset used in or otherwise relating to the business of the Company, or (v) owes any Indebtedness to the Company (other than for ordinary travel advances).

- 71 - 4.23 Top Customers and Suppliers. (a) Section 4.23(a) of the Disclosure Schedule contains a true, correct and complete list of the top 10 currently active customers of the Company, whether direct or wholesale, distributors or licensees of Company Products by revenues generated in connection with such customers for the 12-month period ending on the Balance Sheet Date (each such customer required to be disclosed on Section 4.23(a) of the Disclosure Schedule, a “Top Customer”). The Company has not received written notice, nor does the Company have any Knowledge, that any Top Customer (i) intends to cancel or otherwise materially and adversely modify its relationship with the Company (whether related to payment, price or otherwise) on account of the transactions contemplated by this Agreement or otherwise; or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to purchase goods or services from the Company consistent with past custom and practice. The Company is not engaged in any material dispute with any Top Customer. (b) Section 4.23(b) of the Disclosure Schedule contains a true, correct and complete list of the top 10 currently active suppliers of the Company, whether of products, services, Intellectual Property or otherwise, by dollar volume of sales and purchases, respectively, for the 12-month period ending on the Balance Sheet Date (each such supplier required to be disclosed on Section 4.23(b) of the Disclosure Schedule, a “Top Supplier”). The Company has not received written notice, nor does the Company have Knowledge, that any Top Supplier (i) intends to cancel or otherwise materially and adversely modify its relationship with the Company (whether related to payment, price or otherwise) on account of the transactions contemplated by this Agreement or otherwise; or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to supply goods or services to the Company consistent with past custom and practice. The Company is not engaged in any material dispute with any Top Supplier. 4.24 Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. ARTICLE 5 REPRESENTATIONS AND WARRANTIES BY PARENT AND MERGER SUB Parent and Merger Sub hereby represent and warrant to the Company and the Securityholder Indemnifying Parties, as of the date hereof and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except for such representations and warranties as are made only as of a specific date, which shall be made only as of such date), as follows: 5.1 Organization and Good Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, to the extent such concept is recognized. Each of Parent and Merger Sub is not in violation of any of the provisions of its certificate of incorporation, bylaws or other equivalent organization documents, except as would not have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement and the Related Agreements. 5.2 Authority and Enforceability. (a) Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, each of the Related Agreements required to be executed and delivered by them pursuant hereto and each certificate and other instrument required to be executed and delivered by them

- 72 - pursuant hereto and to perform their obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, each of the Related Agreements required to be executed and delivered by them pursuant hereto and each certificate and other instrument required to be executed and delivered by Parent and Merger Sub pursuant hereto and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. To the extent required pursuant to applicable Law or the internal policies of Parent or the Merger Sub, the Boards of Directors (or the appropriate committee thereof) of Parent and Merger Sub (i) have determined that this Agreement, the Merger and the other transactions contemplated hereby are desirable and in the best interests of Parent and Merger Sub, as applicable, and their shareholders, respectively, and (ii) have approved this Agreement, each of the Related Agreements required to be executed and delivered by them pursuant hereto, the Merger and the other transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, each of the Related Agreements required to be executed and delivered by them pursuant hereto or any certificate or other instrument required to be executed and delivered by Parent or Merger Sub pursuant hereto or to consummate the Merger or any other transactions contemplated hereby or thereby. None of such actions have been amended, rescinded or modified. (b) Each of this Agreement, the Related Agreements required to be executed and delivered by them pursuant hereto and each certificate and other instrument required to be executed and delivered by either Parent and Merger Sub pursuant hereto has been (or will be prior to the Closing) duly and validly executed and delivered by either Parent or Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, the Company Stockholders and the Representative, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles. 5.3 Governmental Filings and Consents. No Consent of any Governmental Authority is required on the part of Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Related Agreements required to be executed and delivered by them pursuant hereto or the consummation of the Merger or any other transactions contemplated hereby or thereby, except for (i) consents or filings the Company is required to make, (ii) consents or filings that have been previously obtained or made, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State (iv) the expiration of waiting periods or the receipt of approvals or consents under any applicable competition, merger control, antitrust or similar Law, if applicable, and (v) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not prevent, materially alter or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement. 5.4 No Conflicts. The execution and delivery of this Agreement, each of the Related Agreements required to be executed and delivered by them pursuant hereto and each certificate and other instrument required to be executed and delivered by Parent or Merger Sub pursuant hereto, the compliance with the provisions of this Agreement, each of the Related Agreements required to be executed and delivered by them pursuant hereto and each certificate or other instrument required to be executed and delivered by Parent or Merger Sub pursuant hereto and the consummation of the Merger and the other transactions contemplated hereby and thereby, will not (a) Conflict with or violate the certificate of incorporation, articles of association, bylaws or other equivalent organization documents of Parent and Merger Sub or (b) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets.

- 73 - 5.5 Funds. On the Closing Date, Parent or Merger Sub will have sufficient funds to pay the aggregate cash portion of the Merger Consideration payable in respect of the Company Securities in the Merger pursuant to this Agreement. 5.6 Brokers and Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub for which any Company Securityholder or any of their Affiliates could become liable. ARTICLE 6 ACTIONS BY THE COMPANY STOCKHOLDERS 6.1 280G Approvals. At least one (1) Business Day prior to the Closing Date, the Company shall submit to the Company Securityholders for approval (in a form and manner reasonably satisfactory to Parent), by such number of Company Securityholders as is required by the terms of Section 280G(b)(5)(B) of the Code, all payments and benefits that may separately or in the aggregate, constitute “parachute payments” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), which determination shall be made by the Company and shall be subject to review and approval by Parent, which shall not be unreasonably withheld, conditioned or delayed, such that such payments and benefits shall not be deemed to be “parachute payments” under Section 280G of the Code. Prior to the Closing Date, the Company shall deliver to Parent evidence satisfactory to Parent that (i) a Company Securityholder vote was solicited in conformance with Section 280G of the Code and the regulations promulgated thereunder and the requisite Company Securityholder approval was obtained with respect to any payments or benefits that were subject to the Company Securityholder vote (the “280G Approval”), or (ii) that the 280G Approval was not obtained, and as a consequence, because each Person who otherwise might receive any payments or benefits in connection with the Merger that constitute “parachute payments” within the meaning of Section 280G of the Code entered into a 280G waiver, each in form and substance reasonably acceptable to Parent (each, a “280G Waiver”), such “parachute payments” shall not be made or provided. The form of the waiver, the disclosure statement, the calculations and supporting documents, and any other materials to be submitted to the Company Securityholders in connection with the 280G Approval and the calculations related to the foregoing shall be subject to advance review and approval by Parent and Merger Sub no later than seven Business Days prior to the Closing Date. 6.2 Requisite Stockholder Approvals. As soon as practicable after the execution of this Agreement, and in any event within twenty four (24) hours after the execution of this Agreement, the Company will deliver to Parent an executed Stockholder Written Consent in the form attached hereto as Exhibit D (the “Stockholder Written Consent”) from Company Stockholders that is sufficient to fully and irrevocably deliver the Requisite Stockholder Approval. Upon receipt of the Requisite Stockholder Approval and following the provision to Parent of the reasonable opportunity to review and comment, the Company shall promptly deliver to each Company Stockholder whose consent was not obtained prior to the Company’s receipt of the Requisite Stockholder Approval an Information Statement in the form attached hereto as Exhibit E (the “Information Statement”), which includes the notice to stockholders required by Section 262 of Delaware Law of the approval of the Merger and that appraisal rights are available. The Company shall promptly deliver to Parent a copy of each executed Stockholder Written Consent upon receipt thereof from any Company Stockholder pursuant to such solicitation. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Information Statement and any amendment or supplement thereto before they are distributed to any Company Stockholders, and the Company shall consider in good faith all comments of Parent and its counsel in connection therewith. The board of directors of the Company shall not alter, modify, change or revoke its unanimous approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, nor its unanimous recommendation to the Company Stockholders to vote in favor of, and consent to, the adoption of this Agreement and approval

- 74 - of the Merger and the other transactions contemplated hereby. The Company shall update, amend and/or supplement the Information Statement to the extent required by applicable Law, subject to providing Parent a reasonable opportunity to review and comment in advance of sending any such update, amendment and/or supplement to any Company Stockholder. Following the Effective Time, the Surviving Corporation shall deliver any additional notice required by Section 262(d)(2) of Delaware Law, including notice of the Effective Time, within the period required thereunder. The Company shall use its commercially reasonable efforts to cause the execution of the Stockholder Written Consent and a Joinder Agreement by each Company Stockholder and the execution of a Joinder Agreement by each Company Optionholder. ARTICLE 7 CONDUCT PRIOR TO THE CLOSING DATE 7.1 Conduct of Business of the Company. During the period from the date hereof and prior to the earlier of the Closing or the termination of this Agreement, except as expressly contemplated by this Agreement, as set forth in Section 7.1 of the Disclosure Schedule, or as Parent shall otherwise consent in writing, the Company shall operate the business of the Company in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay the debts and Taxes of the Company when due, pay or perform the other obligations of the Company, as applicable, when due (subject to the right of Parent to review and approve any Tax Returns in accordance with this Agreement), and, to the extent not inconsistent with such business, use commercially reasonable efforts to preserve intact the present business organizations of the Company, keep available the services of its present officers, Employees and Contractors of the Company, preserve the assets (including tangible assets) and properties of the Company and preserve the relationships of the Company with customers, suppliers, landlords, Employees (other than terminations of Employees for cause following reasonable consultation with Parent), Contractors, distributors, resellers, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company at the Closing in all material respects. Without limiting the generality of the foregoing, the Company shall (i) maintain each Healthcare Authorization in full force and effect, (ii) operate its clinical laboratory in compliance in all material respects with CLIA, the Laws of the State of California governing clinical laboratories, and the requirements of its accreditation organization, and (iii) timely make all filings, notifications and payments necessary to maintain each Healthcare Authorization. 7.2 Forbearance by Company. During the period from the date hereof and prior to the earlier of the Closing or the termination of this Agreement pursuant to Article 9, except as expressly contemplated by this Agreement, as expressly set forth in Section 7.2 of the Disclosure Schedule, or as Parent shall otherwise consent in writing in advance (email is sufficient), the Company shall not: (a) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of any shares of Company Capital Stock, or split, combine or reclassify any shares of Company Capital Stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of Company Capital Stock; (b) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor); (c) issue, grant, deliver or sell any shares of Company Capital Stock or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any kind or character obligating it to issue, grant, deliver or sell any such shares or other convertible securities convertible into Company Capital Stock, in each case, other than the issuance of shares of Company Capital Stock pursuant to the exercise of Company Options or Company Warrants that are outstanding on the date hereof;

- 75 - (d) cause or permit any amendments, modifications or other changes to the Company Organizational Documents or other equivalent organizational documents; (e) form, or agree to form, a Subsidiary of the Company; (f) (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) otherwise acquire, lease or license or agree to acquire, lease or license any assets with a value in excess of $25,000; (g) sell, lease, license or otherwise dispose of (or grant any other right with respect to) any of its properties or assets (other than with respect to immaterial properties or assets in the ordinary course of business consistent with past practices), including the sale of any accounts receivable of the Company or grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment or charge affecting any owned property or leased property or any part thereof; (h) adopt or effect, or permit the Company to become a party to, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, amalgamation or other reorganization; (i) pay any Indebtedness (other than (i) as expressly required by and in compliance with the required payment terms thereof, and (ii) the payment of trade debt in the ordinary course of business consistent with past practice), or incur any Indebtedness, guarantee any Indebtedness, debt securities or other obligations of any third Person, or issue or sell any debt securities; (j) make any pledge of any of its assets or otherwise permit any of its assets to become subject to any Lien, except for pledges of immaterial assets in the ordinary course of business consistent with past practices; (k) make any loans to any third Person (other than routine loans or advances to Employees for reasonable travel and business expenses in the ordinary course of business consistent with past practice) or purchase debt securities of a third party or amend the terms of any outstanding loan agreement; (l) pay, discharge, release, waive, satisfy or make any expenditure or enter into any commitment or transaction obligating the Company to make payments in an amount exceeding $25,000 individually or $100,000 in the aggregate (other than the payment of obligations existing as of the date of this Agreement for rent, payroll and interest obligations on Indebtedness of the Company in the ordinary course of business and consistent with past practice); (m) (i) sell, assign to any Person or enter into any Contract to sell any rights to any Company IP, other than with respect to immaterial Company IP in the ordinary course of business consistent with past practice; (ii) buy, License or otherwise acquire rights in (including by incorporating, integrating or otherwise using any new Open Source or other third-party Intellectual Property in connection with any Company Product), to or under any Intellectual Property Right of any third party (other than Non-Scheduled In-Licenses); (iii) License or otherwise grant any rights in, to or under any Company Products or Company IP to third parties other than in Non-Scheduled Out-Licenses; (iv) enter into any distributor, reseller, sales representative, marketing, or similar agreement; (v) amend, modify, or extend any agreement for the License, sale, or other distribution of Company Products or Company IP (other than amendments, extensions, or modifications to non-exclusive agreements to provide the Company Products to customers, which amendments, extensions, or modifications are entered into in the ordinary course of business consistent with

- 76 - past practice and that do not change pricing under such agreements); (vi) enter into any Contract with respect to the development of any Intellectual Property with or on behalf of the Company with a third party (other than agreements with Employees in the form of the Proprietary Information Agreement); (vii) change pricing or royalties charged by the Company to, or the compensation or other amounts payable to, the Company’s distributors, resellers, sales representatives, customers or licensees, or the pricing or royalties set or charged by Persons who have Licensed Intellectual Property to the Company; (viii) amend Licenses applicable to any Company IP such that the Company IP becomes subject to an Open Source License; or (ix) enter into any Contract that contains a concurrent use agreement, settlement agreement, pre-rights declaration or co- existence agreement with respect to any Intellectual Property; (n) terminate, or materially amend, waive, or modify the terms of any Material Contract, or enter into any Contract that would have been a Material Contract had such Contract been entered into prior to the date hereof; (o) commence or settle any Action or threat of any Action by or against the Company or relating to any of their businesses, properties or assets, other than to enforce its rights under this Agreement; (p) revalue any of its assets (whether tangible or intangible), including writing off as uncollectible, establishing or reversing any reserves with respect to, settling, compromising discounting or compromising any account receivable or other Indebtedness in excess of $25,000 with respect to a single matter, or in excess of $100,000 in the aggregate; (q) prepare or file any Tax Return inconsistent in any material respect with past practice, take any position, make any election, or adopt any accounting method on any Tax Return that is inconsistent with positions taken, elections made or accounting methods used in preparing or filing similar Tax Returns in prior periods (including positions, elections or accounting methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date), file any Tax Return unless a copy of such Tax Return has been submitted to Parent for review and comment a reasonable period prior to filing, and Parent has consented to such filing, such consent not to be unreasonably withheld, conditioned or delayed, initiate or enter into any voluntary disclosure or closing agreement in respect of Taxes, settle or compromise any Tax claim, audit report or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, request any Tax ruling or similar guidance with respect to Taxes, enter into any Tax sharing or similar agreement or arrangement other than agreements the principal purpose of which is not Taxes, enter into any transactions giving rise to deferred gain or loss for Tax purposes, or amend any Tax Return; (r) adopt new or change its existing accounting methods, policies procedures, including with respect to reserves for doubtful accounts, or payment or collection policies or practices; (s) amend any Company Privacy Policy, or publish any new Company Privacy Policy unless required by applicable Law; (t) accelerate or delay the collection of accounts receivables, or the payment of accounts payables or otherwise alter the Company’s management of working capital or the components of the Net Working Capital Amount; (u) cancel, amend or fail to renew (on substantially similar terms) any insurance policy of the Company (other than amendments in connection with the addition of customers and suppliers to such insurance policies from time to time in the ordinary course of business consistent with past practices);

- 77 - (v) engage in any purchase or sale of any interest in real property, grant any security interest in any real property, agree to lease, sublease, license or otherwise occupy any real property, or alter, amend, modify, violate or terminate any of the terms of any Real Property Lease; (w) (i) hire, engage, terminate (without cause), furlough, temporarily layoff, offer to hire or terminate any Employees or Contractors, or encourage any Employees or Contractors to resign from the Company, in each case other than as contemplated by this Agreement; (ii) grant any severance or termination pay (in cash or otherwise) to any Employee, including any officer, or any Contractor; (iii) establish, adopt, amend or terminate any Company Employee Plan other than as contemplated by this Agreement, enter into or terminate any Employee Agreement, pay or agree to pay any special bonus or special remuneration to any director, Employee, or Contractor, or increase or agree to increase the salaries, wage rates, or other compensation or benefits (including equity-based compensation) of any Employee or Contractor; (iv) make any discretionary cash payments to Employees or Contractors; (v) issue any new equity-based awards under the Company Stock Plans or otherwise; or (vi) otherwise grant any new, or modify or accelerate any existing, compensatory arrangements of any kind or nature, in each case; (x) negotiate, modify, extend, or enter into any Labor Agreement or recognize or certify any labor union, works council, labor organization, or group of Employees as the bargaining representative of any Employees; (y) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act; (z) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, non-disparagement, or other restrictive covenant obligation of any Employee or Contractor; (aa) apply for, negotiate or obtain any Government Grant; (bb) except as required by applicable Law or expressly contemplated by this Agreement, in each case subject to the Company providing Parent with prior notice and a reasonable opportunity to review and comment to the extent legally permissible and reasonably practicable: (i) make, file, amend, supplement or withdraw any material filing, submission, notice, report, communication or request with or to FDA, CMS or any applicable CLIA State Agency, any state laboratory licensing authority, any accreditation organization, any Medicare Administrative Contractor (including in connection with the MolDX Program), any other Governmental Authority or any payor, other than routine claims and ordinary-course communications consistent with past practice that would not reasonably be expected to be material to the Company, any Company Product or any Healthcare Authorization; (ii) materially change any Company Product, laboratory-developed test, intended use, labeling, promotional claim, specimen-collection or stabilization kit, validation protocol, quality-system procedure, or billing or reimbursement practice; (iii) change any individual serving as laboratory director, technical supervisor, general supervisor, clinical consultant or in any other position requiring qualification under CLIA or applicable state Law; (iv) relocate the Company’s clinical laboratory or any testing operations conducted therein, or alter the physical configuration of the laboratory in any manner requiring notification to any Governmental Authority or accreditation organization; (v) change its accreditation organization, apply to change its CLIA certificate type, or withdraw from any accreditation program; (vi) add or discontinue any specialty, subspecialty or test requiring notification to or approval by any Governmental Authority or accreditation organization; (vii) surrender, terminate, withdraw, suspend or permit to lapse any Healthcare Authorization; or (viii) enter into any settlement, consent order, plan of correction or similar arrangement with any Governmental Authority or accreditation organization with respect to any Healthcare Authorization; or

- 78 - (cc) take, commit or agree in writing or otherwise to take, or propose to take, any of the actions described in Section 7.2(a)–(bb), inclusive, or any other action that would (i) cause or result in any of the representations and warranties of the Company set forth herein to be untrue or incorrect, in any material respect, (ii) prevent or materially hinder the Company from performing its covenants hereunder or consummating the Merger or any other transaction contemplated hereby, or (iii) delay the consummation of the Merger or any other transaction contemplated in this Agreement or the Related Agreements. 7.3 Transfer of Company Securities. During the period from the date hereof and prior to the earlier of the Closing or the termination of this Agreement pursuant to Article 9, the Company shall not permit any transfer, assignment, pledge or other disposition of any Company Securities unless such transferee executes and delivers to Parent the Exchange Documents, and the Company shall not record any such transfer unless it complies with this Section 7.3. 7.4 Control of Operations. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Closing. Prior to the Closing, the Company will exercise, consistent with the terms and conditions of this Agreement, control and supervision over its business operations in all respects. For the avoidance of doubt, nothing in this Section 7.4 shall limit the Company’s obligations under Sections 7.1, 7.2 and 7.3 of this Agreement. ARTICLE 8 ADDITIONAL AGREEMENTS 8.1 No Solicitation. (a) From the date of this Agreement until the earlier of the Closing Date or termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its representatives not to, directly or indirectly, through any officer, director, Employee, agent, Affiliate or other representative (“Company Representative”), solicit, facilitate, initiate or encourage, or continue inquiries regarding the submission of any proposal or offer from any Person (other than Parent) relating to any (a) merger, consolidation, recapitalization, share exchange or other business combination, (b) acquisition or purchase of any assets of, or any equity interests in the Company (other than (i) the acquisition or purchase of assets in the ordinary course of business and consistent with past practice or (ii) the issuance of equity or transfer of equity interests pursuant to the exercise of any Company Option or other employee equity award in accordance with its terms), in each case, in compliance with Sections 7.1 and 7.2 above, or (c) similar transaction or business combination (a “Competing Transaction”), nor participate in any or continue any ongoing discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or facilitate any effort or attempt by any Person to effect a Competing Transaction. The Company shall, and shall cause all Persons acting on behalf of the Company to, immediately cease any existing activities, discussions and negotiations with any Persons with respect to any of the foregoing. (b) Commencing on the date of this Agreement and continuing at all times until the earlier to occur of the Effective Time and the valid termination of this Agreement in accordance with its terms, the Company shall promptly (and in any event within 24 hours) notify Parent orally and in writing after receipt by the Company or any Company Representatives (i) any bona fide proposal, offer or indication of interest that constitutes, or would reasonably be expected to lead to, a Competing Transaction (an “Acquisition Proposal”), or (ii) any request for disclosure of, or access to, information by any Person or Persons (other than Parent or Merger Sub) not customarily disclosed to any Person concerning the Company’s businesses, properties, assets or technologies.

- 79 - 8.2 Consents. The Company shall use commercially reasonable efforts, subject to the last sentence of Section 8.2, to obtain the consents, waivers and approvals to the Contracts listed in Schedule 8.2 hereto (collectively, the “Consents”). The Consents shall be in a form reasonably acceptable to Parent. 8.3 Notices. The Company shall send each of the notices set forth in Schedule 8.3 hereto (collectively, the “Notices”) promptly following the date hereof. 8.4 Efforts to Complete; Regulatory Approvals. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to (i) take promptly, or cause to be taken promptly, all actions necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated hereby, (ii) cause all conditions to the obligations of the other parties hereto to effect the Merger to occur, (iii) send all necessary notices and obtain all necessary waivers, consents, approvals and other documents required to be delivered hereunder, (iv) effect all necessary registrations and filings, and (v) remove any injunctions or other impediments or delays, legal or otherwise, in each case, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement. Nothing in this Agreement shall require Parent or Merger Sub to, or permit the Company (without the prior written consent of Parent) to, pay any consideration or agree to any modifications of existing Contracts or entry into new Contracts (other than the payment of customary filing and application fees) in connection with obtaining any waivers, consents or approvals from any Governmental Authority or other Persons in connection with this Agreement, the Related Agreements or the transactions contemplated hereby or thereby. (b) In furtherance and not in limitation of the terms of Section 8.4(a), each of the Company and Parent shall, and shall cause their respective Affiliates to, promptly execute and file, or join in the execution and filing of, any application, notification or other document as may be determined by Parent to be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or U.S., or otherwise, that may be reasonably required, in connection with the consummation of the transactions contemplated hereby. Each of the Company and Parent shall use its commercially reasonable efforts to obtain all such authorizations, approvals and consents. To the extent permitted by applicable Laws, each of the Company and Parent shall promptly inform the other of any material communication between the Company or Parent, or any of their respective Affiliates (as applicable) and any Governmental Authority regarding the transactions contemplated hereby. If the Company or Parent or any Affiliate thereof shall receive any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to the transactions contemplated hereby, then the Company or Parent (as applicable) shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request. (c) The Company and Parent shall, and shall cause their Affiliates to, respond as promptly as practicable to any inquiries or requests received from any state attorney general, antitrust authority or other Governmental Authority in connection with antitrust or related matters. Subject to the confidentiality provisions of this Agreement, Parent and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) this Section 8.4(c). Except where prohibited by applicable Law or any Governmental Authority, and subject to the confidentiality provisions of this Agreement, the Company shall and shall cause its Affiliates to: (i) cooperate with Parent with respect to any submissions made by Parent in connection with the Merger and the other transactions contemplated hereby; (ii) permit Parent to review (and consider in good faith the views of Parent in connection with) any documents before submitting such documents to any Governmental Authority in connection with the Merger and the other transactions contemplated hereby; (iii) promptly provide Parent with copies of all filings,

- 80 - notices and other documents; and (iv) provide an opportunity to attend any oral presentations or meetings attended, made or submitted by the Company or any of its Affiliates with or to any Governmental Authority in connection with the Merger and the other transactions contemplated hereby. (d) Notwithstanding the foregoing or anything to the contrary set forth in this Section 8.4 or otherwise in this Agreement, it is expressly understood and agreed that neither Parent nor Merger Sub nor any of their respective Affiliates shall have any obligation to (and the Company shall not agree without the prior written consent of Parent and Merger Sub) to: (i) litigate any administrative or judicial Action that may be brought in connection with the Merger or the other transactions contemplated by this Agreement; (ii) agree to any license, sale or other disposition or holding separate (through establishment of a trust or otherwise) of any shares of its capital stock or of any of its businesses, assets or properties or that of its Affiliates or the Company; (iii) accept the imposition of any limitation on the ability of Parent or Merger Sub, their respective Affiliates or the Company or its Affiliates to conduct their respective businesses or own any capital stock or assets or to acquire, hold or exercise full rights of ownership of their respective businesses and, in the case of Parent and Merger Sub, the businesses of the Company; or (iv) accept the imposition of any impediment on Parent or Merger Sub, their respective Affiliates or the Company under any Law or Order governing competition, monopolies or restrictive trade practices (any such action described in (i), (ii), (iii) or (iv), an “Action of Divestiture”). (e) Parent shall, in consultation with the Company and subject to Section 8.4(b) and Section 8.4(c), determine strategy, lead all proceedings and coordinate all activities with respect to seeking any actions, consents, approvals or waivers of any Governmental Authority required under applicable Law in connection with the transactions contemplated hereby, and the Company shall take such actions as reasonably requested by Parent in connection with obtaining such consents, approvals or waivers. Notwithstanding Parent’s rights to lead all proceedings as provided in the prior sentence, the Company shall not be required to take any action with respect to any applicable antitrust Law which would bind the Company irrespective of whether the Merger occurs. 8.5 Notification of Certain Matters. (a) The Company shall give prompt notice to Parent upon becoming aware of the occurrence or non-occurrence of any event, circumstance or condition that has caused or would reasonably be expected to cause the failure to satisfy the conditions set forth in Section 3.3(b)(i) or Section 3.3(b)(ii) as of the Closing. (b) The Company shall give prompt notice to Parent upon becoming aware of (i) any survey, inspection, audit or investigation of its clinical laboratory by any Governmental Authority or accreditation organization; (ii) any deficiency, citation, statement of deficiencies or request for a plan of correction; (iii) any unsuccessful performance in proficiency testing, or any sanction, limitation, suspension, revocation or proposed adverse action affecting any Healthcare Authorization; (iv) any complaint concerning the laboratory received by any Governmental Authority or accreditation organization; and (v) any resignation, removal or replacement of, or notice concerning, any individual holding a position requiring qualification under CLIA or applicable state Law. The Company shall promptly furnish Parent with copies of all related correspondence. (c) The delivery of any notice pursuant to this Section 8.5 shall not (i) limit or otherwise affect any remedies otherwise available to Parent or Merger Sub, as applicable, or (ii) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company pursuant to this Section 8.5 shall affect or be deemed to modify, amend or supplement any representation or warranty set forth herein, the Disclosure Schedule or the conditions to the obligations of the parties to consummate

- 81 - the transactions contemplated hereby in accordance with the terms and conditions hereof, or limit any right to indemnification provided herein. 8.6 Access to Information. During the period from the date hereof and prior to the earlier of the Closing or the termination of this Agreement, the Company shall afford Parent, Merger Sub and their accountants, counsel and other representatives reasonable access during the Company’s normal business hours to (i) the Company’s assets, properties, books, internal financial statements, Contracts, commitments and records, (ii) all other information concerning the business, properties and Employees (subject to restrictions imposed by applicable Law) of the Company as Parent or Merger Sub may reasonably request, including the Company’s Source Code included within the Owned Company IP, and (iii) all Employees of the Company identified by Parent or Merger Sub; provided, however, that any such access shall be upon reasonable advance notice to the Company, under the supervision of the Company’s personnel and in such a manner as not to interfere with the normal operations of the Company. 8.7 Confidentiality. (a) Each of the parties hereto acknowledges and agrees that the existence of this Agreement, the Disclosure Schedule, the Related Agreements and the documents and instruments contemplated hereby and thereby, the terms and conditions hereof and thereof, and the transactions contemplated hereby and thereby, shall constitute “Confidential Information” under and within the meaning of the Non-Disclosure Agreement, dated as of March 6, 2026, by and between the Company and Parent (as amended from time to time, the “Non-Disclosure Agreement”). (b) Unless otherwise required by applicable Law, the Company Securityholders and the Company (and its legal, financial, accounting and other representatives) shall hold in strict confidence all non-public information regarding Parent, Merger Sub, this Agreement, the Related Agreements, and the transactions contemplated hereby in accordance with the terms of the Non-Disclosure Agreement; provided that such information may be disclosed to those persons who (x) are directed by the Company to comply with this Section 8.7(b) and (y) either (i) agree to observe the terms of this Section 8.7(b) (including, if requested, by entering into a written agreement to such effect for the benefit of Parent and Merger Sub) or (ii) are otherwise bound by confidentiality obligations no less restrictive than those set forth herein; provided, further, that, notwithstanding the foregoing, the Company Securityholders shall be permitted to disclose such information to their respective direct or indirect partners, members, limited partners, investors, Affiliates, financing sources or advisors who have a need to know such information in connection with monitoring, evaluating, or reporting on their investment in the Company, so long as such persons are subject to customary confidentiality obligations and are made aware of the confidential nature of such information. (c) The Representative shall: (i) hold in strict confidence all non-public information regarding Merger Sub, Parent, the Company, this Agreement, the Related Agreements and the transactions contemplated hereby and thereby (the “Confidential Information”); (ii) not disclose (except as expressly permitted below) or use (except in connection with its rights and responsibilities hereunder) Confidential Information for any purpose without the prior express written consent of Parent; and (iii) maintain the confidentiality of the Confidential Information received and to use the same care and discretion to avoid disclosure, publication or dissemination as it uses with its own similar information that it does not wish to disclose, publish or disseminate. The Confidential Information is and remains the property of the Company, Parent and the Surviving Corporation, as applicable, and shall not be used by the Representative, directly or indirectly, for any other purpose than in connection with its rights and responsibilities hereunder and otherwise as set forth in this Agreement, the Escrow Agreement and the Paying Agent Agreement. Notwithstanding anything in this Agreement or to the contrary, following the Closing, the Representative shall be permitted to disclose information (x) as required by applicable Law, (y) to employees, advisors, representatives or consultants of the Representative and (z) to the Securityholder Indemnifying Parties, in

- 82 - each case in the foregoing clauses (y) and (z), who have a need to know such information; provided that such persons either (A) agree to observe the terms of this Section 8.7(c) or (B) are bound by obligations of confidentiality to the Representative of at least as high a standard as those imposed on the Representative under this Section 8.7(c). 8.8 Public Announcements. None of the Company, any Company Representative, any Company Securityholder, any director, officer, employee or Affiliate of a Company Securityholder, any investment banker, attorney or other advisor or representative retained by a Company Securityholder or the Representative, shall issue any statement or communication to any third party (other than such Person’s agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the prior written consent of Parent. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement or the Non-Disclosure Agreement, Parent may make public statements and communications regarding this Agreement and the transactions contemplated hereby as Parent may determine is reasonably appropriate, and to any Governmental Authority, stock exchange (e.g., NASDAQ), or administrative agency, including to the extent necessary or advisable in compliance with applicable Law and stock exchange rules; provided, however, that Parent shall not, without the prior written consent of the applicable Company Securityholder (or the Representative, following the Closing, acting on such Company Securityholder’s behalf), publicly disclose the name, identity or individual economic terms applicable to any specific Company Securityholder in connection with the transactions contemplated hereby, except (i) to the extent required by applicable Law, Order or stock exchange rules, (ii) as necessary to consummate the transactions contemplated hereby (including disclosures to the Paying Agent, Escrow Agent, any Governmental Authority, or stock exchanges), or (iii) with respect to information that has otherwise become publicly available other than as a result of a breach of this Section 8.8. 8.9 Payment Spreadsheet. (a) At least five Business Days prior to the scheduled Closing Date, the Company shall deliver a payment spreadsheet (the “Payment Spreadsheet”) in a form reasonably acceptable to Parent, Merger Sub and the Paying Agent, setting forth the following information and accompanied by documentation reasonably supporting the information set forth therein: (i) (x) the Company’s good-faith calculation of the Merger Consideration, including a separate line item for each adjustment thereto and component thereof in accordance with the definition of “Merger Consideration” hereunder (including the Closing Cash, the Aggregate Option Exercise Amount, the Aggregate Series Seed Liquidation Preference Amount, the Closing Indebtedness, together with a detailed breakdown thereof by payee and by each type of Indebtedness, the Net Working Capital Amount, together with a detailed breakdown of the components of each of clauses “(a)” and “(b)” in the definition of “Net Working Capital Amount,” the Net Working Capital Shortfall, if any, the Net Working Capital Surplus, if any, and the aggregate amount of all unpaid Transaction Expenses, together with a detailed breakdown thereof by payee and accompanied by a final invoice of all outstanding and unpaid fees, costs and expenses from each third party financial advisor, legal counsel, accountant, Contractor or other agent or representative engaged by the Company in connection with the transactions contemplated hereby), and (y) the resulting Merger Consideration (the “Estimated Merger Consideration”), and Closing Merger Consideration; (ii) a calculation of the Closing Per Share Consideration, Closing Per Series Seed Share Consideration, the Company Option Payment Amount, the Promised Option Payment Amount, and the allocation of the Merger Consideration reflected on the Payment Spreadsheet; (iii) a flow of funds, including all amounts payable to and wire instructions for each recipient of any portion of the Merger Consideration, including (A) the Escrow Agent (with respect to

- 83 - the Escrow Amount), (B) the Paying Agent (with respect to that portion of the Merger Consideration to be paid to Company Stockholders and for recipients of Closing Indebtedness and unpaid Transaction Expenses, including wire instructions for each such Person to receive such payments of any Closing Indebtedness or unpaid Transaction Expenses), (C) the Representative (with respect to the Representative Expense Amount), and (D) the Company (for purposes of any amounts to be paid through the Company’s payroll, if any, including all Company Option Payment Amounts payable to Vested Company Optionholders pursuant to Section 2.3(c)(i)), with all amounts payable expressed as a Dollar amount; (iv) a consolidated balance sheet of the Company as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date prepared in good faith in accordance with the Accounting Principles, together with reasonable supporting documentation, and shall set forth all of the information necessary to calculate the Closing Cash, the Closing Indebtedness, the unpaid Transaction Expenses, the Net Working Capital Amount, the Net Working Capital Shortfall, if any, and the Net Working Capital Surplus, if any; (v) with respect to each Company Stockholder, (A) such Person’s legal name and physical and email address, (B) the number, class and series of shares of Company Capital Stock held by such Person, (C) the respective certificate number(s) representing such shares, (D) the respective date(s) of acquisition of such shares, (E) the portion of the Closing Payment Fund to be paid to such Company Stockholder at the Closing in respect of shares of Company Capital Stock expressed as a Dollar amount, (F) such Company Stockholder’s Closing Pro Rata Share of the Escrow Amount expressed as a percentage and as a Dollar amount, (G) such Company Stockholder’s Closing Pro Rata Share of the Representative Expense Amount expressed as a percentage and as a Dollar amount, (H) such Company Stockholder’s Pro Rata Share determined as of the Closing (i.e., the Closing Pro Rata Share) and determined assuming the payment in full of the Milestone Payments, in each case, expressed as a percentage, (I) such Company Stockholder’s Fully Diluted Percentage, (J) any amount required to be withheld under Tax Laws, and (K) such other relevant information that Parent, Merger Sub or the Paying Agent may reasonably require; and (vi) with respect to each holder of a Company Option, (A) such Person’s legal name, current physical and email address, (B) the number of shares of Company Capital Stock underlying each Company Option, (C) the respective exercise price per share of such Company Option, (D) the respective grant date(s), vesting commencement date(s) and expiration date(s) of such Company Option and the Company Stock Plan under which the Company Option was issued, (E) the respective vesting arrangement(s) in effect prior to the Closing (including all acceleration provisions, if any) with respect to each such Company Option, (F) whether such Company Option is an incentive stock option or a non- qualified stock option (as applicable), (G) in the case of Vested Company Options, the portion of the Closing Payment Fund to be paid for the benefit of the holder at Closing expressed as a Dollar amount, (H) any amounts required to be withheld under applicable Tax Laws, (I) such holder’s Closing Pro Rata Share of the Escrow Amount expressed as a percentage and as a Dollar amount, (J) such holder’s Closing Pro Rata Share of the Representative Expense Amount expressed as a percentage and as a Dollar amount, (K) such holder’s Pro Rata Share determined as of the Closing (i.e., the Closing Pro Rata Share) and determined assuming the payment in full of the Milestone Payments, in each case, expressed as a percentage, (L) such holder’s Fully Diluted Percentage, (M) any amount required to be withheld under Tax Laws, and (N) such other relevant information that Parent, Merger Sub, or the Paying Agent may reasonably require; (vii) with respect to each holder of a Company Warrant, (A) such Person’s legal name, current physical and email address, (B) the number of shares of Company Capital Stock underlying each Company Warrant, (C) the exercise price per share of such Company Warrant, and (D) the respective issuance date(s) and expiration date(s) of such Company Warrant;

- 84 - (b) The Company acknowledges and agrees that the Paying Agent, Escrow Agent, Parent, Merger Sub and its and each of their agents shall be entitled to rely on the Payment Spreadsheet for purposes of making any payments hereunder. 8.10 Fees and Expenses. Except as otherwise provided in this Agreement, (i) all fees, costs and expenses incurred by Parent and Merger Sub in connection with this Agreement, the Related Agreements, and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be paid by Parent and Merger Sub whether or not the Merger is consummated and (ii) all Transaction Expenses shall be obligations of the Company and shall be paid by the Company, but, if the Closing occurs, shall be borne economically by the Company Securityholders by deducting the sum thereof from the Merger Consideration in accordance with the terms of this Agreement, or to the extent not deducted from the Merger Consideration at the Closing, subject to reimbursement by a claim for indemnification pursuant to Article 10; and (iii) all fees, costs and expenses incurred by the Company Securityholders in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be obligations of such relevant Company Securityholders. 8.11 Termination of Employee Plans. The Company shall take all actions necessary to terminate, effective as of no later than the day immediately preceding the Closing Date, any and all Company Employee Plans intended to qualify under Section 401 of the Code or include group severance pay or benefits (with such termination effective at least one (1) day prior to the Closing Date) (each, a “Terminated Plan”) unless Parent provides prior written notice to the Company that such Terminated Plans shall not be terminated. Unless Parent provides such notice, at least one Business Day prior to the Closing Date, the Company shall provide Parent with evidence that the Company has adopted resolutions of the board of directors of the Company to terminate any such Company Employee Plan in accordance with the foregoing effective as of the day prior to Closing, conditioned on the occurrence of the Closing. The form and substance of such resolutions shall be subject to review and approval of Parent (which shall not be unreasonably withheld, delayed or conditioned). The Company also shall take all such other actions in furtherance of terminating any such Company Employee Plan as required by the terms of the plan document for such Company Employee Plan and as Parent may require. In the event that termination of a Terminated Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees, then such charges and/or fees shall be included in Transaction Expenses and shall be the responsibility of the Company, and the Company shall take such actions as are necessary to reasonably estimate the amount of such charges or fees and provide such estimate in the Payment Spreadsheet. 8.12 Other Employees. The Company shall use its commercially reasonable efforts to cause each of the Other Employees to (a) become a Continuing Employee, and (b) execute and deliver an employment agreement or offer letter (or with respect to an independent contractor, an applicable services agreement) and proprietary information and invention assignment agreement, each on Parent’s form, prior to, and effective on the Closing Date. 8.13 Company Options; Company Stock Plan. (a) Effective as of no later than the Closing, the Company shall take all such actions as are necessary (including, to the extent necessary, obtaining written consents or waivers from the holders of the applicable Company Option) to effect the treatment of Company Options as contemplated under Section 2.3(c). (b) Effective as of no later than the Closing, the Company shall take all such actions as are necessary to terminate each of the Company Stock Plans.

- 85 - (c) No later than three (3) Business Days prior to the Closing Date, the Company shall obtain and deliver to Parent a Promised Option Cancellation and Release Agreement from each Person listed in Section 4.5(g) of the Disclosure Schedule. 8.14 Tax Matters. (a) Tax Returns Filed Before the Closing Date. To the extent not filed prior to the date of this Agreement, the Company will cause to be prepared and timely filed all Tax Returns of the Company required to be filed at any time on or prior to the Closing Date, including any income Tax Returns required to be filed with a Taxing Authority that are due for the latest taxable year of the Company prior to the date hereof if such Tax Returns have not been filed and would not otherwise be due prior to the Closing Date. Such Tax Returns shall be prepared in accordance with applicable Law and in a manner consistent with prior practice (unless otherwise required by applicable Law) and in accordance with Section 7.2(q), shall be provided to Parent for review not later than 15 days prior to the due date for filing. The Company shall consider in good faith any written comments, and incorporate such comments to the extent reasonable and appropriate, timely provided by Parent in connection with such Tax Returns. The Company shall remit, or cause to be remitted, any Taxes due in respect of such Tax Returns. (b) Tax Returns Filed After the Closing Date. The Surviving Corporation will cause to be prepared and timely filed all Tax Returns of the Company required to be filed after the Closing Date. With respect to any such income Tax Return for a Tax period that includes any Pre-Closing Tax Period, including any Straddle Period (a “Pre-Closing Tax Return”), if such Pre-Closing Tax Return reflects Taxes for which the Surviving Corporation will seek indemnification pursuant to Article 10, then not later than 15 days prior to the due date for the filing of such Pre-Closing Tax Return (or, if such due date is within 15 days following the Closing Date, as promptly as practicable following the Closing Date), the Surviving Corporation shall use commercially reasonable efforts to provide the Representative with a copy of any such Pre-Closing Tax Return that reflects only operations and Taxes relating to the Company or the Surviving Corporation, or a pro forma Tax Return reflecting only such operations and Taxes, provided that failure to so provide copy(ies) of any Pre-Closing Tax Returns pursuant to this Section 8.14(b) shall not affect the right of the Indemnified Parties to seek indemnification for such Taxes pursuant to Article 10. The Surviving Corporation shall consider in good faith any written comments timely provided by the Representative in connection with such Tax Returns. (c) Transfer Taxes. All transfer, documentary, sales, use, value added, goods and services, gross receipts, excise, recording, conveyance, stamp, registration and other similar taxes, charges or fees (including any penalties and interest) (“Transfer Taxes”) imposed in connection with this Agreement and any expenses related to paying such Transfer Taxes shall be borne 50% by Parent and 50% by the Company Stockholders when due, and Parent shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. (d) Cooperation; Audits. In connection with the preparation of Tax Returns, audit examinations, and any proceedings relating to the Tax liabilities of the Company for which an indemnification claim could be made pursuant to Article 10, Parent and the Surviving Corporation, on the one hand, and the Representative, following the Closing, on the other hand, shall cooperate fully with each other, including by retaining records and information and furnishing or making available during normal business hours the records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims relating to such Taxes. (e) Termination of Tax Sharing Agreements. The Company shall take all action necessary to cease and terminate any Tax allocation, sharing or indemnity agreement or arrangement (other

- 86 - than any such agreement or arrangement entered into in the ordinary course of business the principal purpose of which is not Taxes), effective at the Closing, and all obligations thereunder shall terminate and no additional payments shall be made thereunder after the Closing, except with respect to any claims in effect as of such termination. (f) Tax Contests. Notwithstanding any of the foregoing, following the Closing, Parent will conduct and control any Tax enquiry, investigation, audit or other Tax dispute or contest relating to the Company. Notwithstanding the foregoing, in the event that, after the Closing, Parent or the Surviving Corporation receive notice of any pending or threatened Tax audits or assessments or other disputes concerning Taxes with respect to which holders of Merger Consideration Securities would incur indemnification obligations under this Agreement, Parent shall promptly notify the Representative in writing of such matter and Parent shall keep the Representative informed of the status of the proceeding and shall provide copies of any documents received from or provided to any Governmental Authority and the Representative may participate in any such proceedings at its own expense. Notwithstanding the foregoing, no delay or failure on the part of Parent to comply with such notice requirements under this Section 8.14(f) shall relieve any holders of Merger Consideration Securities from any liability or obligation under this Agreement. Parent will have the right to lead and control the response and defense of any such Tax audits or assessments but shall not settle any claim for Taxes for which the holders of Merger Consideration Securities are liable under this Agreement without the prior written consent of the Representative, which shall not be unreasonably withheld, conditioned or delayed. In the event of any conflict between the provisions of this Section 8.14(f) and any other provision of this Agreement (including Section 10.5), this Section 8.14(f) shall control. (g) Tax Refunds. Any cash refunds for Taxes (including any interest in respect thereof received from a Governmental Authority) actually received by Parent, the Surviving Corporation or any of their Affiliates at any time prior to the two (2)-year anniversary of the Closing Date, with respect to any Taxes of the Company for any Pre-Closing Tax Period, shall be paid to the Paying Agent for distribution to the Company Securityholders; provided that (i) such amounts shall be net of (A) any reasonable out-of- pocket costs associated in obtaining such refund of Taxes, and (B) any Taxes borne by Parent or the Company as a result of its receipt of such Tax refund, (ii) any Tax refund related to a Straddle Period shall be prorated based upon the method employed in definition of “Pre-Closing Taxes,” and (iii) no such payment shall be required unless the net amount of such Tax refund (after giving effect to the deductions described in clause (i) above) exceeds $10,000. 8.15 Payoff Letters and Release of Liens. (a) Payoff Letters. No later than five Business Days prior to the Closing Date, the Company shall deliver to Parent from each creditor of the Company an executed payoff letter, in each case, in form and substance reasonably acceptable to Parent and setting forth: (i) the amounts required to pay off in full on the Closing Date the Indebtedness owing to such creditor (including the outstanding principal, accrued and unpaid interest and prepayment and other penalties) and wire transfer information for such payment; and (ii) that upon payment of such amounts, (A) the Company shall be released from any further obligations to such creditor and (B) all Liens, if any, that such creditor may hold on any of the assets of the Company shall be released (each, a “Payoff Letter”). (b) Release of Liens. On or prior to the Closing, the Company shall deliver to Parent all agreements, instruments, certificates and other documents, in each case, in form and substance reasonably satisfactory to Parent, that are necessary to effect the release of all Liens upon the filing thereof in the appropriate office, including those Liens set forth in Schedule 8.15.

- 87 - 8.16 Directors’ and Officers’ Insurance. (a) Parent shall cause the Surviving Corporation or its successor to honor, in accordance with their terms, for a period of six (6) years after the Closing, the indemnification obligations set forth in the Company’s Certificate of Incorporation and bylaws, each as in effect as of the date hereof and Made Available, and any indemnification agreements entered into prior to the date of this Agreement between the Company, on the one hand, and any of the Company’s current or former directors and officers, on the other hand, which have been Made Available (such directors and officers, the “Company Indemnitees” and such obligations, the “Company Indemnification Obligations”) with respect to claims arising from or related to facts or events that occurred before the Closing Date including with respect to matters, acts or omissions occurring in connection with the approval of or entering into this Agreement and the Related Agreements, or the consummation of the transactions contemplated hereunder and thereunder. Notwithstanding the foregoing, each Securityholder Indemnifying Party that is also a director or officer of the Company acknowledges and agrees that such Securityholder Indemnifying Party will not have the right to make an indemnification claim or claim for advancement of expenses against the Company, Parent or the Surviving Corporation pursuant to this Section 8.16(a), the Company’s Certificate of Incorporation, the Company’s bylaws, any indemnification agreement or otherwise with respect to any indemnification obligation of such Securityholder Indemnifying Party pursuant to this Agreement. (b) Prior to the Closing, the Company shall (i) purchase a fully prepaid “tail” or “run- off” insurance policy which (A) has an effective term of six (6) years from the Closing Date, (B) covers the current and former directors and officers of the Company during the six (6)-year period immediately following the Closing Date with respect to matters occurring at or prior to the Closing Date and (C) contains coverage terms comparable to those applicable to the current directors and officers of the Company (and also includes a successor-in-interest endorsement), and (ii) purchase a fully prepaid “tail” or “run-off” insurance policy which (A) has an effective term of six (6) years from the Closing Date, (B) covers the Company and its representatives during the six (6)-year period immediately following the Closing Date with respect to “errors or omissions” occurring at or prior to the Closing Date and (C) contains coverage terms comparable to the Company’s current coverage in respect of such matters (and also includes a successor-in- interest endorsement) (such policies in (i) and (ii), collectively, the “Tail Policies”). Parent, the Company, and, following the Closing, the Surviving Corporation, shall maintain such Tail Policies in full force and effect for the term of such policies. For avoidance of doubt, the cost of such Tail Policies shall be considered a Transaction Expense. (c) In the event that prior to the six (6)-year anniversary of the Closing Date, Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates, restructures, recapitalizes, merges with or into any other Person or otherwise reorganizes and is not the continuing or surviving corporation or entity of such consolidation, restructuring, recapitalization, merger or other reorganization, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each case, Parent and the Surviving Corporation shall use commercially reasonable efforts to cause such successors and assigns to assume all of the obligations set forth in this Section 8.16. (d) The provisions of this Section 8.16 are intended to be for the benefit of, and shall be enforceable by, each Company Indemnitee, their heirs and their representatives and are in addition to, and not in substitution of, any other rights to indemnification or contribution that any such Company Indemnitee may have by Contract or otherwise. 8.17 Healthcare Regulatory Filings. Prior to the Closing, the Company shall reasonably cooperate with Parent, and shall provide Parent with such information, documentation and assistance, in each case as Parent may reasonably request, in connection with the preparation of any notifications, applications or filings that Parent or the Surviving Corporation may determine are necessary or advisable to

- 88 - make following the Closing with the Centers for Medicare & Medicaid Services or its designee, the California Department of Public Health, Laboratory Field Services, or the Company’s accreditation organization as a result of the consummation of the Merger or as otherwise required by applicable Law or the requirements of the applicable accreditation organization, including any Form CMS-116 reflecting the change in type of control and any application for a new California clinical laboratory license. Without limiting the foregoing, prior to the Closing, the Company shall furnish to Parent such information and execute and deliver such documents as Parent may reasonably request in connection with the preparation of any such notification, application or filing as may be required to prevent the revocation, lapse or termination of any Healthcare Authorization. 8.18 Further Assurances. Each of Parent, Merger Sub and the Company, at the request of the other party or parties (as the case may be), shall execute and deliver such other certificates, instruments, agreements and other documents, and do and perform such other acts and things, as may be reasonably necessary or desirable for purposes of effecting completely the consummation of the Merger and the other transactions contemplated hereby. ARTICLE 9 PRE-CLOSING TERMINATION, AMENDMENT AND WAIVER 9.1 Termination. Except as provided in Section 9.2, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing: (a) by mutual written agreement of Parent and the Company; (b) by Parent or the Company, if the Closing Date shall not have occurred by November 30, 2026 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (c) by Parent, if there shall have occurred or exist a Company Material Adverse Effect; (d) by Parent or the Company, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, Order or other legal restraint that is in effect and that has the effect of prohibiting, preventing or making the Merger illegal; (e) by Parent or the Company, if there shall be any action taken, or any statute, rule, regulation or Order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority, which would constitute an Action of Divestiture; (f) by Parent, if Parent and Merger Sub are not in material breach of their obligations under this Agreement and either (i) there has been a breach of any representation, warranty, covenant or agreement of the Company or a Company Securityholder contained in this Agreement such that the conditions set forth in Sections 3.3(b)(i) or 3.3(b)(ii) would not be satisfied and such breach has not been cured within the earlier of (x) ten calendar days after written notice thereof to the Company, and (y) three Business Days prior to the Outside Date; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured or (ii) any of the conditions to Closing in Article 3 for the benefit of Parent or Merger Sub are incapable of being satisfied on or before the Outside Date (other than as a result of any breach by Parent or Merger Sub of this Agreement);

- 89 - (g) by the Company, if the Company is not in material breach of its obligations under this Agreement and either (i) there has been a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement such that the conditions set forth in Sections 3.3(c)(i) or 3.3(c)(ii) would not be satisfied and such breach has not been cured within the earlier of (x) ten calendar days after written notice thereof to Parent and Merger Sub, and (y) three Business Days prior to the Outside Date; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured or (ii) any of the conditions to Closing in Article 3 for the benefit of the Company are incapable of being satisfied on or before the Outside Date (other than as a result of any breach by the Company of this Agreement); or (h) by Parent, if the Requisite Stockholder Approval shall not have been obtained by the Company and delivered to Parent within 24 hours after the execution and delivery of this Agreement by Parent and the Company. 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of Parent, Merger Sub, the Company, their respective officers, directors or stockholders, or any Company Stockholder; provided, however, that notwithstanding any termination of this Agreement, following any termination of this Agreement in accordance with its terms, any party hereto shall remain liable thereafter for any fraud or any breaches of this Agreement that occurred prior to its termination; and provided further, however, that the provisions of Section 8.7 (Confidentiality), Section 8.8 (Public Announcements), Section 8.10 (Fees and Expenses), this Section 9.2 and Article 11 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article 9. 9.3 Amendment; Joinder. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 9.3, the Securityholder Indemnifying Parties agree that any amendment of this Agreement signed by the Representative, after the Closing, shall be binding upon and effective against the Securityholder Indemnifying Parties whether or not they have signed such amendment. 9.4 Extension; Waiver. At any time (i) prior to the Closing, Parent and Merger Sub, on the one hand, and the Company on the other hand, or (ii) following the Closing, Parent and the Surviving Corporation, on the one hand, and the Representative, on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 9.4, the Securityholder Indemnifying Parties agree that any extension or waiver signed by the Representative shall be binding upon and effective against all Securityholder Indemnifying Parties whether or not they have signed such extension or waiver. No delay or failure by any party to assert any of its rights or remedies shall constitute a waiver of such rights or remedies. ARTICLE 10 POST-CLOSING INDEMNIFICATION 10.1 Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the Closing Certificates shall survive until 11:59 PM Pacific Time on the date that is 12 months after the Closing Date; provided, however, that, in the event of Fraud, such representation or warranty shall survive indefinitely without limitation; provided, further, however, that (i) the Company Privacy Representations shall survive the Closing and shall remain in full force and effect

- 90 - until the date that is the 36-month anniversary of the Closing Date, (ii) the Company IP Representations shall survive the Closing and shall remain in full force and effect until the date that is the sixth (6th) anniversary of the Closing Date, and (iii) the Company Fundamental Representations shall survive the Closing and shall remain in full force and effect until 11:59 PM (Pacific Time) on the date that is 60 days after the expiration of the applicable statute of limitations applicable to the matter covered thereby. The specific indemnity set forth in Section 10.2(a)(iii) shall survive until 11:59 PM Pacific Time on the date that is the sixth (6th) anniversary of the Closing Date. The representations and warranties of Parent and Merger Sub shall terminate at the Closing. In the event that an Indemnification Claim Notice asserting a breach of a representation or warranty is delivered before the expiration of the applicable Survival Period for such representation or warranty, then the claims arising in connection with such Indemnification Claim Notice shall survive for the benefit of all Indemnified Parties beyond the expiration of the applicable Survival Period for such representation or warranty. 10.2 Indemnification. (a) Subject to the provisions of this Article 10, from and after the consummation of the Merger, each of the Company Securityholders holding Merger Consideration Securities (each, a “Securityholder Indemnifying Party” and collectively, the “Securityholder Indemnifying Parties”) agrees to (i) jointly and severally with respect to all Losses up to the Escrow Amount held in the Escrow Fund, and (ii) otherwise, severally and not jointly (based on such Securityholder Indemnifying Party’s Pro Rata Share of each Loss covered by this Article 10) indemnify and hold harmless Parent, Merger Sub, each of their Subsidiaries (including, following the Closing, the Surviving Corporation), their respective Affiliates and the respective officers, directors, Employees, agents and representatives of Parent, Merger Sub, each of their Subsidiaries (including, following the Closing, the Surviving Corporation) and their respective Affiliates (collectively, the “Parent Indemnified Parties”), against all Losses incurred or sustained by the Indemnified Parties or any of them (including the Company following the Closing), directly or indirectly, resulting from, relating to, or arising out of, any of the following (the “Securityholder Indemnifiable Matters”): (i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement; (ii) any failure by the Company to perform or comply with any covenant, agreement or any other provision applicable to the Company contained in this Agreement; (iii) any third party Action against Parent or any of its Subsidiaries (including the Surviving Corporation) following the Closing, including the costs of defending against and settling any such third party Action, to the extent the facts and allegations set forth in such Action would give the Indemnified Parties a right of indemnification hereunder for breach of the Company IP Representations if such facts and allegations were accurate; (iv) any inaccuracy in or omission of any information, or breach of any representation or warranty, set forth in the Payment Spreadsheet as certified by the Payment Spreadsheet Certificate (including any failure to properly calculate the Merger Consideration or any component thereof or any Transaction Expenses or Closing Indebtedness not repaid prior to or concurrently with the Closing to the extent not properly reflected in the Payment Spreadsheet as certified by the Payment Spreadsheet Certificate); (v) any claims by or purportedly on behalf of any holder, former holder or purported holder of any shares of Company Securities or rights or purported rights to acquire Company Securities or other equity interests in the Company;

- 91 - (vi) any Fraud by the Company in connection with this Agreement, the Merger or the other transactions contemplated hereby (“Company Fraud”); (vii) any Pre-Closing Taxes, except to the extent included in calculating the Closing Indebtedness; (viii) any payment in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement, and any other Losses paid, incurred, suffered or sustained in respect of any Dissenting Shares, including all attorneys’ and consultants’ fees, costs and expenses and including any such fees, costs and expenses incurred in connection with investigating, defending against or settling any Action in respect of Dissenting Shares; (ix) any claim by any Persons serving as an officer or director of the Company prior to Closing (against the Company, Parent, Merger Sub or any of their Affiliates (including the Surviving Corporation)) for a right or entitlement or an alleged right or entitlement to indemnification, exculpation, reimbursement or advancement of expenses, to the extent not covered by the Tail Policies; (x) any of the matters set forth on Schedule 10.2(a)(x). (b) Subject to the provisions of this Article 10, from and after the consummation of the Merger, each of Parent and Merger Sub (each a “Parent Indemnifying Party,” and collectively, the “Parent Indemnifying Parties”) agrees to jointly and severally indemnify and hold harmless each of the Company Securityholders, their respective Affiliates, Subsidiaries and the respective officers, directors, Employees, agents and representatives of such Persons (the “Securityholder Indemnified Parties”), against all Losses incurred or sustained by such Securityholder Indemnified Parties or any of them, directly or indirectly, resulting from, relating to, or arising out of, any failure by Parent or Merger Sub to perform or comply with any covenant, agreement or any other provision applicable to Parent or Merger Sub contained in this Agreement. (c) Subject to Section 8.16, the Securityholder Indemnifying Parties shall not have any right of contribution, indemnification or right of advancement from Parent, Merger Sub or, following the Closing, the Company, with respect to any Loss determined to be indemnifiable under this Article 10. 10.3 Limitations; Maximum Payments; Remedy. (a) Subject to Section 10.3(e) with respect to claims involving Fraud and except for indemnification related to breaches of or inaccuracies in the Company Fundamental Representations, the Parent Indemnified Parties, as a group, may not recover any indemnifiable Losses pursuant to an indemnification claim under Section 10.2(a)(i) or Section 10.2(a)(iii) unless and until the Parent Indemnified Parties, as a group, shall have paid, incurred, suffered, or sustained at least $750,000 in Losses in the aggregate (the “Deductible”), in which case the Parent Indemnified Parties shall be entitled to recover Losses in excess of the Deductible, paid, incurred, or sustained by the Indemnified Parties as a group. For the avoidance of doubt, (i) the limitations set forth in this Section 10.3(a) shall not apply to indemnification claims under clauses “(ii)” or “(iv)” –“(x)” of Section 10.2(a), inclusive, and (ii) any Losses pursuant to any indemnification claims (including, in respect of breaches of or inaccuracies in the Company Fundamental Representations and Company IP/Privacy Representations, pursuant to clause “(i)” of Section 10.2(a) and pursuant to any of clauses “(ii)”–“(x)” of Section 10.2(a), or in respect of Fraud, inclusive), shall be counted in determining whether the Parent Indemnified Parties, as a group, have paid, incurred, suffered, or sustained Losses in the aggregate that are equal to the Deductible.

- 92 - (b) Subject to Section 10.3(e) with respect to claims involving Fraud and except for indemnification related to breaches of or inaccuracies in the Company Fundamental Representations and Company IP/Privacy Representations, (i) the maximum aggregate amount that the Parent Indemnified Parties may recover from the Securityholder Indemnifying Parties, as a group, for Losses in respect of the Securityholder Indemnifiable Matters described in Section 10.2(a)(i) shall be limited to the Indemnity Escrow Amount and (ii) the first source of payment for Losses in respect of the Securityholder Indemnifiable Matters described in Section 10.2(a)(i) will be payment from the Indemnity Escrow Amount pursuant to Section 10.4(e). (c) Subject to Section 10.3(e) with respect to claims involving Fraud, the maximum aggregate amount that the Parent Indemnified Parties may recover from each Securityholder Indemnifying Party for Losses in respect of the Securityholder Indemnifiable Matters described in (i) Section 10.2(a)(i) relating to breaches of or inaccuracies in the Company Fundamental Representations shall not exceed the portion of the Merger Consideration actually received (or deemed to be received in connection with the exercise of a set-off right pursuant to the terms of this Agreement) by or payable to such Securityholder Indemnifying Party hereunder (inclusive of such Securityholder Indemnifying Party’s Closing Pro Rata Share of the Escrow Amount), (ii) Section 10.2(a)(i) relating to breaches of or inaccuracies in the Company Privacy Representations shall not exceed 25% of the Merger Consideration actually received (or deemed to be received in connection with the exercise of a set-off right pursuant to the terms of this Agreement) by or payable to such Securityholder Indemnifying Party hereunder (inclusive of such Securityholder Indemnifying Party’s Closing Pro Rata Share of the Escrow Amount), and (iii) (A) Section 10.2(a)(i) relating to breaches of or inaccuracies in the Company IP Representations, and (B) Section 10.2(a)(iii) shall in each case not exceed 35% of the Merger Consideration actually received (or deemed to be received in connection with the exercise of a set-off right pursuant to the terms of this Agreement) by or payable to such Securityholder Indemnifying Party hereunder (inclusive of such Securityholder Indemnifying Party’s Closing Pro Rata Share of the Escrow Amount). (d) Subject to Section 10.3(e) with respect to claims involving Fraud, in the event of a claim under Sections 10.2(a)(i)–10.2(a)(x), inclusive, in no event shall the liability of any Securityholder Indemnifying Party for any such claim exceed the portion of the Merger Consideration actually received by or payable to such Securityholder Indemnifying Party hereunder (inclusive of such Securityholder Indemnifying Party’s Closing Pro Rata Share of the Escrow Amount). Further, in the event of a claim under Section 10.2(b), in no event shall the liability of the Parent Indemnifying Parties, as a group, for any such claim exceed the Merger Consideration then payable. (e) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit the liability of any Securityholder Indemnifying Party for (or the ability of any Parent Indemnified Party to recover in respect of) any Losses incurred or sustained by any Parent Indemnified Party resulting from or arising out of any Fraud committed by such Securityholder Indemnifying Party. (f) Subject to Section 10.3(e) and Section 10.3(g), Parent’s and Merger Sub’s indemnification rights pursuant to Article 10 shall constitute the sole and exclusive remedy of the Parent Indemnified Parties for any and all Losses arising out of or relating to this Agreement or the transactions contemplated hereby. (g) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall limit the rights or remedies of any Parent Indemnified Party against any Securityholder Indemnifying Party in connection with (i) the Related Agreements executed by such Securityholder Indemnifying Party with respect to claims thereunder; or (ii) seeking any equitable remedies against such Securityholder Indemnifying Party.

- 93 - (h) In no event will any Indemnifying Party be liable for any punitive damages (other than as awarded in a Third Party Claim or with respect to Fraud). (i) For the purpose of this Article 10 only, in determining whether any breach of or inaccuracy in any representation or warranty has occurred and the amount of any Losses resulting therefrom, any qualification in such representation or warranty by references to “material,” “materiality,” “in all material respects,” “Company Material Adverse Effect” or similar materiality qualifiers shall be disregarded; provided, however, that such qualifications shall not be disregarded for purposes of defined terms such as Material Contracts or other similar defined terms. (j) The amount of any Losses that may otherwise be payable under this Article 10 will be reduced by any reimbursements or other indemnity, contribution or other similar amounts which any Indemnified Party actually received from any other Person in connection with such Losses or any insurance proceeds actually received, net of any collection costs and expenses incurred in connection with the recovery or collection thereof and a reasonable estimate of any premium increases or other go-forward costs or expenses incurred as a result thereof. If any Indemnified Party receives any such reimbursements or insurance proceeds after an indemnification payment is made which relates thereto, such Indemnified Party will promptly deliver to the Indemnifying Parties (or Paying Agent, as applicable, for further distribution to the Indemnifying Parties) such amount of the indemnification payment as would not have been paid had the reimbursement or insurance proceeds reduced or eliminated the original payment at such time or times as and to the extent that such amount of reimbursements or insurance proceeds is received. 10.4 Claims for Indemnification; Resolution of Conflicts. (a) Making a Claim for Indemnification. If an Indemnified Party wishes to seek recovery of Losses pursuant to this Article 10, such Indemnified Party must deliver to the Representative, in the case of a claim against a Securityholder Indemnifying Party, or Parent, in the case of a claim against a Parent Indemnifying Party, an Indemnification Claim Notice in respect of such claim. The date of such delivery of an Indemnification Claim Notice is referred to herein as the “Claim Date” of such Indemnification Claim Notice (and the claims for indemnification contained therein). For purposes hereof, “Indemnification Claim Notice” shall mean a written notice (i) stating that an Indemnified Party has paid, sustained, incurred, or accrued, or reasonably anticipates that it will have to pay, sustain, incur or accrue Losses and (ii) specifying such Losses in reasonable detail (to the extent available), or the basis for such anticipated liability, and the nature of the indemnifiable matter to which such item is related; provided, however, that the Indemnification Claim Notice (A) need only specify such information to the actual knowledge of such Indemnified Party as of the Claim Date, (B) shall not limit any of the rights or remedies of any Indemnified Party, and (C) may be updated and amended from time to time by the Indemnified Party by delivering an updated or amended Indemnification Claim Notice to the Representative or applicable Indemnifying Parties, as the case may be. (b) Objecting to a Claim for Indemnification. (i) The Representative, in the case of a claim against a Securityholder Indemnifying Party, or Parent, in the case of a claim against a Parent Indemnifying Party, may object to a claim for indemnification set forth in an Indemnification Claim Notice by delivering to the Indemnified Party seeking indemnification a written statement of objection to the claim made in the Indemnification Claim Notice (an “Objection Notice”); provided, however, that, to be effective, such Objection Notice must (A) be delivered to the Indemnified Party prior to 5:00 p.m. Pacific Time on the 45th day following the Claim Date of the applicable Indemnification Claim Notice (such deadline, the “Objection Deadline” for such Indemnification Claim Notice and the claims for indemnification contained therein) and (B) set forth in reasonable detail the nature of the objections to the claims in respect of which the objection is made.

- 94 - (ii) To the extent that the party receiving the Indemnification Claim Notice does not object in writing (as provided in Section 10.4(b)) to the claims contained in an Indemnification Claim Notice prior to the Objection Deadline for such Indemnification Claim Notice, such failure to so object shall be an acknowledgment by the Indemnifying Parties (and the Representative, to the extent applicable) that the Indemnified Party is entitled to be indemnified for the Losses related to such Indemnification Claim with respect to the applicable parties against the applicable Indemnifying Parties (any such claim, an “Unobjected Claim”). (c) Resolution of Conflicts. (i) If the party receiving the Indemnification Claim Notice timely delivers an Objection Notice in accordance with Section 10.4(b) hereof, the objecting Indemnifying Party and the Indemnified Parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the objecting Indemnifying Parties and the Indemnified Parties reach an agreement, a memorandum setting forth such agreement shall be prepared and signed by all applicable parties (any claims covered by such an agreement, “Settled Claims”). Any amounts required to be paid as a result of a Settled Claim shall be paid by the Indemnifying Parties to the Indemnified Parties pursuant to the Settled Claim within 20 days of the applicable claim becoming a Settled Claim, subject to the limitations set forth in this Article 10. (ii) If no such agreement can be reached after good faith negotiation prior to 45 days after delivery of an Objection Notice, then upon the expiration of such 45 day period Parent or the Representative may submit any such dispute for resolution pursuant to the provisions of Section 11.8. Judgment upon any award rendered pursuant to the provisions of Section 11.8 may be entered in any court having jurisdiction. Claims determined pursuant to the provisions of Section 11.8 are referred to herein as “Resolved Claims.” (d) Payable and Unresolved Claims. A “Payable Claim” shall mean a claim for indemnification of Losses under this Article 10, to the extent that such claim has not yet been satisfied by payment or by release to the Parent Indemnified Party of funds from the Escrow Fund, that is (i) a Resolved Claim, (ii) a Settled Claim or (iii) an Unobjected Claim. An “Unresolved Claim” shall mean any claim for indemnification of Losses under this Article 10 specified in any Indemnification Claim Notice delivered pursuant to Section 10.4(a), to the extent that such claim is not a Payable Claim and has not been satisfied by payment or release to the Parent Indemnified Party from the Escrow Fund. (e) Payment of Indemnification Claims from Escrow Fund; Distribution of the Escrow Fund. (i) Notwithstanding anything to the contrary set forth in this Agreement, but subject to the limitations set forth in this Article 10, all claims for indemnification by a Parent Indemnified Party for Losses pursuant to this Agreement shall be satisfied (A) first, from the Escrow Fund so long as the amount in the Escrow Fund is greater than zero, and (B) second, against the Securityholder Indemnifying Parties, directly not exceeding such Indemnifying Party’s Pro Rata Share of such Losses and subject to the limitations of Section 10.3; provided, however, that claims or recoveries in respect of (1) the Company Fundamental Representations, (2) any Company Fraud or (3) the other matters described in Section 10.2(a)(ii) and Sections 10.2(a)(iv)–10.2(a)(x), inclusive, may be made in the sole and absolute discretion of the Indemnified Parties either from the Escrow Fund or directly against the Securityholder Indemnifying Parties rather than from the Escrow Fund; and provided, further, that nothing in this Section 10.4(e)(i) shall limit Parent’s right to withhold and set off against any Milestone Payment pursuant to Section 2.7(h). To the extent that Parent seeks to satisfy Payable Claims from the Escrow Fund, Parent and the Representative shall jointly instruct the Escrow Agent to release from the Escrow Fund the amount

- 95 - specified in such joint instruction, and the Escrow Agent shall promptly release from the Escrow Fund such amount. (ii) As soon as reasonably practicable following the date that is 12 months after the Closing Date (the date of expiration of such 12-month period, the “Escrow Release Date”), an amount equal to (A) the amount held in the Escrow Fund as of the Escrow Release Date, minus (B) an amount equal to the amount of any Losses set forth in an Indemnification Claim Notice asserted, but not resolved on or prior to 11:59 p.m. Pacific Time on the Escrow Release Date (each such claim a “Continuing Claim” and such amount, the “Retained Escrow Amount”), shall be transferred and delivered to the Paying Agent (or other applicable Payor) for further distribution to the Securityholder Indemnifying Parties in accordance with their respective Closing Pro Rata Share of such amount so distributed. Following the Escrow Release Date, after resolution and payment of a Continuing Claim, Parent and the Representative shall jointly instruct the Escrow Agent to release from the Escrow Fund any amounts remaining therein with respect to such resolved and paid Continuing Claim, and the Escrow Agent shall promptly release such amount to the Paying Agent (or any other applicable Payor) for further distribution to the Securityholder Indemnifying Parties in accordance with their Closing Pro Rata Share. The distributions provided in this Section 10.4(e)(ii) are subject to the terms of Section 2.5(e), Section 10.6(b) and the Escrow Agreement. (iii) Notwithstanding anything to the contrary in this Agreement, if Losses payable in respect of claims for indemnification under this Article 10 are allocated at different times when the applicable Pro Rata Shares differ, each subsequent allocation shall be adjusted on a cumulative basis so that, after giving effect to such allocation, the aggregate amount borne by each Securityholder Indemnifying Party in respect of all such claims through such time equals such Securityholder Indemnifying Party’s then- current Pro Rata Share of the aggregate amount borne by all Securityholder Indemnifying Parties in respect of such claims. Any resulting credit, reallocation or reimbursement shall be effected among the Securityholder Indemnifying Parties and shall not reduce, delay or otherwise affect the Parent Indemnified Parties’ receipt of 100% of the amount otherwise payable in respect of the applicable claim for indemnification. (f) Treatment of Indemnification Payments. The Indemnifying Parties, the Representative, and Parent agree to treat (and cause their Affiliates to treat) any payments received pursuant to this Article 10 as adjustments to the Merger Consideration for all Tax purposes, to the maximum extent permitted by Law. 10.5 Third Party Claims. (a) In the event any party becomes aware of a third party claim (a “Third Party Claim”) which such party reasonably and in good faith believes will result in a claim for indemnification pursuant to this Article 10, such party shall promptly notify the other party of such claim; provided that failure to so notify shall not affect the right of the Indemnified Parties to indemnification hereunder, except to the extent that the Indemnifying Party is materially prejudiced thereby (and then only with respect to such prejudiced Indemnifying Party). The Indemnifying Party shall have the right to participate in, or upon giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is a Securityholder Indemnifying Party, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third-Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal Action, (ii) the Third Party Claim relates to, arises out of, or involves Intellectual Property or Intellectual Property Rights, including any actual or alleged infringement, misappropriation or other violation of an Intellectual Property Right, (iii) the Third Party Claim is asserted directly by or on behalf of a Person that is a Top Customer or Top Supplier of the Company, (iv) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party

- 96 - or any of its Affiliates, (v) the Indemnifying Party has failed or is failing to prosecute or defend the Third Party Claim, or (vi) the amount of the Third Party Claim, if determined in accordance with the claimant’s demands, would reasonably be expected to exceed the remaining amount of the Indemnity Escrow Amount (each a “Special Third Party Claim”), and the Indemnified Party elects in writing to assume control of the defense of such Special Third Party Claim. (b) The party controlling the defense of the Third Party Claim shall keep the non- controlling party reasonably informed regarding such Third Party Claim. The non-controlling Party shall have the right, through separate counsel to participate in (but not direct) the defense subject to the reasonable direction of the controlling party. In the event the Indemnified Party is the non-controlling party, the fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (i) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (ii) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. (c) Subject to the other provisions of this Article 10, all reasonable expenses relating to the defense of such Third Party Claim shall be borne and paid exclusively by the Indemnifying Party. The party controlling the defense of the Third Party Claim shall not settle, adjust or compromise such Third Party Claim without the prior written consent of the non-controlling party (other than a Special Third Party Claim), which such consent shall not be unreasonably withheld, conditioned or delayed. (d) Each party shall cooperate, and cause its respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. 10.6 Representative. By the adoption of this Agreement and by receiving the benefits thereof, including any consideration payable hereunder, each Securityholder Indemnifying Party shall be deemed to have hereby appointed the Representative, as of the Closing, as his, her or its true and lawful agent, proxy, representative, and attorney-in-fact, to exercise all or any of the powers, authority and discretion conferred on him or her pursuant to the terms of this Agreement or any Related Agreements. (a) Powers of the Representative. The Representative shall have and may exercise all of the powers conferred upon it pursuant to this Agreement and any related agreements, which shall include: (i) The power to execute any agreement or instrument in connection with the transactions contemplated hereby for and on behalf of the Securityholder Indemnifying Parties, including this Agreement and the Escrow Agreement; (ii) The power to give or receive any notice or instruction permitted or required under this Agreement or the Escrow Agreement, or any other agreement, document or instrument entered into or executed in connection herewith, to be given or received by any Securityholder Indemnifying Party, and each of them (other than notice for service of process relating to any Action before a court or other tribunal of competent jurisdiction, which notice must be given to each Securityholder Indemnifying Party individually, as applicable), and to take any and all action for and on behalf of Securityholder Indemnifying Parties, and each of them, under this Agreement, the Escrow Agreement or any other such agreement, document or instrument;

- 97 - (iii) The power (subject to the provisions of this Section 10.6(a)) to contest, negotiate, defend, compromise or settle any indemnification claims or Actions for which a Parent Indemnified Party may be entitled to indemnification through counsel selected by the Representative and solely at the cost, risk and expense of the Securityholder Indemnifying Parties, authorize payment to any Parent Indemnified Party of the Escrow Fund, or any portion thereof, in satisfaction of any indemnification claims, agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with Orders of courts and awards of arbitrators with respect to such indemnification claims, resolve any indemnification claims, take any actions in connection with the resolution of any dispute relating hereto or to the transactions contemplated hereby by arbitration, settlement or otherwise, and take or forego any or all actions permitted or required of any Securityholder Indemnifying Party or necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement; (iv) The power to consult with legal counsel, independent public accountants and other experts selected by it, solely at the cost and expense of the Securityholder Indemnifying Parties; (v) The power to review, negotiate and agree to and authorize any payments from the Escrow Fund in satisfaction of any payment obligation, in each case, on behalf of the Securityholder Indemnifying Parties, as contemplated thereunder; (vi) The power to waive any terms and conditions of this Agreement or any Related Agreements providing rights or benefits to the Securityholder Indemnifying Parties (other than the payment of the Merger Consideration in accordance with the terms hereof and in the manner provided herein); and (vii) The power to take any actions contemplated hereunder or under the Escrow Agreement or any Related Agreements and otherwise in regard to such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby and in the Escrow Agreement or as the Representative reasonably believes are in the best interests of the Securityholder Indemnifying Parties; provided, however, that notwithstanding the foregoing or anything to the contrary set forth herein, the powers conferred above shall not authorize or empower the Representative to do or cause to be done any of the foregoing in a manner that improperly discriminates between or among the Securityholder Indemnifying Parties. (b) Representations of Representative. The Representative hereby represents and warrants to Parent and Merger Sub as follows: (i) The Representative has all limited liability company power and authority to execute and deliver this Agreement and the Escrow Agreement and is authorized to perform all duties and obligations to be performed by it hereunder. (ii) This Agreement has been duly executed and delivered by the Representative and, assuming the due authorization, execution and delivery of this Agreement by Merger Sub and the Company, constitutes the valid and legally binding obligation of the Representative, enforceable against the Representative in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar Laws of general application affecting the rights and remedies of creditors, and to general equity principles and to the Laws of agency. (iii) The Escrow Agreement will be duly executed and delivered by the Representative and, assuming the due authorization, execution and delivery of the Escrow Agreement by

- 98 - Merger Sub and the Escrow Agent, constitutes a legal, valid and binding obligation of the Representative, enforceable against the Representative in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar Laws of general application affecting the rights and remedies of creditors, and to general equity principles and to the Laws of agency. (c) Representative Procedures Upon Receipt of Indemnification Claims. (i) Upon receipt or notice of any indemnification claim, the Representative shall give prompt notice of the amount and details thereof (to the extent of the information in his or her possession) to the Securityholder Indemnifying Parties. As soon as possible thereafter, the Representative shall notify the Securityholder Indemnifying Parties of the proposed action which the Representative recommends shall be taken in response to such indemnification claim. (ii) The Representative shall have the discretion to take such action as it, he or she shall determine to be in the best interest of all of the Securityholder Indemnifying Parties, including authorizing the distribution to any Parent Indemnified Party of any portion of the Escrow Fund, subject to the limitations of Section 10.6(a). (d) Notices. After Closing, except to the extent that this Agreement requires that a notice be made to a Securityholder Indemnifying Party, any notice given to the Representative will constitute notice to each and all of the Securityholder Indemnifying Parties at the time notice is given to the Representative. Any action taken by, or notice or instruction received from, the Representative shall be deemed to be action by, or notice or instruction from, each and all of the Securityholder Indemnifying Parties. Except as otherwise contained herein or in the Escrow Agreement, Merger Sub and the Company may, and the Escrow Agent will, disregard any notice or instruction received from any one or more individual Securityholder Indemnifying Parties. (e) Agreement of the Representative. The Representative hereby agrees to do such acts, and execute further documents, as shall be necessary to carry out the provisions of this Agreement and the Related Agreements. (f) Reliance on Representative. Parent, Merger Sub and their respective Affiliates (including, after the Closing, the Surviving Corporation) and the Escrow Agent shall be entitled to rely on the appointment of the Representative and treat such Representative as the duly appointed attorney-in-fact of each Securityholder Indemnifying Party (subject to the limitation set forth in Section 10.6(a)) and as having the duties, power and authority provided for in this Agreement and any related agreements. None of Parent, Merger Sub or their respective Affiliates (including, after the Closing, the Surviving Corporation) or the Escrow Agent shall be liable to any Indemnifying Party for any actions taken or omitted by them in reliance upon any instructions, notice or other instruments delivered by the Representative for which it was authorized pursuant to the provisions of Section 10.6(a) above. The Representative may resign at any time with at least 30 days prior written notice to Parent and the Escrow Agent. Parent, Merger Sub and their respective Affiliates (including, after the Closing, the Surviving Corporation) and the Escrow Agent shall be entitled to rely at any time after receipt of any such notice on the most recent notice so received. The Securityholder Indemnifying Parties holding a majority interest in the Escrow Fund held in escrow at such time may remove the Representative by a written instrument delivered to the Representative, Merger Sub and the Company, and, in such event and also if the Representative shall be unable or unwilling to serve in such capacity, his, her or its successor who shall serve and exercise the powers of the Representative hereunder shall be appointed by a written instrument signed by Securityholder Indemnifying Parties holding a majority interest in the Escrow Fund held in escrow at such time and delivered to Merger Sub and the Escrow Agent.

- 99 - (g) Indemnification of Representative. Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its gross negligence or willful misconduct. The Representative will not be liable for any action or omission pursuant to the advice of counsel. The Securityholder Indemnifying Parties will severally and not jointly (based on such Securityholder Indemnifying Party’s Pro Rata Share of any such Representative Losses) indemnify, defend and hold harmless the Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of, or in connection with, the performance of its duties, services and obligations as the Representative under this Agreement and any related agreements, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the gross negligence or willful misconduct of the Representative, the Representative will reimburse the Securityholder Indemnifying Parties the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. Representative Losses may be recovered by the Representative from (i) the funds in the Representative Expense Fund and (ii) any other funds that become payable to the Securityholder Indemnifying Parties under this Agreement at such time as such amounts would otherwise be distributable to the Securityholder Indemnifying Parties; provided, that while the Representative may be paid from the aforementioned sources of funds, this does not relieve the Securityholder Indemnifying Parties from their obligation to promptly pay such Representative Losses as they are suffered or incurred. In no event will the Representative be required to advance its own funds on behalf of the Securityholder Indemnifying Parties or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Securityholder Indemnifying Parties set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Representative or the termination of this Agreement. 10.7 Attorney Client Privilege and Waiver of Conflicts. Parent and Merger Sub each hereby waives and agrees not to assert, and agrees, after Closing, to cause the Surviving Corporation to waive and not assert, any actual or potential conflict of interest arising out of or relating to the representation, after the Closing Date, of the Company Securityholders or the Representative in any dispute or other matter relating to this Agreement or the transactions contemplated hereby (each, a “Post-Closing Representation”), by Davis Wright Tremaine LLP (“Prior Company Counsel”) as a result of Prior Company Counsel’s representation of the Company in connection with this Agreement and the transactions contemplated hereby (“Pre-Closing Representation”). Parent and Merger Sub each further waives and agrees not to assert, and agrees to cause the Surviving Corporation to waive and not assert, in connection with any Post-Closing Representation, any attorney-client privilege with respect to any communication between Prior Company Counsel and the Company Securityholders or the Representative, the Company or any director, officer, employee or representative of the Company that relates to the Pre-Closing Representation and does not relate to Fraud (it being the intention of the parties hereto that all rights to such attorney-client privilege, including the right to control such attorney-client privilege, will be held by the Company Securityholders and the Representative). Recognizing that Prior Company Counsel has acted as legal counsel to the Company prior to the Closing, and that Prior Company Counsel may act as legal counsel to one or more of the Company Securityholders and the Representative after the Closing, each of Parent and Merger Sub and the Surviving Corporation hereby waives, on its own behalf and agrees to instruct its Affiliates to waive, any conflicts that may arise in connection with Prior Company Counsel representing the Company Securityholders and the Representative after the Closing in connection with any dispute or other matter relating to this Agreement or the transactions contemplated hereby. In addition, all communications prior to the Closing between the Company Securityholders, the Representative or the Company, on the one hand, and Prior Company Counsel, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than communications relating to Fraud (the “Seller Pre-Closing Communications”), will be deemed to be attorney-client confidences that belong

- 100 - solely to the Company Securityholders and the Representative (and not the Surviving Corporation). Accordingly, all Seller Pre-Closing Communications and the applicable attorney-client privilege with respect thereto will belong to the Company Securityholders and the Representative effective as of the Closing; provided that (i) in the event that, after the Closing, a dispute arises between Parent or any of its Affiliates (including the Surviving Corporation), on the one hand, and a third party other than the Company Securityholders or the Representative, on the other hand, Parent and its Affiliates (including the Surviving Corporation) may assert the applicable attorney-client privilege with respect to the Seller Pre-Closing Communications to prevent disclosure thereof to such third party, but may not waive such privilege without prior notice to the Representative, and (ii) nothing herein shall limit the ability of Parent or any of its Affiliates (including the Surviving Corporation) to use any Seller Pre-Closing Communications against any Person in connection with Fraud committed by such Person. From and after the Closing, none of Parent, Merger Sub, the Surviving Corporation or their respective Affiliates will intentionally use or assert any Seller Pre-Closing Communication against the Company Securityholders or the Representative in any dispute arising out of this Agreement or the transactions contemplated hereby, except in connection with Fraud. No waiver of any applicable privilege or protection shall be deemed to have occurred as a result of any Seller Pre-Closing Communication remaining in the records, files or computer systems of the Company or the Surviving Corporation following the Closing. Each of Parent and Merger Sub hereby acknowledges and confirms that it has had the opportunity to review and obtain adequate information regarding the significance and risks of the waivers and other terms and conditions of this Section 10.7, including the opportunity to discuss with counsel such matters and reasonable alternatives to such terms. This Section 10.7 is for the benefit of the Company Securityholders, the Representative and Prior Company Counsel, and the Company Securityholders, the Representative and Prior Company Counsel are intended Third Party beneficiaries of this Section 10.7. This Section 10.7 will be irrevocable, and no term of this Section 10.7 may be amended, waived or modified, without the prior written consent of the Company Securityholders, the Representative and Prior Company Counsel affected thereby. The covenants and obligations set forth in this Section 10.7 will survive the Closing. ARTICLE 11 MISCELLANEOUS 11.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered personally by hand, (b) two Business Days after mailing, if sent by a nationally-recognized overnight delivery service (unless the records of the delivery service indicate otherwise), (c) four Business Days after deposit in the United States mail, registered or certified and with proper postage prepaid, addressed as follows; or (d) when sent by electronic mail (provided that no “error message” or other notification of non-delivery is received): (a) if to Parent, Merger Sub, or (after the Closing) to the Company, to: Veracyte, Inc. 6000 Shoreline Court, Suite 300 South San Francisco, CA 94080 Attention: General Counsel Email: generalcounsel@veracyte.com with a copy (which shall not constitute notice) to: Morrison & Foerster LLP 12531 High Bluff Drive Suite 200 San Diego, California 92130

- 101 - Attention: Jim Krenn; Shiri V. Shenhav Email: jkrenn@mofo.com; sshenhav@mofo.com (b) if to the Company (prior to the Closing), to: Convergent Genomics Inc. 425 Eccles Avenue South San Francisco, CA 94080 Attention: Brian Slingerland; Trevor Levin Email: bslingerland@convergentgenomics.com; trevorlevin@convergentgenomics.com with a copy (which shall not constitute notice) to: Davis Wright Tremaine LLP 560 SW 10th Avenue, Suite 700 Portland, OR 97205 Attention: Ryan Maughn Email: ryanmaughn@dwt.com (c) if to the Representative, to: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Attention: Managing Director Email: deals@srsacquiom.com Any party or other recipient may from time to time change its address for purposes of this Agreement by giving notice of such change as provided herein. 11.2 Successors and Assigns. All covenants and agreements and other provisions set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors, heirs and permitted assigns of such party, whether or not so expressed. None of the parties may assign or transfer any of their respective rights or obligations under this Agreement without the consent in writing of the Company, Merger Sub and the Representative; provided that the prior written consent of the Representative shall only be required after the Closing. Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit the Surviving Corporation from merging with and into any of its Affiliates or assigning any of the rights hereunder to any Affiliate following the Closing, provided that Parent remains liable for its obligations contained herein. 11.3 Severability. In the event that any one or more of the provisions contained herein is held to be invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party), it being intended that each of the parties’ rights and privileges shall be enforceable to the fullest extent permitted by applicable Law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render

- 102 - unenforceable such provision in any other jurisdiction (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party). 11.4 Specific Performance. The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto, any Indemnifying Party or the Representative of any covenant, obligation or other agreement set forth in this Agreement, (i) each party shall be entitled to, without any proof of actual damages (and in addition to any other remedy that may be available to it), seek a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach; and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related Action. 11.5 Entire Agreement. This Agreement, including the Disclosure Schedule (and all exhibits and schedules thereto) and all Exhibits and Schedules to this Agreement, and the Related Agreements are complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in such Disclosure Schedule, Schedules, Exhibits or any Related Agreement, and this Agreement, including such Disclosure Schedule, Schedules, Exhibits and any Related Agreement supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent that they relate in any way to the subject matter hereof. 11.6 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection herewith nor be relied upon other than the parties hereto and their permitted successors or assigns. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties hereto in accordance with and subject to the terms and conditions of this Agreement, and are not necessarily intended as characterization of actual facts or circumstances as of the date of this Agreement or as of any earlier date. Without limiting anything else in this Section 11.6, the representations and warranties made in this Agreement are not intended to, and do not, confer upon any Person (other than the Parties hereto and, to the extent expressly permitted, such Parties’ assignees) any rights or remedies hereunder. 11.7 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the Laws of the State of Delaware applicable to contracts made and to be performed entirely in such state, without giving effect to the conflicts of Laws provisions thereof. 11.8 Consent to Jurisdiction. By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery of the State of Delaware in the United States of America for the purpose of resolving any and all disputes arising under this Agreement (including any indemnification claims under Article 10) and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever; provided, that if the Delaware Court of Chancery does not have jurisdiction, any such dispute shall be brought exclusively in the Superior Court of the State of Delaware or the United States District Court for the District of Delaware. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of

- 103 - (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. 11.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT. 11.10 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty of the Company set forth in the corresponding numbered or lettered section or subsection of this Agreement, except to the extent that (a) such information is cross-referenced in another part of the Disclosure Schedule or (b) it is readily apparent on the face of the disclosure (without reference to any document referred to therein) that such information qualifies another representation and warranty of the Company in this Agreement, in which cases the information disclosed will be deemed disclosed with respect to such other part of the Disclosure Schedule. Nothing in the Disclosure Schedule is intended to broaden or narrow the scope of any representation or warranty contained in the Agreement or to create or limit any covenant. The inclusion of any matter in the Disclosure Schedule in connection with any representation, warranty, covenant or agreement that is qualified as to materiality is not an admission to any third party. Where the terms of a contract, claim, or other disclosure item have been summarized in the Disclosure Schedule, such summary does not purport to be a complete statement of the material terms or proceedings of such contract or claim. 11.11 Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent that such defense relates to lack of authenticity. This Agreement may be executed by PDF or by other means of electronic signature (including DocuSign), and the exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission (including DocuSign) in PDF format or by facsimile, shall in each case be sufficient to bind the parties to the terms and conditions hereof. [Remainder of page intentionally left blank. Signature pages follow.]

Signature Page to Share Merger Agreement IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement under seal as of the date first above written. VERACYTE, INC. By: /s/ Marc Stapley Name: Marc Stapley Title: Chief Executive Officer COMPASS MERGER SUB, INC. By: /s/ Rebecca Chambers Name: Rebecca Chambers Title: President

Signature Page to Share Merger Agreement IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement under seal as of the date first above written. CONVERGENT GENOMICS INC. By: /s/ Brian Slingerland Name: Brian Slingerland Title: Chief Executive Officer

Signature Page to Share Merger Agreement IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement under seal as of the date first above written. SHAREHOLDER REPRESENTATIVE SERVICES LLC, SOLELY IN ITS CAPACITY AS REPRESENTATIVE OF THE SECURITYHOLDER INDEMNIFYING PARTIES: By: /s/ Sam Riffe Name: Sam Riffe Title: Managing Director

Exhibit A – Form of Escrow Agreement [See attached]

Exhibit B – Form of Joinder Agreement [See attached]

Exhibit C – Promised Option Cancellation and Release Agreement [See attached]

Exhibit D – Form of Letter of Transmittal [See attached]

Exhibit E – Information Statement [See attached]